     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2006
                                                   REGISTRATION NO. 333-________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        FIRST CLOVER LEAF FINANCIAL CORP.
                 (Name of Small Business Issuer in Its Charter)

              MARYLAND                                      6712
   (State or Other Jurisdiction of              (Primary Standard Industrial
   Incorporation or Organization)                Classification Code Number)

                                BEING APPLIED FOR
                                (I.R.S. Employer
                             Identification Number)

                              300 ST. LOUIS STREET
                          EDWARDSVILLE, ILLINOIS 62025
                                 (618) 656-6200
                        (Address and Telephone Number of
                          Principal Executive Offices)

                              300 ST. LOUIS STREET
                          EDWARDSVILLE, ILLINOIS 62025
                    (Address of Principal Place of Business)

                                 LARRY W. MOSBY
                              300 ST. LOUIS STREET
                          EDWARDSVILLE, ILLINOIS 62025
                                 (618) 656-6200
            (Name, Address and Telephone Number of Agent for Service)

                                   COPIES TO:
                            ROBERT B. POMERENK, ESQ.
                               STEVEN LANTER, ESQ.
                       LUSE GORMAN POMERENK & SCHICK, P.C.
                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                                                    CALCULATION OF REGISTRATION FEE
======================================== =================== ==================== ==================== =====================

                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE       OFFERING PRICE          AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED           PER SHARE          OFFERING PRICE      REGISTRATION FEE
---------------------------------------- ------------------- -------------------- -------------------- ---------------------
Common Stock, $0.10 par value per share   5,091,625 shares          $10.00           $50,916,250 (1)           $5,449
---------------------------------------- ------------------- -------------------- -------------------- ---------------------

(1)     Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
                        FIRST CLOVER LEAF FINANCIAL CORP.
              (PROPOSED HOLDING COMPANY FOR FIRST FEDERAL SAVINGS &
                       LOAN ASSOCIATION OF EDWARDSVILLE)
                     UP TO 5,091,625 SHARES OF COMMON STOCK

        First Clover Leaf Financial Corp. is offering shares of common stock for sale in connection with the conversion of First Federal Financial Services, MHC from the mutual to the stock form of organization. The shares of common stock we are offering represent the ownership interest in First Federal Financial Services, Inc. now owned by First Federal Financial Services, MHC. The existing shares of First Federal Financial Services, Inc. common stock held by the public will be exchanged for shares of common stock of First Clover Leaf Financial Corp. All shares of common stock are being offered for sale at a price of $10.00 per share. We expect that our shares of common stock will trade on the Nasdaq Capital Market under the symbol "FCLF."

        IF YOU ARE OR WERE A DEPOSITOR OF FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE:
        o You may have priority rights to purchase shares of common stock. IF YOU ARE CURRENTLY A STOCKHOLDER OF FIRST FEDERAL FINANCIAL SERVICES,
INC.:
        o You may have the opportunity to purchase additional shares of common stock in the offering after priority orders are filled.
        o Each of your shares of common stock will be exchanged at the conclusion of the offering for between 1.518 and 2.054 shares (subject to adjustment to up to 2.362 shares) of common stock of First Clover Leaf Financial Corp.
        o Your percentage ownership will remain essentially equivalent to your current percentage ownership interest in First Federal Financial Services, Inc.
        IF YOU FIT NONE OF THE CATEGORIES ABOVE, BUT ARE INTERESTED IN PURCHASING SHARES OF OUR COMMON STOCK:
        o You may have the opportunity to purchase shares of common stock after priority orders in the preceding categories are filled.

        We are offering up to 4,427,500 shares of common stock for sale on a best efforts basis. We may sell up to 5,091,625 shares of common stock because of demand for the shares or changes in market conditions, without resoliciting subscribers.

        In addition to the shares we are selling, we also will simultaneously issue up to 3,622,500 shares of common stock to current stockholders of First Federal Financial Services, Inc. in exchange for their existing shares. The number of shares to be issued in exchange may be increased to up to 4,165,875 shares, depending on the number of shares sold in the offering. We must sell a minimum of 3,272,500 shares in the offering, and we must issue 2,677,500 shares in the exchange in order to complete the offering and the exchange of existing shares.

        The minimum number of shares you can order is 25. The offering is expected to expire at 12:00 Noon, Edwardsville, Illinois time, on June ___, 2006. We may extend this expiration date without notice to you until August ___, 2006, unless the Office of Thrift Supervision approves a later date, which may not be beyond June___, 2008. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond August ___, 2006, or the number of shares of common stock to be sold is increased to more than to 5,091,625 shares or decreased to less than 3,272,500 shares. If the offering is extended beyond August___, 2006, or if the number of shares of common stock to be sold is increased to more than 5,091,625 shares or decreased to less than 3,272,500 shares, subscribers will be resolicited, and all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to subscribers, with interest. Funds received during the offering will be held in a segregated account at First Federal Savings & Loan Association of Edwardsville or another insured depository institution and will earn interest at our passbook savings rate.

        Keefe, Bruyette & Woods, Inc. will assist us in selling our shares of common stock on a best efforts basis. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of the common stock that are being offered for sale. Purchasers will not pay a commission to purchase shares of common stock in the offering.

                                          OFFERING SUMMARY
                                       PRICE: $10.00 PER SHARE

                                                                                     ADJUSTED
                                                 MINIMUM           MAXIMUM           MAXIMUM
                                                 -------           -------           -------
   Number of shares...................             3,272,500         4,427,500         5,091,625
   Gross offering proceeds............        $   32,725,000    $   44,275,000    $   50,916,250
   Estimated offering expenses........        $    1,173,000    $    1,329,000    $    1,418,000
   Estimated net proceeds.............        $   31,563,000    $   42,957,000    $   49,509,000
   Estimated net proceeds per share...        $         9.64    $         9.69    $         9.72

        THIS INVESTMENT INVOLVES A DEGREE OF RISK, INCLUDING THE POSSIBLE
                               LOSS OF PRINCIPAL.

                PLEASE READ "RISK FACTORS" BEGINNING ON PAGE 14.

        THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. NEITHER THE SECURITIES AND EXCHANGE COMMISSION, THE OFFICE OF THRIFT SUPERVISION, NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             KEEFE, BRUYETTE & WOODS

              For assistance, please contact the Stock Information
                           Center at (___) ____-____.

                  The date of this prospectus is May ___, 2006.

    [MAP SHOWING FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE 'S
                  AND CLOVER LEAF'S MARKET AREA APPEARS HERE]











OFFICE LOCATIONS:

FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF
EDWARDSVILLE:

300 St. Louis Street
Edwardsville, Illinois  62025

CLOVER LEAF BANK:

6814 Goshen Road, Edwardsville, Illinois 62025

200 East Park Street, Edwardsville, Illinois 62025

2143 S. State Rt. 157, Edwardsville, Illinois 62025

                                TABLE OF CONTENTS
                                                                            PAGE

SUMMARY........................................................................1
RISK FACTORS..................................................................14
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF FIRST FEDERAL
  FINANCIAL SERVICES, INC. AND SUBSIDIARY.....................................20
FORWARD-LOOKING STATEMENTS....................................................22
HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING...........................23
OUR DIVIDEND POLICY...........................................................24
MARKET FOR THE COMMON STOCK...................................................25
HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE........................27
CAPITALIZATION................................................................28
THE ACQUISITION OF CLOVER LEAF FINANCIAL CORP. AND RELATED PRO FORMA DATA.....29
PRO FORMA CONVERSION AND ACQUISITION DATA.....................................44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS.......................................................49
BUSINESS OF FIRST FEDERAL FINANCIAL SERVICES, INC. AND FIRST
  FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE..........................60
SUPERVISION AND REGULATION....................................................78
TAXATION......................................................................87
MANAGEMENT OF FIRST FEDERAL FINANCIAL SERVICES, INC...........................88
BENEFICIAL OWNERSHIP OF COMMON STOCK..........................................96
SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS.............................96
THE CONVERSION................................................................98
RESTRICTIONS ON ACQUISITION OF FIRST CLOVER LEAF FINANCIAL CORP..............121
DESCRIPTION OF CAPITAL STOCK OF FIRST CLOVER LEAF FINANCIAL CORP.
  FOLLOWING THE CONVERSION...................................................125
TRANSFER AGENT...............................................................127
EXPERTS......................................................................127
LEGAL MATTERS................................................................127
WHERE YOU CAN FIND ADDITIONAL INFORMATION....................................127
FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY INDEX TO
  CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION....................F-1

                                     SUMMARY

        The following summary explains the significant aspects of the conversion, the offering and the exchange of existing shares of First Federal Financial Services, Inc. common stock for shares of First Clover Leaf Financial Corp. common stock. It may not contain all of the information that is important to you. For additional information before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and the notes to the consolidated financial statements, and the section entitled "Risk Factors."

THE COMPANIES

        FIRST FEDERAL FINANCIAL SERVICES, MHC

        First Federal Financial Services, MHC is the federally chartered mutual holding company of First Federal Financial Services, Inc. First Federal Financial Services, MHC's principal business activity is the ownership of 2,156,033 shares of common stock of First Federal Financial Services, Inc., or 55.0% of the issued and outstanding shares as of December 31, 2005. After the completion of the mutual-to-stock conversion, First Federal Financial Services, MHC will no longer exist.

        First Federal Financial Services, MHC's executive offices are located at 300 St. Louis Street, Edwardsville, Illinois 62025. Its telephone number at this address is (618) 656-6200.

        FIRST FEDERAL FINANCIAL SERVICES, INC.

        First Federal Financial Services, Inc. ("First Federal") is a federally chartered corporation that owns all of the outstanding common stock of First Federal Savings & Loan Association of Edwardsville. At December 31, 2005, First Federal had consolidated assets of $140.2 million, deposits of $102.1 million and stockholders' equity of $37.7 million. After the completion of the mutual-to-stock conversion, First Federal will cease to exist, but will be succeeded by First Clover Leaf Financial Corp., a new Maryland corporation that First Federal is forming to be its successor corporation. As of December 31, 2005, First Federal had 3,920,060 shares of common stock issued and outstanding. As of that date, First Federal Financial Services, MHC owned 2,156,033 shares of common stock of First Federal, representing 55.0% of the issued and outstanding shares of common stock. The remaining 1,764,027 shares were held by the public.

        First Federal's executive offices are located at 300 St. Louis Street, Edwardsville, Illinois 62025. Our telephone number at this address is (618) 656-6200.

        FIRST CLOVER LEAF FINANCIAL CORP.

        First Clover Leaf Financial Corp. ("First Clover Leaf") is a new Maryland corporation that is being formed by First Federal to be the successor corporation to First Federal. First Clover Leaf will own all of the outstanding common stock of First Federal Savings & Loan Association of Edwardsville upon completion of the mutual-to-stock conversion and the offering. First Clover Leaf also proposes to acquire Clover Leaf Financial Corp. and its subsidiary, Clover Leaf Bank, an Illinois bank headquartered in Edwardsville, Illinois concurrently with the completion of the conversion and offering.

        First Clover Leaf's executive offices are located at 300 St. Louis Street, Edwardsville, Illinois 62025. Its telephone number at this address is
(618) 656-6200.

        FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE

        First Federal Savings & Loan Association of Edwardsville is a federally chartered savings and loan association headquartered in Edwardsville, Illinois. It was originally founded in 1921 as a state-chartered mutual savings and loan association and converted to a federal mutual savings and loan association in 1959. First Federal Savings & Loan Association of Edwardsville conducts its business from one full-service banking office.

        First Federal Savings & Loan Association of Edwardsville's principal business activity is the origination of mortgage loans secured by one- to four-family residential real estate. It also originates construction loans, loans secured by non-residential real estate and multi-family real estate, as well as consumer loans. First Federal Savings & Loan Association of Edwardsville offers a variety of deposit accounts, including passbook savings and certificates of deposit, and emphasizes personal and efficient service for its customers.

        First Federal Savings & Loan Association of Edwardsville reorganized into the mutual holding company structure in 2001 and became the wholly owned subsidiary of First Federal.

        Upon the completion of the proposed acquisition of Clover Leaf Bank, First Federal Savings & Loan Association will change its name to "First Clover Leaf Bank."

        First Federal Savings & Loan Association of Edwardsville's executive offices are located at 300 St. Louis Street, Edwardsville, Illinois 62025. Its telephone number at this address is (618) 656-6200.

OUR ORGANIZATIONAL STRUCTURE

        In 2001, First Federal Savings & Loan Association of Edwardsville reorganized into the mutual holding company form of organization. In that reorganization, First Federal was formed as the holding company of First Federal Savings & Loan Association of Edwardsville. In June 2004, First Federal sold 45.0% of its shares of common stock to depositors and others in a subscription offering. Fifty-five percent of the outstanding shares of common stock were issued to First Federal Financial Services, MHC. First Federal Financial Services, MHC is a mutual holding company that has no stockholders. First Federal owns 100% of the outstanding shares of First Federal Savings & Loan Association of Edwardsville.

        Pursuant to the terms of First Federal Financial Services, MHC's plan of conversion and reorganization, First Federal Financial Services, MHC will convert from the mutual holding company to the fully public form of corporate structure. As part of the conversion, we are offering for sale in a subscription offering and a community offering the majority ownership interest of First Federal that is currently held by First Federal Financial Services, MHC. Upon the completion of the conversion and offering, First Federal Financial Services, MHC will cease to exist, and we will complete the transition from partial to full public stock ownership. Existing public stockholders of First Federal will receive shares of common stock of First Clover Leaf (our newly formed Maryland corporation that will be the successor to the current First Federal) in exchange for their existing shares of First Federal at the completion of the conversion.

        Upon the completion of the proposed acquisition of Clover Leaf Bank, First Federal Savings & Loan Association will change its name to "First Clover Leaf Bank."

        The following chart shows our current organizational structure, which is commonly referred to as the "two-tier" mutual holding company structure:

        -----------------------------------     ---------------------------
              FIRST FEDERAL FINANCIAL                     PUBLIC
                  SERVICES, MHC                         STOCKHOLDERS
        -----------------------------------     ---------------------------
        55% of First Federal                           45% of First Federal
        common stock                                           common stock

                    ----------------------------------------
                             FIRST FEDERAL FINANCIAL
                                 SERVICES, INC.
                    ----------------------------------------

                                         100% of common stock

                    ----------------------------------------
                          FIRST FEDERAL SAVINGS & LOAN
                           ASSOCIATION OF EDWARDSVILLE
                    ----------------------------------------

After the conversion and offering are completed, we will be organized as a fully public holding company, as follows:

                    ----------------------------------------
                              PUBLIC STOCKHOLDERS
                    ----------------------------------------

                                         100% of common stock

                    ----------------------------------------
                        FIRST CLOVER LEAF FINANCIAL CORP.
                    ----------------------------------------

                                         100% of common stock

                    ----------------------------------------
                             FIRST CLOVER LEAF BANK
                    ----------------------------------------

BUSINESS STRATEGY

        Highlights of our business strategy are:

        o       Operating as a community bank;

        o Continuing to emphasize one- to four-family residential real estate lending;

        o Increasing our commercial real estate, commercial business and construction and land loans;

        o       Increasing our real estate lending capacity;

        o       Offering new products and services;

        o       Maintaining high asset quality; and

        o       Maintaining low operating expenses.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations --Business Strategy" for a discussion of our business strategy.

REASONS FOR THE CONVERSION

        The primary reasons for converting and raising additional capital are:

        o to enable us to issue sufficient shares of our common stock to stockholders of Clover Leaf Financial Corp. in a merger transaction described below (the merger agreement specifies that 70% of the merger consideration must be common stock of First Clover Leaf);

        o to facilitate additional growth following the merger with Clover Leaf Financial Corp. through other acquisitions and de novo branching as opportunities arise;

        o to support internal growth through lending in communities we serve, particularly commercial business and commercial real estate lending;

        o to enhance existing products and services, particularly checking, money market and commercial deposit products, and to support the development of new products and services;

        o       to improve our overall competitive position; and

        o to enhance stockholder returns through higher earnings and more flexible capital management strategies.

        As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since First Federal Financial Services, MHC is required to own a majority of our outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. As in the Clover Leaf merger, our new stock holding company structure will enable us to offer stock consideration, either alone or in combination with cash consideration, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. Other than our agreement to acquire Clover Leaf, however, we currently have no arrangements or understandings regarding any specific acquisition.

CLOVER LEAF FINANCIAL CORP. ACQUISITION

        On February 3, 2006, we entered into an agreement to acquire Clover Leaf Financial Corp., which is the holding company of Clover Leaf Bank, an Illinois bank headquartered in Edwardsville, Illinois. Clover Leaf Bank conducts its business through three branch offices located in Edwardsville, Illinois. As of December 31, 2005, Clover Leaf Financial Corp. had consolidated assets of $132.0 million, deposits of $101.0 million and stockholders' equity of $10.5 million. Clover Leaf Bank will be merged with and into First Federal Savings & Loan Association of Edwardsville, and the resulting institution will be named "First Clover Leaf Bank." Following this merger, First Clover Leaf Bank will operate four branch offices.

        The merger agreement provides that each share of Clover Leaf Financial Corp. common stock will be converted into the right to receive merger consideration of between $40.00 and $43.00 per share. The appraised pro forma market value of the common stock of First Clover Leaf will determine the value between $40.00 and $43.00 per share of merger consideration to which stockholders of Clover Leaf will be entitled in the merger. Clover Leaf stockholders will be offered the opportunity to receive merger consideration in the form of:

        (i)     cash;

        (ii) shares of First Clover Leaf common stock at a per share price of $10.00; or

        (iii) a combination of cash and shares of First Clover Leaf common stock.

        The merger agreement provides that 30% of the aggregate merger consideration to be paid to Clover Leaf stockholders will be in cash and 70% in shares of First Clover Leaf common stock. At December 31, 2005, Clover Leaf Financial Corp. had 510,381 shares of common stock issued and outstanding. First Clover Leaf expects to issue up to 1,500,520 shares of common stock, subject to adjustment to up to 1,536,247 shares of common stock, to Clover Leaf Financial Corp. stockholders in the merger. Any shares of First Clover Leaf common stock to be issued in connection with the merger will be issued immediately following completion of the mutual-to-stock conversion of First Federal Financial Services, MHC and related stock offering of First Clover Leaf.

        If First Clover Leaf does not receive orders for at least 3,272,500 shares in the subscription and community offerings, then, in First Clover Leaf's discretion, in order to issue the minimum number of shares necessary to complete the conversion and stock offering, up to 1,429,067 shares of the unsubscribed offering shares may be issued to stockholders of Clover Leaf Financial Corp. as merger consideration. The merger is contingent upon the completion of the mutual-to-stock conversion by First Federal Financial Services, MHC. The merger is subject to stockholder approval of First Federal Financial Services, Inc. and stockholder approval of Clover Leaf Financial Corp., as well as approval by the Office of Thrift Supervision.

        We anticipate simultaneously completing the conversion, offering and merger in July 2006, although no assurance can be given that we will be able to complete these transactions by that date.

TERMS OF THE CONVERSION AND OFFERING

        Pursuant to First Federal Financial Services, MHC's plan of conversion and reorganization, we will convert from the mutual holding company to the full stock holding company from of organization.

In connection with the conversion, we are selling shares that represent the ownership interest in First Federal currently held by First Federal Financial Services, MHC.

        We are offering between 3,272,500 and 4,427,500 shares of common stock to eligible depositors and borrowers of First Federal Savings & Loan Association of Edwardsville and, to the extent shares remain available, to residents of our community, to our existing public stockholders, to depositors of Clover Leaf Bank and to the general public. The number of shares of common stock to be sold may be increased to up to 5,091,625 as a result of demand for the shares or changes in the market for financial institution stocks.

        If we do not receive orders for at least 3,272,500 shares of common stock in the offering, then we may issue up to 1,429,067 unsubscribed shares to Clover Leaf stockholders as merger consideration, but only in order to complete the offering and conversion at the minimum of the offering range. If 1,429,067 offering shares are so issued to Clover Leaf stockholders, the minimum number of shares that must be sold in the offering is 1,843,433. If none of the offering shares are so issued because we receive orders for at least 3,272,500 shares of common stock, then the 1,429,067 shares of common stock to be issued to Clover Leaf stockholders as merger consideration will be in addition to the total shares issued in the conversion and offering. The issuance of shares as merger consideration will not affect the exchange ratio described in "--The Exchange of Existing Shares of First Federal Financial Services, Inc. Common Stock," regardless of whether such shares are unsubscribed offering shares. The purchase price of each share of common stock to be issued in the offering is $10.00. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock. Keefe, Bruyette & Woods, Inc., our marketing advisor in the offering, will use its best efforts to assist us in selling shares of our common stock. Keefe, Bruyette & Woods, Inc. is not obligated to purchase any shares of common stock in the offering.

PERSONS WHO MAY ORDER SHARES OF COMMON STOCK IN THE OFFERING

        We are offering the shares of common stock in a "subscription offering" in the following descending order of priority:

        (i) First, to depositors with accounts at First Federal Savings & Loan Association of Edwardsville with aggregate balances of at least $50 as of the close of business on December 31, 2004.

        (ii) Second, to our tax-qualified employee benefit plans, including First Federal Savings & Loan Association of Edwardsville's employee stock ownership plan and 401(k) plan (although such employee benefit plans are not expected to purchase stock in the offering).

        (iii) Third, to depositors with accounts at First Federal Savings & Loan Association of Edwardsville with aggregate balances of at least $50 as of the close of business on March 31, 2006.

        (iv) Fourth, to depositors of First Federal Savings & Loan Association of Edwardsville on May ___, 2006 and to borrowers of First Federal Savings & Loan Association of Edwardsville as of the close of business on January 2, 2001 whose borrowings remained outstanding as of the close of business on May ___, 2006.

        Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a "community offering," with a preference given first to natural persons residing in the Illinois counties of Madison, St. Clair, Montgomery, Clinton, Bond, Jersey and Macoupin, then to First Federal Financial Services, Inc. public stockholders as of May ___, 2006, and then to depositors of Clover Leaf Bank on May ___, 2006. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering as we may determine at any time. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a "syndicated community offering" managed by Keefe, Bruyette & Woods, Inc. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering. Any determination to accept or reject purchase orders in the community offering and the syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

        If we receive orders for more shares than we are offering, we may not be able to fully or partially fill your order. Shares will be allocated first to categories in the subscription offering. A detailed description of share allocation procedures can be found in the section of this prospectus entitled "The Conversion."

HOW WE DETERMINED THE OFFERING RANGE AND THE $10.00 PER SHARE STOCK PRICE

        The amount of common stock we are offering is based on an independent appraisal of the estimated market value of First Clover Leaf Financial Corp. Keller & Company, Inc., our independent appraiser, has estimated that, as of February 22, 2006, the estimated fully converted pro forma market value, or valuation range, of First Clover Leaf, including shares issued in our offering, exchange shares issued to existing First Federal stockholders, and shares issued to Clover Leaf stockholders in the acquisition, ranged from a minimum of $73.8 million to a maximum of $95.5 million, with a midpoint of $84.6 million. Based on the valuation range, the percentage of First Federal common stock owned by First Federal Financial Services, MHC and the $10.00 price per share, the minimum of the offering range will be 3,272,500 shares, the midpoint of the offering range will be 3,850,000 shares and the maximum of the offering range will be 4,427,500 shares. The $10.00 per share price was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions.

        THE INDEPENDENT APPRAISAL DOES NOT INDICATE MARKET VALUE. DO NOT ASSUME OR EXPECT THAT OUR VALUATION AS INDICATED ABOVE MEANS THAT, AFTER THE CONVERSION AND OFFERING, THE SHARES OF OUR COMMON STOCK WILL TRADE AT OR ABOVE THE $10.00 PURCHASE PRICE.

        The independent appraisal will be updated prior to the completion of the conversion. If the appraised value changes to either below $59.5 million or above $107.9 million, we will resolicit persons who submitted stock orders, and all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to subscribers with interest. See "The Conversion--Stock Pricing and Number of Shares to be Issued."

THE EXCHANGE OF EXISTING SHARES OF FIRST FEDERAL FINANCIAL SERVICES, INC. COMMON STOCK

        If you are currently a stockholder of First Federal, your shares will be canceled and exchanged for shares of common stock of First Clover Leaf, at the conclusion of the conversion. The number of shares of common stock you receive will be based on an exchange ratio determined as of the closing of the conversion, which will depend upon the final appraised value of First Federal. The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many shares a hypothetical owner of First Federal common stock would receive in the exchange for his or her shares of common stock owned at the consummation of the conversion, depending on the number of shares of common stock issued in the offering. The table excludes the effect of the issuance of shares of common stock to stockholders of Clover Leaf.

                                                    SHARES OF
                         SHARES OF FIRST        FIRST CLOVER LEAF                                   SHARES OF
                        CLOVER LEAF TO BE      TO BE EXCHANGED FOR   TOTAL SHARES OF               FIRST CLOVER
                          ISSUED IN THIS         EXISTING SHARES     COMMON STOCK TO                LEAF TO BE
                            OFFERING            OF FIRST FEDERAL       BE ISSUED IN                RECEIVED FOR
                     ----------------------  ----------------------   CONVERSION AND   EXCHANGE    100 EXISTING
                       AMOUNT      PERCENT     AMOUNT      PERCENT       OFFERING       RATIO         SHARES
                     -----------  ---------  -----------  ---------  ---------------  ----------  ---------------
Minimum (1)....       3,272,500     55.0%     2,677,500      45.0%       5,950,000       1.518          151
Midpoint.......       3,850,000     55.0%     3,150,000      45.0%       7,000,000       1.786          178
Maximum........       4,427,500     55.0%     3,622,500      45.0%       8,050,000       2.054          205
15% above
  Maximum......       5,091,625     55.0%     4,165,875      45.0%       9,257,500       2.362          236

---------------------------
(1) If First Federal does not receive orders for at least 3,272,500 shares of common stock in the offering, then First Federal may issue up to 1,429,067 unsubscribed offering shares to Clover Leaf stockholders as merger consideration in order to complete the offering at the minimum of the offering range. If 1,429,067 shares of common stock are so issued, the minimum number of shares of common stock that must be sold in the offering is 1,843,433. If none of the offering shares are so issued, the 1,429,067 shares of common stock to be issued to Clover Leaf stockholders will be in addition to the total shares issued in the conversion and offering. The issuance of shares as merger consideration, if any, will not affect the 1.518-for-one exchange ratio at the minimum of the offering range, regardless of whether such shares are unsubscribed offering shares.

        If you own shares of First Federal common stock in a brokerage account in "street name," you do not need to take any action to exchange your shares of common stock. If you own shares in the form of First Federal stock certificates, you will receive a transmittal form with instructions to surrender your stock certificates after consummation of the conversion. New certificates of First Clover Leaf common stock will be mailed to you within five business days after the exchange agent receives properly executed transmittal forms and certificates.

        No fractional shares of First Federal common stock will be issued to any public stockholder of First Federal. For each fractional share that would otherwise be issued, First Federal will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share subscription price. Current stockholders of First Federal do not have dissenters' or appraisal rights in connection with the conversion.

LIMITS ON HOW MUCH COMMON STOCK YOU MAY PURCHASE

        The minimum number of shares of common stock that may be purchased is 25.

        IF YOU ARE NOT CURRENTLY A FIRST FEDERAL FINANCIAL SERVICES, INC. STOCKHOLDER -

        No individual, or individual exercising subscription rights through a qualifying account held jointly, may purchase more than $300,000 of common stock. If any of the following persons purchases shares of common stock, their purchases, in all categories of the offering, when combined with your purchases, cannot exceed $500,000 of common stock:

        o your spouse or relatives of you or your spouse living in your house;

        o most companies, trusts or other entities in which you are a trustee, have a substantial beneficial interest or hold a senior position; or

        o other persons who may be your associates or persons acting in concert with you.

        See the detailed description of "acting in concert" and "associate" in "The Conversion--Limitations on Common Stock Purchases."

        IF YOU ARE CURRENTLY A FIRST FEDERAL FINANCIAL SERVICES, INC. STOCKHOLDER -

        In addition to the above purchase limitations, there is an ownership limitation. Shares of common stock that you purchase in the offering individually and together with persons described above, PLUS any shares you and they receive in exchange for existing shares of First Federal Financial Services, Inc.

common stock, may not exceed 5% of the total shares of common stock to be issued and outstanding after the completion of the conversion.

        Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase and ownership limitations at any time.

HOW YOU MAY PURCHASE SHARES OF COMMON STOCK

        In the subscription offering and community offering, you may pay for your shares only by:

        (i)     personal check, bank check or money order; or

        (ii) authorizing us to withdraw funds from the types of First Federal Savings & Loan Association of Edwardsville deposit accounts designated on the stock order form.

        First Federal Savings & Loan Association of Edwardsville is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering. Additionally, you may not use a First Federal Savings & Loan Association of Edwardsville line of credit check or third party check to pay for shares of common stock.

        You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment payable to First Federal or authorization to withdraw funds from one or more of your First Federal Savings & Loan Association of Edwardsville deposit accounts, provided that we receive the stock order form before 12:00 Noon, Edwardsville, Illinois time, on June ___, 2006, which is the end of the offering period. Checks will be deposited with First Federal Savings & Loan Association of Edwardsville, or another insured depository institution, upon receipt. We will pay interest at First Federal Savings & Loan Association of Edwardsville's passbook savings rate from the date funds are received until completion or termination of the conversion. You may not designate a withdrawal from First Federal Savings & Loan Association of Edwardsville accounts with check-writing privileges. Please provide a check instead, because we cannot place holds on checking accounts. If you request that we do so, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). After we receive an order for shares of our common stock, the order cannot be cancelled or changed.

        Withdrawals from certificates of deposit to purchase shares of common stock in the offering may be made without incurring an early withdrawal penalty. If a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. All funds authorized for withdrawal from deposit accounts at First Federal Savings & Loan Association of Edwardsville must be in the accounts at the time the stock order is received. However, funds will not be withdrawn from the accounts until the completion of the offering and will earn interest at the applicable deposit account rate until that time. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you.

        By signing the stock order form, you are acknowledging both receipt of this prospectus and that the shares of common stock are not deposits or savings accounts that are federally insured or otherwise guaranteed by First Federal Savings & Loan Association of Edwardsville, First Clover Leaf Financial Corp. or the federal government.

        You may be able to subscribe for shares of common stock using funds in your individual retirement account, or IRA. However, shares of common stock must be held in a self-directed retirement account, such as those offered by a brokerage firm. By regulation, First Federal Savings & Loan Association of Edwardsville's individual retirement accounts are not self-directed, so they cannot be used to invest in our common stock. If you wish to use some or all of the funds in your First Federal Savings & Loan Association of Edwardsville individual retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent trustee, such as a brokerage firm. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent trustee. Because individual circumstances differ and processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the June ___, 2006 offering deadline, for assistance with purchases using your individual retirement account or other retirement account that you may have at First Federal Savings & Loan Association of Edwardsville or elsewhere. Whether you may use such funds for the purchase of shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

DELIVERY OF STOCK CERTIFICATES

        Certificates representing shares of common stock sold in the offering will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. IT IS POSSIBLE THAT, UNTIL CERTIFICATES FOR THE COMMON STOCK ARE DELIVERED TO PURCHASERS, PURCHASERS MIGHT NOT BE ABLE TO SELL THE SHARES OF COMMON STOCK THAT THEY ORDERED, EVEN THOUGH THE COMMON STOCK WILL HAVE BEGUN TRADING.

HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

        We estimate the net proceeds from the offering will be between $31.6 million and $43.0 million, or $49.5 million if the offering range is increased by 15%. First Clover Leaf estimates that it will invest in First Clover Leaf Bank between $15.8 million and $21.5 million, or $24.7 million if the offering range is increased by 15%. After financing the cash merger consideration portion of the acquisition of Clover Leaf, we intend to retain between $9.7 million and $15.1 million of the net proceeds, or $18.2 million if the offering range is increased by 15%. Our offering includes a provision for an adjusted minimum, that will allow the issuance to Clover Leaf stockholders of up to 1,429,067 unsubscribed offering shares as merger consideration. This would reduce the net proceeds to First Clover Leaf Bank to $8.7 million and we would retain $2.6 million of the net proceeds. See "How We Intend to Use the Proceeds from the Offering."

        Additionally, First Clover Leaf may use the funds to pay cash dividends and repurchase shares of common stock. Funds invested in First Clover Leaf Bank will be used to support increased lending and new products and services and for general corporate purposes. The net proceeds retained by First Clover Leaf and First Clover Leaf Bank also may be used for future business expansion through acquisitions of banking or financial services companies or by establishing new branches. Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

YOU MAY NOT SELL OR TRANSFER YOUR SUBSCRIPTION RIGHTS

        Office of Thrift Supervision regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to state that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe that you have sold or transferred your subscription rights. On the order form, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation, if there is an oversubscription.

DEADLINE FOR ORDERS OF COMMON STOCK

        If you wish to purchase shares of common stock, a properly completed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) by the Stock Information Center at our main office no later than 12:00 Noon, Edwardsville, Illinois time, on June ___, 2006, unless we extend this deadline. You may submit your stock order form by mail using the return envelope provided, by overnight courier to the indicated address on the stock order form, or by delivery to our Stock Information Center located at our main office. Deliveries made to locations other than our main office will be deemed invalid and will not be accepted. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond August ___, 2006 or the number of shares of common stock to be sold is increased to more than 5,091,625 shares or decreased to fewer than 3,272,500 shares. If the subscription offering and/or community offering extend beyond August___, 2006, we will be required to resolicit subscriptions before proceeding with the offering, and all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest.

        Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 12:00 Noon, Edwardsville, Illinois time, on June ___, 2006, whether or not we have been able to locate each person entitled to subscription rights.

        TO ENSURE THAT EACH PERSON RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF JUNE ___, 2006 IN ACCORDANCE WITH FEDERAL LAW, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO JUNE ___, 2006 OR HAND-DELIVERED ANY LATER THAN TWO DAYS PRIOR TO JUNE ___, 2006.

STEPS WE MAY TAKE IF WE DO NOT RECEIVE ORDERS FOR THE MINIMUM NUMBER OF SHARES

        If we do not receive orders for at least 3,272,500 shares of common stock, we may take several steps in order to issue the minimum number of shares of common stock in the offering range. Specifically, we may:

        (i) issue up to 1,429,067 unsubscribed offering shares to stockholders of Clover Leaf as merger consideration;

        (ii)    increase the purchase and ownership limitations; and

        (iii) seek regulatory approval to extend the offering beyond the _______ expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering.

PURCHASES BY OFFICERS AND DIRECTORS

        We expect directors and executive officers of First Federal, together with their associates, to subscribe for _______ shares of common stock in the offering. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the offering. Following the conversion, our directors and executive officers, together with their associates, are expected to own __________ shares of common stock, or ____% of our total outstanding shares of common stock at the midpoint of the offering range.

MARKET FOR COMMON STOCK

        Existing publicly held shares of First Federal's common stock trade on the Nasdaq Capital Market under the symbol "FFFS." Upon completion of the conversion, the shares of common stock of First Clover Leaf will replace existing shares and are expected to continue to be traded on the Nasdaq Capital Market under the symbol "FCLF." Keefe, Bruyette & Woods, Inc. currently intends to remain a market maker in the common stock and will assist us in obtaining additional market makers.

OUR DIVIDEND POLICY

        First Federal currently pays a quarterly cash dividend of $0.11 per share, which equals $0.44 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. We expect the annualized dividends to equal $0.29, $0.25, $0.22 and $0.19 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 2.9%, 2.5%, 2.2% and 1.9%, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a price of $10.00 per share. The amount of dividends that we expect to pay following the conversion is intended to preserve the dividend amount that First Federal stockholders currently receive, as adjusted to reflect the exchange ratio. The dividend rate and the continued payment of dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. No assurance can be given that we will continue to pay dividends or that they will not be reduced in the future.

        See "Selected Consolidated Financial and Other Data of First Federal Financial Services, Inc. and Subsidiary" and "Market for the Common Stock" for information regarding our historical dividend payments.

TAX CONSEQUENCES

        As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to First Federal Financial Services, MHC, First Federal, First Federal Savings & Loan Association of Edwardsville, persons eligible to subscribe in the subscription offering, or existing stockholders of First Federal. Existing stockholders of First Federal who receive cash in lieu of fractional share interests in new shares of First Clover Leaf will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

CONDITIONS TO COMPLETION OF THE CONVERSION

        We cannot complete the conversion and related offering unless:

        o The plan of conversion and reorganization is approved by at least A MAJORITY OF VOTES ELIGIBLE to be cast by members of First Federal Financial Services, MHC (depositors and certain borrowers of First Federal Savings & Loan Association of Edwardsville);

        o The plan of conversion and reorganization is approved by at least TWO-THIRDS OF THE OUTSTANDING shares of common stock of First Federal common stock;

        o The plan of conversion and reorganization is approved by at least A MAJORITY OF THE OUTSTANDING shares of common stock of First Federal, excluding those shares held by First Federal Financial Services, MHC;

        o We accept subscriptions for at least the minimum number of shares of common stock offered, which may include up to 1,429,067 shares of common stock issued to the stockholders of Clover Leaf as merger consideration; and

        o We receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

        First Federal Financial Services, MHC intends to vote its ownership interest in favor of the plan of conversion and reorganization. At December 31, 2005, First Federal Financial Services, MHC owned 55.0% of the outstanding shares of common stock of First Federal. The directors and executive officers of First Federal and their affiliates owned approximately 146,000 shares of First Federal, or 3.7% of the outstanding shares of common stock. A substantial majority of these shares are expected to be voted in favor of the plan of conversion and reorganization.

HOW YOU CAN OBTAIN ADDITIONAL INFORMATION - STOCK INFORMATION CENTER

        Our branch office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the conversion or offering, please call or visit our Stock Information Center, located at 300 St. Louis Street, Edwardsville, Illinois, at (___) ___-____, Monday through Friday between 9:30 a.m. and 4:00 p.m., Edwardsville, Illinois time. The Stock Information Center will be closed weekends and bank holidays.

                                  RISK FACTORS

        You should consider carefully the following risk factors in evaluating an investment in the shares of common stock.

        CLOVER LEAF'S PORTFOLIO OF COMMERCIAL REAL ESTATE, COMMERCIAL BUSINESS AND CONSTRUCTION AND LAND LOANS EXPOSES US TO INCREASED CREDIT RISKS.

        As a result of the merger, our portfolio of commercial real estate, commercial business and construction and land loans will increase substantially. On a pro forma basis, as of December 31, 2005, our commercial real estate loans totaled $52.7 million, or 24.4% of total loans, our commercial business loans totaled $11.7 million, or 5.4% of total loans, and our construction and land loans totaled $13.2 million, or 6.1% of total loans. A large portion of this loan portfolio consists of loans that were originated in recent years. These loans have also not been subjected to unfavorable economic conditions. As a result, it is difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above First Federal's historical experience, which could adversely affect our future performance. We plan to continue to emphasize the origination of these types of loans following the merger. Commercial real estate, commercial business and construction and land loans generally have greater credit risk than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful business operations of the borrowers. These loans typically have larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Many of Clover Leaf's borrowers also have more than one commercial real estate, commercial business or construction and land loan outstanding. Consequently, an adverse development after the merger with respect to one loan or one credit relationship can expose us to significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan.

        CHANGES IN THE VALUE OF GOODWILL COULD REDUCE OUR EARNINGS.

        We expect to record $10.8 million (at the adjusted maximum of the valuation range) in goodwill as a result of our acquisition of Clover Leaf. We are required by accounting principles generally accepted in the United States to test goodwill for impairment at least annually. Testing for impairment of goodwill involves the identification of reporting units and the estimation of fair values. The estimation of fair values involves a high degree of judgment and subjectivity in the assumptions used. If the goodwill we expect to record as a result of our acquisition of Clover Leaf were fully impaired and we were required to charge-off all of our goodwill, the pro forma reduction to our stockholders' equity would be approximately $1.00 per share, assuming we sell 5,091,625 shares in the offering (the adjusted maximum of the offering range).

        WE MAY HAVE DIFFICULTY INTEGRATING THE OPERATIONS OF CLOVER LEAF AND MANAGING OUR GROWTH.

        First Federal has always operated from one full-service office and has never operated a branch network. As a result of the merger, we will operate three full-service offices (following the closure of one existing Clover Leaf branch office). Moreover, on a pro forma basis at the adjusted maximum of the valuation range, following the merger, our total assets, net loans and total deposits as of December 31, 2005 will grow substantially to $326.4 million, $212.4 million and $203.3 million, respectively, from $138.2 million, $112.2 million and $98.3 million at December 31, 2004. We expect that the additional capital raised in the offering will enable us to continue to increase our assets, deposits, number of customers and scale of operations in the future.

        For the merger to be successful, we must combine the personnel and operations of First Federal and Clover Leaf and achieve expense savings by eliminating selected redundant operations. We cannot assure you that our plan to integrate and operate the combined operations will be timely or efficient, or that we will successfully retain existing customer relationships of Clover Leaf Bank. The difficulties of combining the operations of the two companies include: integrating personnel with different business backgrounds; combining different corporate cultures; and retaining key employees. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the business and the loss of customers and key personnel. The integration of the two companies will require the experience and expertise of certain key employees of Clover Leaf whom we expect to retain. We may not be successful in retaining these employees for the time period necessary to successfully integrate Clover Leaf's operations into ours. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could have an adverse effect on our business and results of operations following the merger. More specifically, we cannot assure you that we will be successful in implementing the operational, financial, management and personnel controls necessary to successfully manage the branch network efficiently following the merger. Thus, we cannot assure you that the larger branch network will not place a strain on our administrative and operational infrastructure or require us to incur additional expenditures beyond current projections.

        IF OUR ALLOWANCE FOR LOAN LOSSES IS NOT SUFFICIENT TO COVER ACTUAL LOAN LOSSES, OUR EARNINGS COULD DECREASE.

        Our loan customers may not repay their loans according to the terms of the loans, and the collateral securing the repayment of these loans may be insufficient to cover any remaining loan balance. We may experience significant loan losses, which could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets, if any, serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we rely on our loan quality reviews, our experience and our evaluation of economic conditions, among other factors. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, which may require additions to our allowance. Any material additions to our allowance for loan losses would materially decrease our net income.

        Our business strategy calls for the retention of the Clover Leaf portfolio of commercial real estate loans, commercial business loans and construction and land loans, and the continued growth of these loans in our portfolio. These loans typically expose us to greater risk than one- to four-family residential real estate loans. As we further increase the amount of these loans in our loan portfolio, we may increase our provisions for loan losses, which could adversely affect our earnings.

        In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provisions for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by regulatory authorities could have a material adverse effect on our results of operations and financial condition.

        OUR CONTINUING CONCENTRATION OF LOANS IN OUR PRIMARY MARKET AREA MAY INCREASE OUR RISK.

        Our success depends primarily on the general economic conditions in Madison County, Illinois, where we conduct substantially all of our business. Like us, Clover Leaf conducts substantially all if its business in Madison County. Accordingly, the merger will not increase the geographic diversity of our operations. The local economic conditions in our market area have a significant impact on our loans, the ability of the borrowers to repay these loans and the value of the collateral securing these loans. A significant decline in general economic conditions caused by inflation, recession, unemployment or other factors beyond our control would affect these local economic conditions and could adversely affect our financial condition and results of operations.

        CHANGES IN MARKET INTEREST RATES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

        Our financial condition and results of operations are significantly affected by changes in market interest rates. Our results of operations depend substantially on our net interest income, which is the difference between the interest income that we earn on our interest-earning assets and the interest expense that we pay on our interest-bearing liabilities. Because our interest-bearing liabilities generally reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would tend to result in a decrease in our net interest income.

        We also are subject to reinvestment risk associated with changes in interest rates. Changes in interest rates may affect the average life of loans and mortgage-related securities. Decreases in interest rates often result in increased prepayments of loans and mortgage-related securities, as borrowers refinance their loans to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest the cash received from such prepayments in loans or other investments that have interest rates that are comparable to the interest rates on existing loans and securities. Additionally, increases in interest rates may decrease loan demand and/or may make it more difficult for borrowers to repay adjustable rate loans.

        Changes in interest rates also affect the value of our interest-earning assets, and in particular our securities portfolio. Generally, the value of securities fluctuates inversely with changes in interest rates. At December 31, 2005, our investment securities available for sale totaled $12.9 million. Unrealized losses on securities available for sale, net of tax, amounted to $188,000 and are reported as a separate component of stockholders' equity. Decreases in the fair value of securities available for sale, therefore, could have an adverse effect on stockholders' equity.

        OUR ABILITY TO GROW MAY BE LIMITED IF WE CANNOT MAKE ACQUISITIONS OR ESTABLISH OR ACQUIRE BRANCH OFFICES.

        In an effort to fully deploy the additional capital we will raise in the offering, and to increase our loan and deposit growth, we may continue to seek to expand our banking franchise by acquiring other financial institutions or branches primarily in our market area. Our ability to grow through selective acquisitions of other financial institutions or branches will depend on successfully identifying, acquiring and integrating them. We compete with other financial institutions with respect to proposed acquisitions. We cannot assure you that we will be able to identify attractive acquisition candidates or make acquisitions on favorable terms. In addition, we cannot assure you that we can successfully integrate any acquired financial institutions or branches into our banking organization in a timely or efficient manner, that we will be successful in retaining existing customer relationships or that we can achieve anticipated operating efficiencies.

        STRONG COMPETITION WITHIN OUR MARKET AREA MAY LIMIT OUR GROWTH AND PROFITABILITY.

        Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, internet banks, credit unions, finance companies, mutual funds, insurance companies and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors (whether regional or national institutions) have substantially greater resources and lending limits than we have, and may offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market area.

        WE OPERATE IN A HIGHLY REGULATED ENVIRONMENT AND WE MAY BE ADVERSELY AFFECTED BY CHANGES IN LAWS AND REGULATIONS.

        First Federal Savings & Loan Association of Edwardsville is subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, its chartering authority, and by the Federal Deposit Insurance Corporation, which insures its deposits. First Federal also is subject to regulation and supervision by the Office of Thrift Supervision. Such regulation and supervision govern the activities in which financial institutions and their holding companies may engage and are intended primarily for the protection of the federal deposit insurance fund and depositors. These regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operations of financial institutions, the classification of assets by financial institutions and the adequacy of financial institutions' allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, could have a material impact on First Federal Savings & Loan Association of Edwardsville, First Federal and our operations.

        Our operations are also subject to extensive regulation by other federal, state and local governmental authorities, and are subject to various laws and judicial and administrative decisions that impose requirements and restrictions on our operations. These laws, rules and regulations are frequently changed by legislative and regulatory authorities. There can be no assurance that changes to existing laws, rules and regulations, or any other new laws, rules or regulations, will not be adopted in the future, which could make compliance more difficult or expensive or otherwise adversely affect our business, financial condition or prospects.

        OUR PROFITABILITY COULD BE ADVERSELY AFFECTED IF WE ARE UNABLE TO PROMPTLY DEPLOY THE CAPITAL RAISED IN THE OFFERING.

        We may not be able to immediately deploy all of the capital raised in the offering. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting stockholder returns, including earnings per share and return on equity.

        OUR FAILURE TO EFFECTIVELY UTILIZE THE NET PROCEEDS OF THE OFFERING COULD REDUCE OUR PROFITABILITY.

        First Clover Leaf intends to contribute between $15.8 million and $21.5 million of the net proceeds of the offering to First Clover Leaf Bank. First Clover Leaf may use the remaining net proceeds to finance the acquisition of other financial institutions or financial services companies, establish or acquire branches, pay dividends to stockholders, repurchase shares of common stock, purchase investment securities, or for other general corporate purposes. First Clover Leaf Bank may use the proceeds it receives to establish or acquire new branches, acquire financial institutions or financial services companies, fund new loans, purchase investment securities, or for general corporate purposes. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability.

        THE FUTURE PRICE OF THE COMMON STOCK MAY BE LESS THAN THE PURCHASE PRICE IN THE OFFERING.

        We cannot assure you that if you purchase shares of common stock in the offering you will be able to sell them later at or above the $10.00 purchase price in the offering. In several cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the price at which such shares were sold in the offering conducted by those companies. The aggregate purchase price of the shares of common stock sold in the offering will be based on an independent appraisal. The appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The valuation is based on estimates and projections of a number of matters, all of which are subject to change from time to time. After our shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, investor perceptions of us, and the outlook for the financial institutions industry in general.

        HISTORICALLY THERE HAS BEEN LOW TRADING VOLUME IN OUR COMMON STOCK. THE VALUE OF YOUR INVESTMENT MAY BE SUBJECT TO SUDDEN DECREASES DUE TO THE VOLATILITY OF THE PRICE OF OUR COMMON STOCK.

        Our common stock trades on the Nasdaq Capital Market. The average daily trading volume of our common stock has been low. We cannot predict the extent to which investor interest in us will lead to a more active trading market in our common stock or how liquid that market might become, although the offering and merger will result in a greater number of our shares being traded on the Nasdaq Capital Market. A public trading market having the desired characteristics of depth, liquidity and orderliness depends upon the presence in the marketplace of willing buyers and sellers of our common stock at any given time, which presence is dependent upon the individual decisions of investors, over which we have no control.

        The market price of our common stock may be highly volatile and subject to wide fluctuations in response to numerous factors, including, but not limited to, the factors discussed in other risk factors and the following:

        o       actual or anticipated fluctuations in our operating results;

        o       changes in interest rates;

        o changes in the legal or regulatory environment in which we operate;

        o press releases, announcements or publicity relating to us or our competitors or relating to trends in our industry;

        o changes in expectations as to our future financial performance, including financial estimates or recommendations by securities analysts and investors;

        o       future sales of our common stock;

        o changes in economic conditions in our marketplace, general conditions in the U.S. economy, financial markets or the banking industry; and

        o       other developments affecting our competitors or us.

        These factors may adversely affect the trading price of our common stock, regardless of our actual operating performance, and could prevent you from selling your common stock at or above the public offering price. In addition, the stock markets, from time to time, experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock, regardless of our trading performance.

        VARIOUS FACTORS MAY MAKE TAKEOVER ATTEMPTS DIFFICULT TO ACHIEVE.

        Our board of directors has no current intention to sell control of First Clover Leaf following the merger. Provisions of our articles of incorporation and bylaws, federal regulations, Maryland law and various other factors may make it difficult for companies or persons to acquire control of First Clover Leaf without the consent of our board of directors. You may want a takeover attempt to succeed because, for example, a potential acquiror could offer a premium over the then prevailing price of our common stock. The factors that may discourage takeover attempts or make them more difficult include:

        o OFFICE OF THRIFT SUPERVISION REGULATIONS. Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, the direct or indirect acquisition of more than 10% of any class of equity security of a converted savings institution without the prior approval of the Office of Thrift Supervision.

        o ARTICLES OF INCORPORATION AND STATUTORY PROVISIONS. Provisions of the articles of incorporation and bylaws of First Clover Leaf and Maryland law may make it more difficult and expensive to pursue a takeover attempt that management opposes. These provisions also would make it more difficult to remove our current board of directors or management, or to elect new directors. These provisions include limitations on voting rights of beneficial owners of more than 10% of our common stock, supermajority voting requirements for certain business combinations and the election of directors to staggered terms of three years. Our bylaws also contain provisions regarding the timing and content of stockholder proposals and nominations and qualification for service on the board of directors.

        o REQUIRED CHANGE IN CONTROL PAYMENTS. We have entered into or will enter into employment agreements and change in control agreements with certain executive officers, which will require payments to be made to them in the event their employment is terminated following a change in control of First Clover Leaf or First Clover Leaf Bank. These payments may have the effect of increasing the costs of acquiring First Clover Leaf, thereby discouraging future takeover attempts.

        THE DIVIDEND HAS BEEN REDUCED ON OUR INVESTMENT IN FEDERAL HOME LOAN BANK OF CHICAGO STOCK.

        We are a member of the Federal Home Loan Bank of Chicago, from which we borrow to fund our operations. As a member, we are required to own stock in the Federal Home Loan Bank of Chicago. In the past, the dividend rate on the stock was competitive and the Federal Home Loan Bank of Chicago agreed to redeem it at par. However, during 2005, the Federal Home Loan Bank of Chicago experienced financial reporting problems and entered into a written agreement with the Federal Housing Finance Board, which oversees the federal home loan banks. Under the terms of the agreement, the Federal Home Loan Bank of Chicago agreed to maintain a minimum capital level and to reduce the ratio of its capital represented by redeemable stock. In connection with the agreement, the Federal Home Loan Bank of Chicago has suspended redemptions of its stock for an undisclosed period of time. In addition, the dividend on the stock has been reduced from 6.125% for 2004 to 3.75% (annualized) for the fourth quarter of 2005. As of December 31, 2005, we owned $6.2 million of Federal Home Loan Bank of Chicago stock. For the year ended December 31, 2005, we received $668,000 in dividends from the Federal Home Loan Bank of Chicago.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
            OF FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY

The following tables set forth selected consolidated historical financial and other data of First Federal for the periods and at the dates indicated. The information at December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 is derived in part from and should be read together with the audited consolidated financial statements and notes thereto of First Federal beginning at page F-2 of this prospectus.

                                                                              AT DECEMBER 31,
                                                                      ----------------------------
                                                                          2005            2004
                                                                      ------------    ------------
                                                                              (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:

Total assets......................................................    $    140,158    $    138,194
Loans, net (1)....................................................         115,645         112,161
Cash and cash equivalents.........................................           3,428           1,637
Securities available for sale.....................................          12,944          14,334
Securities held to maturity.......................................             353             472
Federal Home Loan Bank Stock......................................           6,214           7,771
Deposits..........................................................         102,112          98,254
Borrowings........................................................              --           2,900
Stockholders' equity - substantially restricted (2) ..............          37,708          36,596


                                                                         YEARS ENDED DECEMBER 31,
                                                                      ----------------------------
                                                                          2005            2004
                                                                      ------------    ------------
                                                                              (IN THOUSANDS)
SELECTED OPERATING DATA:

Interest and dividend income......................................    $      7,748    $      7,267
Interest expense..................................................          (2,987)         (2,528)
                                                                      ------------    ------------
   Net interest income............................................           4,761           4,739
Provision for loan losses.........................................              --              --
                                                                      ------------    ------------
   Net interest income after provision for loan losses............           4,761           4,739
Non-interest income...............................................              14               9
Non-interest expense .............................................          (1,764)         (1,580)
                                                                      ------------    ------------
Income before income tax expense..................................           3,011           3,168
Income tax expense................................................          (1,148)         (1,223)
                                                                      ------------    ------------
   Net income.....................................................    $      1,863    $      1,945
                                                                      ============    ============
Basic earnings per share (3)......................................    $         49    $         51
                                                                      ============    ============
Diluted earnings per share (3)....................................    $         49    $         51
                                                                      ============    ============

-----------------------
(1)     Net of the allowance for loan losses.
(2) Stockholders' equity is substantially restricted due to capital requirements imposed under Federal capital regulations.
(3) Basic and diluted earnings per share for 2004 is based on weighted-average shares outstanding from June 29, 2004 through December 31, 2004.

                                                                              AT OR FOR THE YEARS ENDED
                                                                                     DECEMBER 31,
                                                                             ----------------------------
                                                                                 2005            2004
                                                                             ------------    ------------
SELECTED FINANCIAL RATIOS AND OTHER DATA:

PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets)..........          1.34%           1.50%
Return on equity (ratio of net income to average stockholders' equity)..          5.01            6.89
Average interest rate spread (1)........................................          2.69            3.17
Dividend payout ratio (2)...............................................         75.51           13.73
Dividends per share (3) ................................................          0.37            0.07
Net interest margin (4).................................................          3.47            3.17
Efficiency ratio (5)....................................................         36.94           33.28
Non-interest expense to average total assets............................          1.27            1.22
Average interest-earning assets to average interest-bearing liabilities.        136.00          126.77

ASSET QUALITY RATIOS:
Non-performing assets to total assets...................................          0.01%             --%
Non-performing loans to total loans.....................................          0.01              --
Net charge-offs (recoveries) to average loans outstanding...............            --              --
Allowance for loan losses to non-performing loans.......................      2,853.33       14,266.67
Allowance for loan losses to total loans................................          0.37            0.38

CAPITAL RATIOS:
Stockholders' equity to total assets at end of year.....................         26.90%          26.48%
Average stockholders' equity to average assets..........................         26.82           21.77
Tangible capital........................................................         22.13           21.24
Tier 1 (core) capital...................................................         22.13           21.24
Tier 1 risk-based capital ratio (6).....................................         41.75           40.39
Total risk-based capital ratio (7)                                               42.36           41.01

OTHER DATA:
Number of full service offices..........................................           1               1

-------------------------------
(1) The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the year.
(2)     Dividends declared per share divided by diluted earnings per share.
(3) The following table sets forth aggregate cash dividends paid per year, which is calculated by multiplying the dividend declared per share by the number of shares outstanding as of the applicable record date:

                                                  FOR THE YEARS ENDED DECEMBER 31,
                                               ------------------------------------
                                                     2005                2004
                                               -----------------  -----------------
                                                           (IN THOUSANDS)
          Dividends paid to public
            Stockholders.....................    $        622        $        117
          Dividends paid to First
            Federal Financial Services, MHC..              15                   -
                                                 ------------        ------------
          Total dividends paid...............    $        637        $        117
                                                 ============        ============

        Payments listed above exclude cash dividends waived by First Federal Financial Services, MHC of $783,000 and $151,000 during the years ended December 31, 2005 and 2004, respectively. First Federal Financial Services, MHC began waiving dividends in October 2004, and as of December 31, 2005, had waived dividends totaling $934,000.

(4) The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(5) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(6) Tier 1 risk-based capital ratio represents Tier 1 capital of First Federal Savings & Loan Association of Edwardsville divided by its risk-weighted assets as defined in federal regulations on required capital.
(7) Total risk-based capital ratio represents Total capital divided by risk-weighted assets.

                           FORWARD-LOOKING STATEMENTS

        This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect," or words of similar meaning. These forward-looking statements include, but are not limited to:

        (i) the financial condition, results of operations and business of First Federal and Clover Leaf;

        (ii) statements about the benefits of the merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; and

        (iii) statements about our respective plans, objectives, expectations and intentions and other statements that are not historical facts.

        These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

        o general economic conditions, either nationally or in our market areas, that are worse than expected;

        o       competition among depository and other financial institutions;

        o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

        o operating costs, customer losses and business disruption following the merger, including adverse effects of relationships with employees, may be greater than expected;

        o governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;

        o       adverse changes in the securities markets;

        o changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

        o our ability to enter new markets successfully and capitalize on growth opportunities;

        o       our ability to successfully integrate acquired entities;

        o       changes in consumer spending, borrowing and savings habits;

        o changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

        o       changes in our organization, compensation and benefit plans.

        Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our respective reports filed with the Securities and Exchange Commission.

        All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to either of us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. Neither of us undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

               HOW WE INTEND TO USE THE PROCEEDS FROM THE OFFERING

        Although we cannot determine what the actual net proceeds from the sale of the shares of common stock in the offering will be until the offering is completed, we anticipate that the net proceeds will be between $31.6 million and $43.0 million, or $49.5 million if the offering range is increased by 15%. First Clover Leaf estimates that it will invest in First Clover Leaf Bank between $15.8 million and $21.5 million, or $24.7 million if the offering range is increased by 15%. After financing the cash merger consideration portion of the acquisition of Clover Leaf, we intend to retain between $9.7 million and $15.1 million of the net proceeds, or $18.2 million if the offering range is increased by 15%. Our offering includes a provision for an adjusted minimum, that will allow the issuance to Clover Leaf stockholders of up to 1,429,067 unsubscribed offering shares as merger consideration. This would reduce the net proceeds to First Clover Leaf Bank as shown to $8.7 million and we would retain $2.6 million of the net proceeds.

        A summary of the anticipated net proceeds at the adjusted minimum, minimum, midpoint, maximum and adjusted maximum of the offering range and distribution of the net proceeds is as follows:

                                          ADJUSTED                                                         ADJUSTED
                                         MINIMUM (1)       MINIMUM         MIDPOINT        MAXIMUM         MAXIMUM
                                       --------------   --------------  --------------  --------------  --------------
                                                                        (IN THOUSANDS)
Offering proceeds...................   $       18,434   $       32,725  $       38,500  $       44,275  $       50,916
Plus consolidation of mutual
  holding company assets............               11               11              11              11              11
Less offering expenses..............              979            1,173           1,251           1,329           1,418
                                       --------------   --------------  --------------  --------------  --------------
  Net offering proceeds.............   $       17,466   $       31,563  $       37,260  $       42,957          49,509

Distribution of net proceeds
   To First Clover Leaf Bank........   $        8,727   $       15,776  $       18,625  $       21,473  $       24,749
   To Clover Leaf stockholders for
    cash portion or merger
    consideration(2)................   $        6,125   $        6,125  $        6,278  $        6,431  $        6,584
   Retained by First Clover Leaf....   $        2,614   $        9,663  $       12,358  $       15,054  $       18,176

-------------------
(1) If First Clover Leaf does not receive orders for at least 3,272,500 shares in the offering, then, in First Clover Leaf's discretion in order to issue the minimum number of shares necessary to complete the conversion and stock offering, up to 1,429,067 unsubscribed shares may be issued to stockholders of Clover Leaf as merger consideration.
(2) The cash portion of the merger consideration, equal to 30% of the total merger consideration paid to Clover Leaf stockholders, will be paid out of the net proceeds of the conversion.

        Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of First Clover Leaf Bank's deposits. The net proceeds may vary because total expenses relating to the offering may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares of common stock not purchased in the subscription and community offerings.

FIRST CLOVER LEAF MAY USE THE PROCEEDS IT RETAINS FROM THE OFFERING:

        o to finance the cash portion of the purchase price of Clover Leaf in the amount of approximately $6.1 million at the minimum of the valuation range and $6.6 million of the adjusted maximum of the valuation range;

        o to finance the acquisition of financial institutions, branch offices or other financial service companies, although, except for the proposed acquisition of Clover Leaf, we do not currently have any agreements or understandings regarding any acquisition transaction;

        o       to pay cash dividends to stockholders;

        o       to repurchase shares of our common stock;

        o       to invest in securities; and

        o       for other general corporate purposes.

        Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

        Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following the conversion, except when extraordinary circumstances exist and with prior regulatory approval.

FIRST CLOVER LEAF BANK MAY USE THE NET PROCEEDS IT RECEIVES FROM THE OFFERING:

        o to fund new loans, including one- to four-family residential mortgage loans, multi-family residential and commercial real estate loans, commercial business loans, construction loans and consumer loans;

        o to expand its retail banking franchise by establishing or acquiring new branch offices or by acquiring other financial institutions or other financial services companies, although, except for the proposed acquisition of Clover Leaf Bank, we do not currently have any agreements or understandings regarding any acquisition transaction;

        o to enhance existing products and services and to support new products and services;

        o       to invest in securities; and

        o       for other general corporate purposes.

        Initially, the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities.

                               OUR DIVIDEND POLICY

        First Federal currently pays a quarterly cash dividend of $0.11 per share, which equals $0.44 per share on an annualized basis. After the conversion, we intend to continue to pay cash dividends on a quarterly basis. We expect the annualized dividends to equal $0.29, $0.25, $0.22 and $0.19 per share at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, which represents an annual dividend yield of 2.9%, 2.5%, 2.2% and 1.9% at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively, based upon a stock price of $10.00 per share. The amount of dividends that we expect to pay to our stockholders following the conversion is intended to preserve the per share dividend amount, adjusted to reflect the exchange ratio, that our stockholders currently receive on their First Federal common stock. The dividend rate and the continued payment of dividends will depend on a number of factors including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will not reduce or eliminate dividends in the future.

        Under the rules of the Office of Thrift Supervision, after the merger, First Clover Leaf Bank will not be permitted to pay dividends on its capital stock to First Clover Leaf, its sole stockholder, if First Clover Leaf Bank's stockholder's equity would be reduced below the amount of the liquidation account. In addition, First Clover Leaf Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized. See "The Conversion--Liquidation Rights." For information concerning additional federal and state law and regulations regarding the ability of First Clover Leaf Bank to make capital distributions, including the payment of dividends to First Clover Leaf, see "Taxation--Federal Taxation" and "Supervision and Regulation--Federal Banking Regulation."

        Unlike First Clover Leaf Bank, First Clover Leaf is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by First Clover Leaf and earnings thereon, and dividends from First Clover Leaf Bank. First Clover Leaf, however, is subject to the requirements of Maryland law. Under Maryland law, First Clover Leaf is permitted to pay dividends or make other distributions unless after the distribution: (1) First Clover Leaf would not be able to pay its debts as they become due in the usual course of business; or (2) First Clover Leaf's total assets would be less than the sum of its total liabilities, plus, unless First Clover Leaf's articles permit otherwise, the amount that would be needed, if First Clover Leaf were dissolved at the time of the distribution, to satisfy preferential rights of stockholders whose preferential rights are superior to those receiving the distribution.

        Additionally, under the rules of the Office of Thrift Supervision, during the three-year period following the completion of the conversion, First Clover Leaf may not take any action to declare an extraordinary dividend to our stockholders that would be treated as a tax-free return of capital for federal income tax purposes.

        See "Selected Consolidated Financial and Other Data of First Federal and Subsidiaries" and "Market for First Federal's Common Stock" for information regarding our historical dividend payments.

                           MARKET FOR THE COMMON STOCK

        First Federal's common stock is currently traded on the Nasdaq Capital Market under the trading symbol "FFFS." There is an established market for First Federal's common stock. At April 30, 2006, we had ___ market makers, including Keefe, Bruyette & Woods. Upon completion of the conversion, the shares of common stock of First Clover Leaf will replace the First Federal shares and also will be traded on the Nasdaq Capital Market under the trading symbol "FCLF." Keefe, Bruyette & Woods intends to remain a market maker in the common stock of First Clover Leaf following the conversion and will assist First Clover Leaf in obtaining other market makers after the conversion. We cannot assure you that other market makers will be obtained or that an active and liquid trading market for the shares of common stock will develop or, if developed, will be maintained.

        The development and maintenance of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our shares of common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the shares of common stock will be able to sell their shares at or above the $10.00 offering purchase price per share. Purchasers of our shares of common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock.

        The following table sets forth the high and low trading prices for shares of First Federal common stock and cash dividends paid per share for the periods indicated. As of December 31, 2005, there were 1,764,027 publicly held shares of First Federal common stock issued and outstanding (excluding shares held by First Federal Financial Services, MHC). In connection with the conversion, each existing share of common stock of First Federal will be converted into a right to receive a number of new shares of common stock, based upon the exchange ratio that is described in other parts of this document.

YEAR ENDED DECEMBER 31, 2006                         HIGH                       LOW              DIVIDEND PAID PER SHARE
----------------------------------------  -------------------------  -------------------------  -------------------------
Second quarter (through May ___, 2006)            $   ____                  $   ____                    $   ____(1)
First quarter                                        [   ]                      [   ]                       0.11

YEAR ENDED DECEMBER 31, 2005                         HIGH                       LOW              DIVIDEND PAID PER SHARE
----------------------------------------  -------------------------  -------------------------  -------------------------

Fourth quarter                                    $   13.25                 $   12.65                   $   0.11
Third quarter                                         13.75                     13.10                       0.10
Second quarter                                        14.80                     13.00                       0.09
First quarter                                         14.73                     13.20                       0.07

FISCAL YEAR ENDED DECEMBER 31, 2004(2)               HIGH                       LOW              DIVIDEND PAID PER SHARE
----------------------------------------  -------------------------  -------------------------  -------------------------
Fourth quarter                                    $   15.00                 $   13.35                   $   0.07
Third quarter                                         13.85                     12.00                       0.00

---------------------------
(1) Dividend for the second quarter is expected to be paid on June ___, 2006.
(2) First Federal's initial public stock offering was completed on June 28, 2004. Accordingly, dividends were not paid until the third quarter of 2004.

        On February 3, 2006, the business day immediately preceding the public announcement of the conversion and acquisition, and on May __, 2006, the closing prices of First Federal common stock as reported on the Nasdaq Capital Market were $13.47 per share and $____ per share, respectively. At May __, 2006, First Federal had approximately _______ stockholders of record. On the effective date of the conversion, all publicly held shares of First Federal common stock, including shares of common stock held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of First Clover Leaf common stock determined pursuant to the exchange ratio. See "The Conversion -- Share Exchange Ratio."

             HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

        At December 31, 2005, First Federal Savings & Loan Association of Edwardsville and Clover Leaf Bank independently exceeded all of their respective regulatory capital requirements. The following table sets forth the pro forma regulatory capital of First Clover Leaf Bank after giving effect to the conversion and the acquisition. The pro forma risk-based capital amount assumes the investment of the net proceeds, if any, in assets that have a risk-weight of 20% under applicable regulations as if such net proceeds had been received and so applied at December 31, 2005. On a pro forma basis after the conversion and acquisition, First Clover Leaf Bank's pro forma regulatory capital will exceed these requirements.

                                                                       FIRST CLOVER LEAF BANK, PRO FORMA AT DECEMBER 31, 2005 (1)
                                                                      -------------------------------------------------------------
                              FIRST FEDERAL
                              SAVINGS & LOAN
                              ASSOCIATION OF
                               EDWARDSVILLE       CLOVER LEAF BANK     ADJUSTED MINIMUM
                               HISTORICAL AT        HISTORICAL AT      3,272,500 SHARES     MINIMUM 3,272,500   MIDPOINT 3,850,000
                             DECEMBER 31, 2005    DECEMBER 31, 2005        SOLD(2)             SHARES SOLD          SHARES SOLD
                            -------------------  -------------------  -------------------  -------------------  -------------------
                                       PERCENT              PERCENT              PERCENT              PERCENT
                                      OF ASSETS            OF ASSETS            OF ASSETS            OF ASSETS             PERCENT
                             AMOUNT      (3)      AMOUNT      (3)      AMOUNT      (3)      AMOUNT      (3)      AMOUNT   OF ASSETS
                            --------  ---------  --------  ---------  --------  ---------  --------  ---------  --------  ---------
                                                                    (DOLLARS IN THOUSANDS)
Total capital per
   financial statements...  $ 29,612      22.39% $ 12,135       9.18% $ 61,081      21.52% $ 68,129      23.42% $ 71,488      24.30%

Tier 1 leverage capital...  $ 29,743      22.13% $ 12,419       9.45% $ 50,614      18.46% $ 57,662      20.50% $ 60,511      21.30%
Tier 1 leverage
   requirement............     5,375       4.00     5,254       4.00    10,968       4.00    11,250       4.00    11,364       4.00
                            --------  ---------  --------  ---------  --------  ---------  --------  ---------  --------  ---------
Excess capital............  $ 24,368      18.13% $  7,165       5.45% $ 39,646      14.46% $ 46,412      16.50% $ 49,147      17.30%
                            ========  =========  ========  =========  ========  =========  ========  =========  ========  =========

Tier 1 risk- based
   capital................  $ 30,172      42.36% $ 12,419      12.83% $ 50,614      29.82% $ 57,662      33.70% $ 60,511      35.24%
Tier 1 risk- based
   requirement (1)........     2,849       4.00     3,871       4.00     6,788       4.00     6,845       4.00     6,867        4.00
                            --------  ---------  --------  ---------  --------  ---------  --------  ---------  --------  ---------
Excess capital............  $ 27,323      38.36% $  8,548       8.83% $ 43,826      25.82% $ 50,817      29.70% $ 53,644      31.24%
                            ========  =========  ========  =========  ========  =========  ========  =========  ========  =========

Total risk-based capital..  $ 30,172      42.39% $ 13,272      13.71% $ 51,896      30.58% $ 58,944      34.45% $ 61,793      35.99%
Total Risk-based
   requirement (1)........     5,699       8.00     7,743       8.00    13,577       8.00    13,689       8.00    13,735       8.00
                            --------  ---------  --------  ---------  --------  ---------  --------  ---------  --------  ---------
Excess capital............  $ 24,473      34.36% $  5,529       5.71% $ 38,319      22.58% $ 45,255      26.45% $ 48,058      27.99%
                            ========  =========  ========  =========  ========  =========  ========  =========  ========  =========

(Continued)

                                     FIRST CLOVER LEAF BANK,
                               PRO FORMA AT DECEMBER 31, 2005 (1)
                           -----------------------------------------


                                                  ADJUSTED MAXIMUM
                            MAXIMUM 4,427,500     5,091,625 SHARES
                               SHARES SOLD             SOLD(3)
                            -------------------  -------------------
                                       PERCENT              PERCENT
                                      OF ASSETS            OF ASSETS
                             AMOUNT      (3)      AMOUNT      (3)
                            --------  ---------  --------  ---------
                                      (DOLLARS IN THOUSANDS)

Total capital per
   financial statements...  $ 74,847      25.15% $ 78,633      26.09

Tier 1 leverage capital...  $ 63,359      22.08% $ 66,635      22.96%
Tier 1 leverage
   requirement............    11,478       4.00    11,609       4.00
                            --------  ---------  --------  ---------
Excess capital............  $ 51,881      18.08% $ 55,026      18.96%
                            ========  =========  ========  =========

Tier 1 risk- based
   capital................  $ 63,359      36.78% $ 66,635      38.54%
Tier 1 risk- based
   requirement (1)........     6,890       4.00     6,916       4.00
                            --------  ---------  --------  ---------
Excess capital............  $ 56,469      32.78% $ 59,719      34.54%
                            ========  =========  ========  =========

Total risk-based capital..  $ 64,641      37.53% $ 67,917      39.28%
Total Risk-based
   requirement (1)........    13,781       8.00    13,833       8.00
                            --------  ---------  --------  ---------
Excess capital............  $ 50,860      29.53% $ 54,084      31.28%
                            ========  =========  ========  =========

--------------------------
(1) Adjusted total or adjusted risk-weighted assets, as appropriate. Pro forma adjusted risk-weighted assets assume that funds infused into First Clover Leaf Bank are held in assets that carry a risk-weight of 20%.
(2) As adjusted to give effect to the issuance of 1,429,067 unsubscribed conversion shares to Clover Leaf stockholders as merger consideration to complete the acquisition.
(3) As adjusted to give effect to an increase in the number of shares that could occur due to an increase in the offering range up to approximately 15% to reflect changes in market and financial conditions before the conversion is completed.

                                 CAPITALIZATION

        The following table presents the historical consolidated capitalization of First Federal and Clover Leaf at December 31, 2005 and the pro forma consolidated capitalization of First Clover Leaf after giving effect to the conversion and acquisition of Clover Leaf, based upon the assumptions set forth in the "Pro Forma Conversion and Acquisition Data" section.

                                                                                     FIRST CLOVER LEAF - PRO FORMA BASED UPON
                                                                                              SALE AT $10.00 PER SHARE(1)
                                                                                ----------------------------------------------------
                                                                                    ADJUSTED          ADJUSTED
                                             FIRST FEDERAL      CLOVER LEAF        MINIMUM (2)         MINIMUM          MIDPOINT
                                               HISTORICAL        HISTORICAL        3,272,500          3,272,500         3,850,000
                                             CAPITALIZATION    CAPITALIZATION        SHARES            SHARES            SHARES
                                            ----------------  ----------------  ----------------  ----------------  ----------------
                                                                                 (IN THOUSANDS)
        Deposits(4)........................  $      102,112    $      101,009    $      203,301    $      203,301    $      203,301
        Borrowings.........................              --            15,225            15,111            15,111            15,111
        Trust preferred securities.........              --             4,000             3,954             3,954             3,954
                                             --------------    --------------    --------------    --------------    --------------
        Total deposits and borrowed funds..  $      102,112    $      120,234    $      222,366    $      222,366    $      222,366
                                             ==============    ==============    ==============    ==============    ==============

        Stockholders' equity:
        Common Stock, $0.10 per share par
          value, 10,000,000 shares
          authorized; shares to be issued
          as reflected.....................  $          392    $           66    $          595    $          738    $          846
        Additional paid-in capital.........          16,539             2,484            48,092            62,046            67,992
        Retained earnings(5)                         21,760             8,248            21,683            21,683            21,683
        Accumulated other comprehensive
         loss, net.........................            (188)             (285)             (188)             (188)             (188)
        Unearned employee stock ownership
         plan shares(6)....................            (795)               --              (795)             (795)             (795)
                                             --------------    --------------    --------------    --------------    --------------
        Total stockholders' equity.........  $       37,708            10,513    $       69,387            83,484    $       89,538
                                             ==============    ==============    ==============    ==============    ==============

(Continued)

                                               FIRST CLOVER LEAF - PRO FORMA
                                                    BASED UPON SALE AT
                                                    $10.00 PER SHARE(1)
                                            ----------------------------------
                                                MAXIMUM           MAXIMUM(3)
                                               4,427,500          5,091,625
                                                SHARES             SHARES
                                            ----------------  ----------------
                                                       (IN THOUSANDS)

        Deposits(4)........................  $      203,301    $      203,301
        Borrowings.........................          15,111            15,111
        Trust preferred securities.........           3,954             3,954
                                             --------------    --------------
        Total deposits and borrowed funds..  $      222,366    $      222,366
                                             ==============    ==============

        Stockholders' equity:
        Common Stock, $0.10 per share par
          value, 10,000,000 shares
          authorized; shares to be issued
          as reflected.....................  $          955    $        1,079
        Additional paid-in capital.........          73,938            80,723
        Retained earnings(5)                         21,683            21,683
        Accumulated other comprehensive
         loss, net.........................            (188)             (188)
        Unearned employee stock ownership
         plan shares(6)....................            (795)             (795)
                                             --------------    --------------
        Total stockholders' equity.........  $       95,593    $      102,502
                                             ==============    ==============

-----------------------------------
(1) Reflects the pro forma impact of the cash and stock acquisition of Clover Leaf, with the stock portion of the purchase price paid in newly issued shares of First Clover Leaf at a price of $10.00 per share and the purchase accounting mark-to-market adjustments required to adjust the deposits and borrowings of Clover Leaf to market values. Additional paid-in capital reflects the issuance of common stock in the acquisition of Clover Leaf.
(2) As adjusted to give effect to the issuance of 1,429,067 unsubscribed conversion shares to Clover Leaf stockholders as merger consideration to complete the acquisition.
(3) As adjusted to give effect to an increase in the number of shares that could occur due to an increase in the offering range up to approximately 15% to reflect changes in market and financial conditions before the conversion is completed.
(4) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(5) The retained earnings of First Clover Leaf will be substantially restricted after the conversion.
(6) Existing shares held by the First Federal employee stock ownership plan reflected as a reduction in stockholders' equity.

                 THE ACQUISITION OF CLOVER LEAF FINANCIAL CORP.
                           AND RELATED PRO FORMA DATA

GENERAL

        On February 3, 2006, we entered into an agreement to acquire Clover Leaf Financial Corp., which is the holding company of Clover Leaf Bank, an Illinois bank headquartered in Edwardsville, Illinois. Clover Leaf Bank conducts its business through three branch offices located in Edwardsville, Illinois. As of December 31, 2005, Clover Leaf Financial Corp. had consolidated assets of $132.0 million, deposits of $101.0 million and stockholders' equity of $10.5 million. Clover Leaf Bank will be merged with and into First Federal Savings & Loan Association of Edwardsville, and the resulting institution will be named "First Clover Leaf Bank." Following this merger, First Clover Leaf Bank will operate four branch offices.

        The merger agreement provides that each share of Clover Leaf Financial Corp. common stock will be converted into the right to receive merger consideration of between $40.00 and $43.00 per share. The appraised pro forma market value of the common stock of First Clover Leaf will determine the value between $40.00 and $43.00 per share of merger consideration to which stockholders of Clover Leaf will be entitled in the merger. Clover Leaf stockholders will be offered the opportunity to receive merger consideration in the form of:

        (i)     cash;

        (ii) shares of First Clover Leaf common stock at per share price of $10.00; or

        (iii) a combination of cash and shares of First Clover Leaf common stock.

        The merger agreement provides that 30% of the aggregate merger consideration to be paid to Clover Leaf stockholders will be in cash and 70% in shares of First Clover Leaf common stock. At December 31, 2005, Clover Leaf Financial Corp. had 510,381 shares of common stock issued and outstanding. First Clover Leaf expects to issue up to 1,500,520 shares of common stock, subject to adjustment to up to 1,536,247 shares of common stock, to Clover Leaf Financial Corp. stockholders in the merger. Any shares of First Clover Leaf common stock to be issued in connection with the merger will be issued immediately following completion of the mutual-to-stock conversion of First Federal Financial Services, MHC and related stock offering of First Clover Leaf.

        If First Clover Leaf does not receive orders for at least 3,272,500 shares in the subscription and community offerings, then, in First Clover Leaf's discretion, in order to issue the minimum number of shares necessary to complete the conversion and stock offering, up to 1,429,067 shares of the unsubscribed offering shares may be issued to stockholders of Clover Leaf Financial Corp. as merger consideration. The merger is contingent upon the completion of the mutual-to-stock conversion by First Federal Financial Services, MHC. The merger is subject to stockholder approval of First Federal Financial Services, Inc. and stockholder approval of Clover Leaf Financial Corp., as well as approval by the Office of Thrift Supervision.

        We anticipate simultaneously completing the conversion, offering and merger in July 2006, although no assurance can be given that we will be able to complete these transactions by that date.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF CLOVER LEAF FINANCIAL CORP. AND SUBSIDIARIES

        The following tables set forth selected consolidated historical financial and other data of Clover Leaf Financial Corp. for the periods and at the dates indicated. The information at and for the years ended December 31, 2005 and 2004 is derived in part from audited consolidated financial statements that are not included in this prospectus.

                                                                                   AT DECEMBER 31,
                                                                            ----------------------------
                                                                                2005             2004
                                                                            ------------    ------------
                                                                                    (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:

Total assets............................................................    $    131,980    $    120,253
Loans, net..............................................................          97,433          77,163
Cash and cash equivalents...............................................           6,287          10,306
Securities available for sale...........................................          18,062          24,492
Federal Home Loan Bank Stock............................................           4,103           3,909
Deposits................................................................         101,009          96,879
Borrowed funds..........................................................          19,225           9,104
Stockholders' Equity....................................................          10,513          13,010

                                                                               YEARS ENDED DECEMBER 31,
                                                                            ----------------------------
                                                                                 2005            2004
                                                                            ------------    ------------
                                                                                    (IN THOUSANDS)
SELECTED OPERATING DATA:

Total interest income...................................................    $      6,592    $      5,286
Total interest expense..................................................           2,919           1,957
                                                                            ------------    ------------
   Net interest income..................................................           3,673           3,329
Provision for loan losses...............................................              42              --
                                                                            ------------    ------------
   Net interest income after provision for loan losses..................           3,631           3,329
Non-interest income.....................................................             531             463
Non-interest expense ...................................................           3,114           2,936
                                                                            ------------    ------------
Income before income tax expense........................................           1,048             856
Income tax expense......................................................             372             328
                                                                            ------------    ------------
   Net income...........................................................    $        676    $        528
                                                                            ============    ============

                                                                             AT OR FOR THE YEARS ENDED
                                                                                    DECEMBER 31,
                                                                            ----------------------------
                                                                                2005            2004
                                                                            ------------    ------------
SELECTED FINANCIAL RATIOS AND OTHER DATA:

PERFORMANCE RATIOS:
Return on assets (ratio of net income to average total assets)..........          0.56%          0.49%
Return on equity (ratio of net income to average equity)................          6.00           4.15
Average interest rate spread (1)........................................          2.79           2.86
Net interest margin (2).................................................          3.19           3.24
Efficiency ratio (3)....................................................         74.07          77.43
Non-interest expense to average total assets............................          2.56           2.72
Average interest-earning assets to average interest-bearing liabilities.        115.57         119.73

ASSET QUALITY RATIOS:
Non-performing assets to total assets...................................          0.30%          0.51%
Non-performing loans to total loans.....................................          0.22           0.80
Net charge-offs (recoveries) to average loans outstanding...............         (0.09)         (0.01)
Allowance for loan losses to non-performing loans.......................        392.63         118.61
Allowance for loan losses to total loans................................          0.87           0.95

CAPITAL RATIOS:
Equity to total assets at end of period.................................          7.97%          10.82%
Average equity to average assets........................................          9.27           11.78
Tangible capital........................................................         16.04           16.91
Tier 1 (core) capital...................................................         11.41           12.01
Tier 1 risk-based ratio (4).............................................         14.88%          16.01%

OTHER DATA:
Number of full service offices..........................................             3               2

-------------------------------
(1) The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(4) Tier 1 risk based ratio represents Tier 1 capital of Clover Leaf Bank divided by its risk-weighted assets as defined in federal regulations on required capital.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

        The following Pro Forma Unaudited Consolidated Balance Sheets at December 31, 2005, and the Pro Forma Unaudited Consolidated Statements of Income for the year ended December 31, 2005 give effect to the conversion and the acquisition based on the assumptions set forth below. The pro forma unaudited financial statements are based on the audited consolidated financial statements of First Federal and Clover Leaf as of and for the year ended December 31, 2005. The pro forma unaudited financial statements give effect to the conversion and the acquisition using purchase accounting as required by accounting principles generally accepted in the United States.

        Clover Leaf stockholders will receive in the acquisition for each share of Clover Leaf stock held by them between $40.00 and $43.00 of First Clover Leaf stock and cash, with 70% of the aggregate consideration to be paid in common stock and 30% to be paid in cash. The purchase price for purposes of the pro forma presentation for Clover Leaf was calculated as follows:

                                                                CALCULATION OF PURCHASE PRICE
                                                      -----------------------------------------------
                                                             MINIMUM              ADJUSTED MAXIMUM
                                                      -----------------------   ---------------------
                                                                       (IN THOUSANDS)
Net assets acquired..............................     $                10,513   $              10,513
Fair value adjustments:
   Estimated non-tax deductible merger costs.....                        (645)                   (645)
   Loans(1)......................................                        (677)                   (677)
   Deposits(1)...................................                        (180)                   (180)
   Borrowings(1).................................                         160                     160
   Fixed assets(2)...............................                       1,129                   1,129
Core deposit intangible(3).......................                       1,585                   1,585
Tax impact of purchase accounting adjustments....                        (766)                   (766)
Goodwill.........................................                       9,297                  10,828
                                                      -----------------------   ---------------------
Purchase price...................................     $                20,416   $              21,947
                                                      =======================   =====================

------------------------------------
(1) Loans, certificates of deposits and borrowings adjustments reflect the market value adjustment assigned to each class of these items. Market value adjustments are calculated using portfolio balances, portfolio rates and market rates as of December 31, 2005. Each adjustment was determined using present value analysis, discounting the difference between market rates of interest and portfolio rates of interest to present value over the contractual or estimated lives of the respective assts and liabilities. Cash flows were discounted at the estimated risk-adjusted discount rate. Fair value adjustments are amortized using the interest method over the contractual or estimated lives of the respective assets and liabilities.
(2) Fixed asset adjustments are based on estimated market values of fixed assets acquired with Clover Leaf. Fixed asset adjustments are amortized as depreciation expense over the estimated lives of the fixed assets.
(3) Core deposit intangible reflects the present value benefit to First Clover Leaf of utilizing the acquired core deposits as a funding source relative to wholesale funding costs based on the rates of Federal Home Loan Bank advances. The core deposit intangible is calculated using deposit balances and interest rates as of December 31, 2005. Cost of the acquired core deposits include interest costs, plus estimated operating expenses, less estimated non-interest income to be derived from the core deposits. Acquired core deposits are projected to decay based on assumptions promulgated by the Office of Thrift Supervision. The yield benefit for each period is discounted to present value using a weighted average cost of capital, which was risk-adjusted to reflect characteristics of the deposit base. The core deposit intangible is amortized over the estimated lives of the core deposits using the double declining balance accelerated amortization schedule.

        The pro forma adjustments in the table assume the sale of 3,272,500 shares and 5,091,625 shares, respectively, in the offering at a price of $10.00 per share, which is the minimum and adjusted maximum, of the offering range, respectively. In addition, the pro forma adjustments in the table assume the issuance of 2,677,500 shares and 4,165,875 shares, respectively, to current stockholders of First Federal other than First Federal Financial Services, MHC, and 1,429,067 and 1,536,247 shares, respectively, to Clover Leaf stockholders in the acquisition. The net proceeds are based upon the following assumptions:

        o all shares of common stock will be sold in the subscription and community offerings;
        o 100,000 shares of common stock will be purchased by our executive officers and directors, and their associates;
        o Keefe Bruyette & Woods will receive a fee equal to 1.35% of the dollar amount of shares of common stock sold in the offering. No fee will be paid with respect to shares of common stock purchased by our officers, directors and employees, and their immediate families, shares issued in the exchange offering or shares issued to stockholders of Clover Leaf; and
        o Total expenses of the offering, including fixed expenses of $685,000 and the marketing fees to be paid to Keefe Bruyette & Woods, will be between $1.2 million at the minimum of the offering range and $1.4 million at the adjusted maximum of the offering range.

        The expenses of the conversion and the acquisition may vary from those estimated, and the fees paid to Keefe Bruyette & Woods will vary from the amounts estimated if the amount of shares of First Clover Leaf common stock sold varies from the amounts assumed above or if a syndicated community offering becomes necessary. Additionally, certain one-time charges to operating results are expected to occur following the conversion and the acquisition, which expenses are currently estimated to be approximately $125,000, pre-tax. These items, net of income tax effects, are shown as a reduction in stockholders' equity in the balance sheets but are not shown as a reduction in net income for the periods shown in the income statements.

        Pro forma net income has been calculated for the year ended December 31, 2005 for First Clover Leaf as if the shares of First Clover Leaf common stock to be issued in the offering had been sold and the shares issued to Clover Leaf stockholders happened as of the beginning of the first period presented. Pro forma net income has also been calculated assuming the acquisition of Clover Leaf had happened as of the beginning of each period. Pro forma merger adjustments to net income include entries to reflect the estimated difference between contractual yields and costs on financial assets and liabilities and comparable market yields and costs and the amortization of identifiable intangible assets created in the acquisition. Excluded from the calculation of pro forma net income are any adjustments to reflect the estimated interest income to be earned on the net proceeds of the offering, the estimated interest income to be foregone on the cash required to fund the acquisition of Clover Leaf and related expenses, and other estimated expense reductions from consolidating the operations of Clover Leaf with those of First Federal. Such entries will be recorded as incurred, are non-recurring, and are thus not reflected in the calculations of pro forma income.

        The pro forma unaudited consolidated statements of financial condition assume the conversion and the acquisition were consummated as of the year ended December 31, 2005. The pro forma unaudited consolidated balance sheets reflect the estimated impact of the offering on First Clover Leaf and the estimated merger adjustments to reflect the acquisition of Clover Leaf. Estimated merger adjustments reflect the application of the purchase method of accounting, including adjustments to reflect the difference between historical carrying values and estimated market values for financial assets and liabilities and fixed assets and the creation of intangible assets. The pro forma stockholders' equity represents the combined book value of First Federal and Clover Leaf, as adjusted for the offering and the acquisition, computed in accordance with generally accepted accounting principles used in the United States. This amount is not intended to represent fair market value nor does it represent amounts, if any, that would be available for distribution to stockholders in the event of liquidation.

        The pro forma unaudited financial statements are provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the market value of First Clover Leaf or the actual results that would have been achieved had the conversion and the acquisition been consummated on December 31, 2005 or at the beginning of the period presented, and is not indicative of future results. The pro forma unaudited financial statements should be read in conjunction with the consolidated financial statements and the notes thereto of First Federal and Clover Leaf contained elsewhere in this merger proxy-prospectus.

        THE UNAUDITED PRO FORMA NET INCOME DERIVED FROM THE ABOVE ASSUMPTIONS IS QUALIFIED BY THE STATEMENTS SET FORTH ABOVE AND SHOULD NOT BE CONSIDERED INDICATIVE OF THE MARKET VALUE OF FIRST CLOVER LEAF COMMON STOCK OR THE ACTUAL OR FUTURE RESULTS OF OPERATIONS OF FIRST CLOVER LEAF FOR ANY PERIOD. THE PRO FORMA DATA MAY BE MATERIALLY AFFECTED BY THE ACTUAL GROSS AND NET PROCEEDS FROM THE SALE OF SHARES IN THE STOCK OFFERING AND OTHER FACTORS.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

        The following table presents pro forma balance sheet information at December 31, 2005 for First Federal, Clover Leaf and First Clover Leaf assuming the sale of 5,091,625 shares at the adjusted maximum of the valuation range and a purchase price of $43.00 per share paid to the Clover Leaf stockholders as merger consideration.

                                                                                                                         FIRST
                                      DECEMBER 31,     PRO FORMA      FIRST FEDERAL   DECEMBER 31,     PRO FORMA      CLOVER LEAF
                                         2005          CONVERSION         AFTER          2005           MERGER          PRO FORMA
                                     FIRST FEDERAL    ADJUSTMENTS(1)   CONVERSION     CLOVER LEAF    ADJUSTMENTS(2)   CONSOLIDATED
                                     -------------    -----------      ----------     -----------    -----------      ------------
                                                                            (IN THOUSANDS)
Assets
Cash, cash equivalents and
  interest-bearing deposits.......    $      3,678   $     49,509(3)  $      53,187   $      6,287   $     (7,354)(6)  $     52,120
Securities available for sale,
  at fair value...................          12,944              -            12,944         18,062              -            31,006
Securities held to maturity, at
  amortized cost..................             353              -               353              -              -               353
Loans, net........................         115,645              -           115,645         97,433           (677)(7)       212,401
Federal Home Loan Bank stock......           6,214              -             6,214          4,103              -            10,317
Property and equipment............             860              -               860          4,828          1,129(8)          6,817
Goodwill..........................               -              -                 -              -         10,828(9)         10,828
Core deposit intangible...........               -              -                 -              -          1,585(10)         1,585
Other assets......................             464              -               464          1,267           (719)(11) $      1,012
                                      ------------   ------------     -------------   ------------   ------------      ------------
   Total assets...................    $    140,158   $     49,509     $     189,667   $    131,980   $      4,792      $    326,439
                                      ============   ============     =============   ============   ============      ============

Liabilities
Deposits..........................    $    102,112   $          -     $     102,112   $    101,009   $        180(12)  $    203,301
FHLB advances and other
  borrowings......................               -              -                 -         15,225           (114)(13)       15,111
Other liabilities.................             338              -               338          1,233              -             1,571
Trust preferred securities........               -              -                 -          4,000            (46)            3,954
                                      ------------   ------------     -------------   ------------   ------------      ------------
   Total liabilities..............    $    102,450   $          -     $     102,450   $    121,467   $         20      $    223,937
                                      ------------   ------------     -------------   ------------   ------------      ------------

Stockholders' equity
Common stock......................    $        392   $        534(4)  $         926   $         66   $         88(14)  $      1,079
Additional paid-in capital, net
  of treasury stock...............          16,539         48,975(5)         65,514          2,484         12,725(14)        80,723
Retained earnings-substantially
  restricted......................          21,760              -            21,780          8,248         (8,326)(15)       21,683
Unearned employee stock
  ownership plan shares...........            (795)             -              (795)             -              -              (795)
Accumulated other comprehensive
  (loss) income...................            (188)             -              (188)          (285)           285(15)          (188)
                                      ------------   ------------     -------------   ------------   ------------      ------------
   Total stockholders' equity.....    $     37,708   $     49,509     $      87,217   $     10,513   $      4,772      $    102,502
                                      ------------   ------------     -------------   ------------   ------------      ------------

   Total liabilities and
     stockholders' equity.........    $    140,158   $     49,509     $     189,667   $    131,980   $      4,792      $    326,439
                                      ============   ============     =============   ============   ============      ============

----------------------------
(1) Shows the effect of the conversion, assuming gross proceeds of $50.9 million, the adjusted maximum of the valuation range, offering expenses of $1.4 million, and the issuance of $41.7 million of exchange shares to stockholders of First Federal other than First Federal Financial Services, MHC in the exchange offering.
(2) Reflects the purchase accounting and acquisition adjustments related to the acquisition of Clover Leaf for a price of $43.00 per share in cash and newly issued common stock, assuming the conversion is completed at the adjusted maximum of the offering range.
(3)     Calculated as follows:

           Gross conversion proceeds                  $    50,916
           Consolidation of MHC assets                $        11
           Offering expenses                          $    (1,418)
                                                      -----------
           Pro forma cash adjustment                  $    49,509
                                                      ===========

(4)     Based on $0.10 per share par value
           9,257,500 pro forma shares at the adjusted maximum     $       926
           Less: historical par value common stock                $      (392)
                                                                  -----------
             Pro forma adjustment                                 $       534
                                                                  ===========
(5)     Calculated as follows:
           Net proceeds of offering                               $    49,509
           Less: adjustment to par value of common stock
             (see footnote 4)                                            (534)
                                                                  -----------
             Pro forma adjustment                                 $    48,975
                                                                  ===========

(6) Includes the cash portion of the merger consideration paid to Clover Leaf stockholders, non-tax deductible transaction costs, tax-deductible one-time acquisition and restructuring costs to be incurred in completing the acquisition.

           Cash portion of merger consideration                    $     6,584
           Non-tax deductible transaction expenses                         645
           Restructuring costs through the income statement                125
                                                                   -----------
             Total cash adjustment                                 $     7,354
                                                                   ===========

(7) Yield adjustment to reflect the difference between portfolio yields and market rates as of December 31, 2005 for loans acquired in the acquisition. Yield adjustments were calculated using present value analysis as follows: (a) the acquired loan portfolio was segregated into pools of similar loans; (b) cash flow projections were prepared for each loan pool based on interest rates, balances, remaining terms to maturity, and estimated prepayment speeds for each pool; (c) cash flows were discounted to present value using risk adjusted discount rates for comparable loans; and (d) the resulting difference between the present value of future cash flows for each pool and the corresponding principal balance was the yield adjustment. Yield adjustments on acquired loans are amortized into interest income using the interest method over the estimated lives of the acquired loans, which range between 2.92 years and 6.83 years, depending upon the type of loan (average is 4.15 years).
(8) Reflects the difference between estimated market values and net book values of fixed assets acquired in the acquisition.
(9) Goodwill is an intangible asset that is not subject to amortization. The goodwill balance will be tested annually for impairment. Goodwill is calculated as:

                                                                 CLOVER LEAF
                                                                (IN THOUSANDS,
                                                               EXCEPT PER SHARE
                                                                     DATE)

           Purchase price per share ($)                         $        43.00
           Number of shares acquired                                   510,381

           Purchase price                                       $       21,947
           Less: acquired stockholders' equity                         (10,513)
           Plus: non-tax deductible transaction costs                      645
           Plus: taxable purchase accounting adjustments
             Yield adjustment for acquired CDs                             180
             Yield adjustment for acquired borrowings                     (160)
             Yield adjusted for acquired loans                             677
             Core deposit intangible                                    (1,585)
             Market value adjustment for fixed assets                   (1,129)
             Tax effect at 38% marginal tax rate                           766
                                                               ---------------
           Goodwill                                            $        10,828
                                                               ===============

(10) Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired Clover Leaf deposit base, calculated as the present value benefit of funding operations with the acquired deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense on an accelerated basis using the double declining balance method over 6.9 years.

(11)    Deferred tax entry calculated as follows:

           Deferred tax entry from purchase accounting
           (see footnote 9)                                      $      (766)
           Deferred tax entry from acquisition expenses
           ($125,000 at 38%)                                              48
                                                                 ------------
           Pro forma adjustment                                  $      (719)
                                                                 ============

(12) Yield adjustment to reflect the difference between portfolio yields and market rates as of December 31, 2005 for time deposits acquired in the acquisition. Yield adjustment is calculated as the difference between the current portfolio balances for time deposits and the present value of projected cash flows related to the time deposits discounted using current market rates. Current market rates were based on average rates paid by institutions competing in the regional market area based on rate surveys on or around December 31, 2005. The yield adjustment for time deposits will be accreted into income using the interest method over the lives of the acquired time deposits based on their monthly maturities.
(13) Yield adjustment to reflect the difference between portfolio yields and market rates as of December 31, 2005 for borrowings acquired in the acquisition. Yield adjustment is calculated as the difference between the current portfolio balance for borrowings and the present value of projected cash flows related to the borrowings discounted using current market rates. Current market rates were based on rates offered by the Federal Home Loan Bank of Chicago as of December 31, 2005 for Federal Home Loan Bank advances and the current market rate for trust preferred securities with the remaining terms of 5 years. The yield adjustment for borrowings, including trust preferred securities, will be amortized into expense using the interest method over the lives of the acquired borrowings based on their monthly maturities.

(14) Eliminate Clover Leaf capital accounts and account for the issuance of common stock to Clover Leaf stockholders in the acquisition as follows:

                                                                   PAR VALUE        PAID-IN CAPITAL
                                                                   ---------        ---------------
           Issuance of new shares to Clover Leaf                $           154     $        15,209
           Elimination of Clover Leaf existing entries          $           (66)    $        (2,484)
                                                                ---------------     ---------------
           Adjustment                                           $            88     $        12,725
                                                                ===============     ===============

(15) Calculated to eliminate the capital account entries of Clover Leaf pursuant to purchase accounting. Adjustment to retained earnings reflects the after tax impact of $125,000 of merger-related costs that have been expensed and reflected on the income statement.

        The following table presents pro forma balance sheet information at December 31, 2005 for First Federal, Clover Leaf and First Clover Leaf assuming the sale of 3,272,500 shares at the minimum of the valuation range and a purchase price of $40.00 per share paid to the Clover Leaf stockholders as merger consideration.


                                                                                                                         FIRST
                                      DECEMBER 31,     PRO FORMA      FIRST FEDERAL   DECEMBER 31,     PRO FORMA      CLOVER LEAF
                                         2005          CONVERSION         AFTER          2005           MERGER          PRO FORMA
                                     FIRST FEDERAL    ADJUSTMENTS(1)   CONVERSION     CLOVER LEAF    ADJUSTMENTS(2)   CONSOLIDATED
                                     -------------    -----------      ----------     -----------    -----------      ------------
                                                                            (IN THOUSANDS)
Assets
Cash, cash equivalents and
  interest-bearing deposits.......    $      3,678   $     31,563(3)  $      35,241   $      6,287   $     (6,895)(6)  $     34,633
Securities available for sale,
  at fair value...................          12,944              -            12,944         18,062              -            31,006
Securities held to maturity,
  at amortized cost...............             353              -               353              -              -               353
Loans, net........................         115,645              -           115,645         97,433           (677)(7)       212,401
Federal Home Loan Bank stock......           6,214              -             6,214          4,103              -            10,317
Property and equipment............             860              -               860          4,828          1,129(8)          6,817
Goodwill..........................               -              -                 -              -          9,297(9)          9,297
Core deposit intangible...........               -              -                 -              -          1,585(10)         1,585
Other assets......................             464              -               464          1,267           (719)(11)        1,012
                                      ------------   ------------     -------------   ------------   ------------      ------------
   Total assets...................    $    140,158   $     31,563     $     171,721   $    131,980          3,720      $    307,421
                                      ============   ============     =============   ============   ============      ============

Liabilities
Deposits..........................    $    102,112   $          -     $     102,112   $    101,009   $        180(12)  $    203,301
FHLB advances and other
  borrowings......................               -              -                 -         15,225           (114)(13)       15,111
Other liabilities.................             338              -               338          1,233              -             1,571
Trust preferred securities........               -              -                 -          4,000            (46)            3,954
                                      ------------   ------------     -------------   ------------   ------------      ------------
   Total liabilities..............    $    102,450   $          -     $     102,450   $    121,467   $         20      $    223,937
                                      ------------   ------------     -------------   ------------   ------------      ------------

Stockholders' equity
Common stock......................    $        392   $        203(4)  $         595   $         66   $         77(14)  $        738
Additional paid-in capital, net
  of treasury shares..............          16,539         31,360(5)         47,899          2,484         11,664(14)        62,047
Retained earnings-substantially
  restricted......................          21,760              -            21,760          8,248         (8,326)(15)       21,682
Unearned employee stock
  ownership plan shares...........            (795)             -              (795)             -              -              (795)
Accumulated other comprehensive
  (loss) income...................            (188)             -              (188)          (285)           285(15)          (188)
                                      ------------   ------------     -------------   ------------   ------------      ------------
   Total stockholders' equity.....    $     37,708   $     31,563      $     69,271   $     10,513   $      3,700      $     83,484
                                      ------------   ------------     -------------   ------------   ------------      ------------

   Total liabilities and
     stockholders' equity.........    $    140,158   $     31,563      $    171,721   $    131,980   $      3,720      $    307,421
                                      ============   ============     =============   ============   ============      ============

-----------------------------
(1) Shows the effect of the conversion, assuming gross proceeds of $32.7 million, the minimum of the valuation range, offering expenses of $1.2 million, and the issuance of $27.8 million of exchange shares to stockholders of First Federal other than First Federal Financial Services, MHC in the exchange offering.
(2) Reflects the purchase accounting and acquisition adjustments related to the acquisition of Clover Leaf for a price of $40.00 per share in cash and newly issued common stock, assuming the conversion is completed at the minimum of the offering range.
(3)     Calculated as follows:

           Gross conversion proceeds                              $    32,725
           Consolidation of MHC assets                            $        11
           Offering expenses                                      $    (1,173)
                                                                  -----------
           Pro forma cash adjustment                              $    31,563
                                                                  ===========

(4)     Based on $0.10 per share par value

           5,950,000 pro forma shares at the minimum              $       595
           Less: historical par value common stock                $      (392)
                                                                  -----------
            Pro forma adjustment                                  $       203
                                                                  ===========

(5)     Calculated as follows:

           Net proceeds of offering                               $    31,563
           Less: adjustment to par value of common stock
                 (see footnote 4)                                        (203)
                                                                  -----------
            Pro forma adjustment                                  $    31,360
                                                                  ===========

(6) Includes the cash portion of the merger consideration paid to Clover Leaf, non-tax deductible transaction costs, tax-deductible one-time acquisition and restructuring costs to be incurred in completing the acquisition.

           Cash portion of merger consideration                   $     6,125
           Non-tax deductible transaction expenses                        645
           Restructuring costs through the income statement               125
                                                                  -----------
             Total cash adjustment                                $     6,895
                                                                  ===========

(7) Yield adjustment to reflect the difference between portfolio yields and market rates as of December 31, 2005 for loans acquired in the acquisition. Yield adjustments were calculated using present value analysis as follows: (a) the acquired loan portfolio was segregated into pools of similar loans; (b) cash flow projections were prepared for each loan pool based on interest rates, balances, remaining terms to maturity, and estimated prepayment speeds for each pool; (c) cash flows were discounted to present value using risk adjusted discount rates for comparable loans; and (d) the resulting difference between the present value of future cash flows for each pool and the corresponding principal balance was the yield adjustment. Yield adjustments on acquired loans are amortized into interest income using the interest method over the estimated lives of the acquired loans, which range between 2.92 years and 6.83 years, depending upon the type of loan (average is 4.15 years).
(8) Reflects the difference between estimated market values and net book values of fixed assets acquired in the acquisition.
(9) Goodwill is an intangible asset that is not subject to amortization. The goodwill balance will be tested annually for impairment. Goodwill is calculated as:

                                                                CLOVER LEAF
                                                               (IN THOUSANDS,
                                                              EXCEPT PER SHARE
                                                                   DATE)

           Purchase price per share ($)                       $         40.00
           Number of shares acquired                                  510,381

           Purchase price                                     $        20,416
           Less: acquired stockholders' equity                        (10,513)
           Plus: non-tax deductible transaction costs                     645
           Plus: taxable purchase accounting adjustments
             Yield adjustment for acquired CDs                            180
             Yield adjustment for acquired borrowings                    (160)
             Yield adjusted for acquired loans                            677
             Core deposit intangible                                   (1,585)
             Market value adjustment for fixed assets                  (1,129)
             Tax effect at 38% marginal tax rate                          766
                                                              ---------------
           Goodwill                                           $         9,297
                                                              ===============

(10) Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired Clover Leaf deposit base, calculated as the present value benefit of funding operations with the acquired deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense on an accelerated basis using the double declining balance method over 6.9 years.
(11)    Deferred tax entry calculated as follows:

           Deferred tax entry from purchase accounting
           (see footnote 9).                                      $      (766)
           Deferred tax entry from acquisition expenses
           ($125,000 at 38%)                                               48
                                                                  -----------
             Pro forma adjustment                                 $      (719)
                                                                  ===========

(12) Yield adjustment to reflect the difference between portfolio yields and market rates as of December 31, 2005 for time deposits acquired in the acquisition. Yield adjustment is calculated as the difference between the current portfolio balances for time deposits and the present value of projected cash flows related to the time deposits discounted using current market rates. Current market rates were based on average rates paid by institutions competing in the regional market area based on rate surveys on or around December 31, 2005. The yield adjustment for time deposits will be accreted into income using the interest method over the lives of the acquired time deposits based on their monthly maturities.
(13) Yield adjustment to reflect the difference between portfolio yields and market rates as of December 31, 2005 for borrowings acquired in the acquisition. Yield adjustment is calculated as the difference between the current portfolio balance for borrowings and the present value of projected cash flows related to the borrowings discounted using current market rates. Current market rates were based on rates offered by the Federal Home Loan Bank of Chicago as of December 31, 2005 for Federal Home Loan Bank advances and the current market rate for trust preferred securities with the remaining terms of 5 years. The yield adjustment for borrowings, including trust preferred securities, will be amortized into expense using the interest method over the lives of the acquired borrowings based on their monthly maturities.
(14) Eliminate Clover Leaf capital accounts and account for the issuance of common stock to Clover Leaf stockholders in the acquisition as follows:

                                                                PAR VALUE      PAID-IN CAPITAL
                                                                ---------      ---------------
           Issuance of new shares to Clover Leaf             $           143   $        14,148
           Elimination of Clover Leaf existing entries                   (66)           (2,484)
                                                             ---------------   ---------------
           Adjustment                                        $            77   $        11,664
                                                             ===============   ===============

(15) Calculated to eliminate the capital account entries of Clover Leaf pursuant to purchase accounting. Adjustment to retained earnings reflects the after tax impact of $125,000 of merger-related costs that have been expensed and reflected on the income statement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

        The following table presents pro forma income statement information for the year ended December 31, 2005 for First Federal, Clover Leaf and First Clover Leaf assuming the sale of 5,091,625shares at the adjusted maximum of the valuation range.

                                                                 FOR THE YEAR ENDED DECEMBER 31, 2005
                                    ------------------------------------------------------------------------------------------------
                                                     PRO FORMA      FIRST FEDERAL                    PRO FORMA
                                       FIRST        CONVERSION          AFTER                          MERGER         PRO FORMA
                                      FEDERAL       ADJUSTMENTS(1)   CONVERSION     CLOVER LEAF     ADJUSTMENTS(2)   CONSOLIDATED
                                      -------       -----------      ----------     -----------     -----------      ------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income..................   $      7,748   $          -     $      7,748    $      6,592    $       469(3)   $     14,809
Interest expense.................         (2,987)             -           (2,987)         (2,919)            60(4)         (5,846)
                                    ------------   ------------     -------------   ------------    -----------      ------------
Net interest income before
  provision for loan losses......   $      4,761   $          -     $      4,761    $      3,673    $       529      $      8,963
Provision for loan losses........              -              -                -             (42)             -              (42)
                                    ------------   ------------     -------------   ------------    -----------      ------------
Net interest income after
  provision for loan losses......   $      4,761   $          -     $      4,761    $      3,631    $       529      $      8,921
Non-interest income..............             14              -               14             531              -              545
Non-interest expense.............         (1,764)             -           (1,764)         (3,114)          (468)(5)       (5,346)
                                    ------------   ------------     -------------   ------------    -----------      ------------
Income before provision for
  income taxes...................   $      3,011   $          -     $      3,011    $      1,048    $        61      $      4,120
Provision for income taxes.......         (1,148)             -           (1,148)           (372)           (22)(6)       (1,542)
                                    ------------   ------------     -------------   ------------    -----------      ------------
Net income.......................   $      1,863   $          -     $      1,863    $        676    $        39      $      2,578
                                    ============   ============     ============    ============    ===========      ============

Earnings per share
  Basic..........................   $       0.49   $          -                     $       1.25    $                $        N/A(7)
  Diluted........................   $       0.49   $          -                     $       1.25    $                $        N/A(7)

Shares used for calculating
  Basic..........................      3,838,372              -                          541,762                     $        N/A(7)
  Diluted........................      3,838,372              -                          541,762                     $        N/A(7)

-----------------------
(1) Shows the effect of the conversion, assuming gross proceeds of $50.9 million at the adjusted maximum of the valuation range and offering expenses of $1.4 million. Adjustments to record estimated interest income to be earned on the net proceeds of the offering will be recorded as incurred. Since these estimates are non-recurring, they are not reflected in the calculations of pro forma income. The estimated interest income, assuming net cash proceeds of $49.5 million from the conversion offering are invested at an average pretax yield of 4.38 percent for the year ended December 31, 2005, would be approximately $2.2 million pretax. The yield utilized approximates the yield on the one year U.S. Treasury security as of December 31, 2005.
(2) Shows the effect of the cash and stock acquisition of Clover Leaf for a price of $43.00 per share at the adjusted maximum of the valuation range, with 70% of the purchase price paid in newly issued shares of First Clover Leaf common stock at a price of $10.00 per share and 30% of the purchase price paid in cash.
(3) Adjustment to interest income is the amortization of the loan premium on the Clover Leaf loans resulting from purchase accounting. Adjustments to record estimated interest income to be foregone as a result of funding the cash portion of the merger consideration paid to stockholders of Clover Leaf and the expenses of the acquisition will be recorded as incurred. Since these estimates are non-recurring, they are not reflected in the Pro Forma Income Statements. The estimated reduction in interest income assuming total funding requirements of $7.4 million for the acquisition and related expenses, assuming such cash costs were funded with investments yielding 4.38 percent for the year ended December 31, 2005, would be approximately $0.3 million. The yield approximates the yield on the one year U.S. Treasury security on December 31, 2005.

           Reinvestment of net proceeds of the conversion offering             see Footnote 1
           Accretion of discount on investment securities                     $           159
           Accretion of discount on acquired loans from purchase accounting               310
                                                                              ---------------
           Adjustment of interest income                                      $           469
                                                                              ===============

(4)     Adjustment to interest expense is calculated as follows:

           Accretion of deposit premium from purchase accounting              $           131
           Amortization of borrowings' discount from purchase accounting                 (71)
                                                                              ---------------
           Adjustment to interest expense                                     $            60
                                                                              ===============

(5)  Adjustment to non-interest expense is calculated as follows:

           Amortization of new core deposit intangible                        $         (458)
           Depreciation adjustment for market value of fixed assets           $          (10)
                                                                              ---------------
           Adjustment to non-interest expense                                 $         (468)
                                                                              ===============

(6)     Marginal tax rate of 38%.
(7) This issuance of shares of common stock in the acquisition will occur only if the acquisition and conversion are completed. For pro forma earnings per share and share information that reflects the merger and the conversion, see "Pro Forma Conversion and Acquisition Data."

        The following table presents pro forma income statement information for the fiscal year ended December 31, 2005 for First Federal, Clover Leaf and First Clover Leaf assuming the sale of 3,272,500 shares at the minimum of the valuation range.

                                                                 FOR THE YEAR ENDED DECEMBER 31, 2005
                                    ------------------------------------------------------------------------------------------------
                                                     PRO FORMA      FIRST FEDERAL                    PRO FORMA
                                       FIRST        CONVERSION          AFTER                          MERGER         PRO FORMA
                                      FEDERAL       ADJUSTMENTS(1)   CONVERSION     CLOVER LEAF     ADJUSTMENTS(2)   CONSOLIDATED
                                      -------       -----------      ----------     -----------     -----------      ------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income..................   $      7,748   $          -     $       7,748   $      6,592    $       469(3)   $     14,809
Interest expense.................         (2,987)             -            (2,987)        (2,919)           60(4)          (5,846)
                                    ------------   ------------     -------------   ------------    -----------      ------------
Net interest income before
  provision for loan losses......   $      4,761   $          -     $       4,761   $      3,673    $       529      $      8,963
Provision for loan losses........              -              -                 -            (42)             -               (42)
                                    ------------   ------------     -------------   ------------    -----------      ------------
Net interest income after
  provision for loan losses......   $      4,761   $          -     $       4,761   $      3,631    $       529      $      8,921
Non-interest income..............             14              -                14            531              -               545
Non-interest expense.............         (1,764)             -            (1,764)        (3,114)          (468)(5)        (5,346)
                                    ------------   ------------     -------------   ------------    -----------      ------------
Income before provision for
  income taxes...................   $      3,011   $          -     $       3,011   $      1,048    $        61      $      4,120
Provision for income taxes.......         (1,148)             -            (1,148)          (372)           (22)(6)        (1,542)
                                    ------------   ------------     -------------   ------------    -----------      ------------
Net income.......................   $      1,863   $          -     $       1,863   $        676    $        39      $      2,578
                                    ============   ============     =============   ============    ===========      ============

Earnings per share
  Basic..........................   $       0.49   $           -                    $       1.25    $                $        N/A(7)
  Diluted........................   $       0.49   $           -                    $       1.25    $                $        N/A(7)

Shares used for calculating
  Basic..........................      3,838,372               -                         541,762                     $        N/A(7)
  Diluted........................      3,838,372               -                         541,762                     $        N/A(7)

-----------------------------
(1) Shows the effect of the conversion, assuming gross proceeds of $32.7 million at the adjusted minimum of the valuation range and offering expenses of $1.2 million. Adjustments to record estimated interest income to be earned on the net proceeds of the offering will be recorded as incurred. Since these estimates are non-recurring, they are not reflected in the calculations of pro forma income. The estimated interest income assuming net cash proceeds of $31.5 million from the conversion offering are invested at an average pretax yield of 4.38 percent for the year ended December 31, 2005 would be approximately $1.4 million pretax. The yield utilized approximates the yield on the one year U.S. Treasury security as of December 31, 2005.
(2) Shows the effect of the cash and stock acquisition of Clover Leaf for a price of $40.00 per share at the adjusted minimum of the valuation range, with 70% of the purchase price paid in newly issued shares of First Clover Leaf common stock at a price of $10.00 per share and 30% of the purchase price paid in cash.
(3) Adjustment to interest income is the amortization of the loan premium on the Clover Leaf loans resulting from purchase accounting. Adjustments to record estimated interest income to be foregone as a result of funding the cash portion of the merger consideration paid to stockholders of Clover Leaf and the expenses of the acquisition will be recorded as incurred. Since these estimates are non-recurring, they are not reflected in the Pro Forma Income Statements. The estimated reduction in interest income assuming total funding requirements of $6.9 million for the acquisition and related expenses, assuming such cash costs were funded with investments yielding 4.38 percent for the year ended December 31, 2005, would be approximately $0.3 million. The yield approximates the yield on the one year U.S. Treasury security on December 31, 2005.

           Reinvestment of net proceeds of the conversion offering              see Footnote 1
           Accretion of discount on investment securities                      $           159
           Accretion of discount on acquired loans from purchasing accounting  $           310
                                                                               ---------------
           Adjustment of interest income                                       $           469
                                                                               ===============

(4)     Adjustment to interest expense is calculated as follows:

           Accretion of deposit premium from purchase accounting               $           131
           Amortization of borrowings' discount from purchase accounting       $          (71)
                                                                               ---------------
           Adjustment to interest expense                                      $            60
                                                                               ===============

(5)     Adjustment to non-interest expense is calculated as follows:

           Amortization of new core deposit intangible                         $         (458)
           Depreciation adjustment for market value of fixed assets            $          (10)
                                                                               ---------------
           Adjustment to non-interest expense                                  $         (468)
                                                                               ===============

(6)     Marginal tax rate of 38%.
(7) This issuance of shares of common stock in the acquisition will occur only if the acquisition and conversion are completed. For pro forma earnings per share and share information that reflects the merger and the conversion, see "Pro Forma Conversion and Acquisition Data."]

                    PRO FORMA CONVERSION AND ACQUISITION DATA

        The following table summarizes historical data of First Federal and pro forma data of First Clover Leaf at or for the year ended December 31, 2005. This information is based on assumptions set forth in "The Acquisition of Clover Leaf Financial Corp. and Related Pro Forma Data" and is also based on assumptions set forth below and in the table, and should not be used as a basis for projections of market value of the shares of common stock of First Clover Leaf following the conversion, offering and acquisition. No effect has been given in the table to the possible issuance of additional shares of common stock pursuant to any stock option plan that may be adopted by our stockholders no earlier than six months after the conversion. Moreover, pro forma stockholders' equity per share does not give effect to the liquidation account to be established in the conversion or, in the event of a liquidation of First Clover Leaf Bank, to the recoverability of intangibles or the tax effect of the recapture of the bad debt reserve. See "The Conversion--Liquidation Rights."

        The net proceeds in the tables are based upon the following assumptions:

   o all shares of common stock will be sold in the subscription and community offerings;

   o 100,000 shares of common stock will be purchased by our executive officers and directors, and their associates.

   o Keefe, Bruyette & Woods will receive a fee equal to 1.35% of the dollar amount of shares of common stock sold in the offering. No fee will be paid with respect to shares of common stock purchased by our officers, directors and employees, and their immediate families, shares issued in the exchange offering, or shares issued to stockholders of Clover Leaf; and

   o Total expenses of the offering, including fixed expenses of $685,000 and the marketing fees to be paid to Keefe, Bruyette & Woods, will be between $1.2 million at the minimum of the offering range and $1.4 million at the maximum of the offering range, as adjusted.

        We calculated pro forma consolidated net earnings for the year ended December 31, 2005 as if the estimated net proceeds we received had been invested at an assumed interest rate of 4.38% (2.72% on an after-tax basis), which represents the yield on the one-year U.S. Treasury Bill as of December 31, 2005 (which First Federal considers to more accurately reflect the pro forma reinvestment rate than an arithmetic average method in light of changes in interest rates in recent periods). The effect of withdrawals from deposit accounts for the purchase of shares of common stock has not been reflected. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. The actual net proceeds from the sale of shares of common stock will not be determined until the offering is completed. However, we currently estimate the net proceeds to be between $31.6 million and $43.0 million, or $49.5 million if the offering range is increased by 15%. In certain circumstances, First Federal can use up to 1,429,067 of unsubscribed subscription shares to complete the acquisition. In the event the full amount of shares are so used, the net proceeds would be $17.3 million. It is assumed that all shares of common stock will be sold in the subscription and community offerings.

        The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders' equity is not intended to represent the fair market value of the shares of common stock.

                                                ADJUSTED                                                              ADJUSTED
                                                 MINIMUM          MINIMUM          MIDPOINT          MAXIMUM           MAXIMUM
                                                3,272,500        3,272,500        3,850,000        4,427,500          5,091,625
                                                 $10.00            $10.00          $10.00           $10.00             $10.00
                                              PER SHARE (1)      PER SHARE        PER SHARE        PER SHARE        PER SHARE (2)
                                             --------------    -------------    -------------    -------------    ----------------
                                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Gross proceeds.............................  $       32,725    $      32,725    $      38,500    $      44,275    $         50,916
Exchange shares............................          26,775           26,775           31,500           36,225              41,659
Shares issued in the acquisition...........              --           14,291           14,648           15,005              15,362
                                             --------------    -------------    -------------    -------------    ----------------
Pro forma market capitalization............  $       59,500    $      73,791    $      84,648    $      95,505    $        107,937

Gross proceeds.............................  $       32,725    $      32,725    $      38,500    $      44,275    $         50,916
Plus: consolidation of mutual holding
  company assets (3).......................              11               11               11               11                  11
Less: merger shares used to complete the
  conversion...............................          14,291               --               --               --                  --
Less: conversion expenses..................             979            1,173            1,251            1,329               1,418
                                             --------------    -------------    -------------    -------------    ----------------
Estimated net proceeds.....................  $       17,466    $      31,563    $      37,260    $      42,957    $         49,509

Estimated acquisition cash costs (4).......  $       (6,895)   $      (6,895)   $      (7,048)   $      (7,201)   $         (7,354)

FOR THE YEAR ENDED DECEMBER 31, 2005
Consolidated net income:
   Historical consolidated net income (5)..  $        2,578    $       2,578    $       2,578    $       2,578    $          2,578
   Pro forma income on net proceeds........             474              857            1,012            1,167               1,344
   Pro forma acquisition adjustment........            (187)            (187)            (191)            (196)               (200)
                                             --------------    -------------    -------------    -------------    ----------------
   Pro forma net income....................  $        2,865    $       3,248    $       3,399    $       3,549    $          3,722
                                             ==============    =============    =============    =============    ================

Per share net income (6)
   Historical consolidated net income......  $         0.44    $        0.36    $        0.31    $        0.28    $           0.24
   Pro forma income on net proceeds........            0.08             0.12             0.12             0.12                0.13
   Pro forma acquisition adjustment........           (0.03)           (0.03)           (0.02)           (0.02)              (0.02)
                                             --------------    -------------    -------------    -------------    ----------------
   Pro forma net income (6)................  $         0.49    $        0.45    $        0.41    $        0.38    $           0.35
                                             ==============    =============    =============    =============    ================

Shares used for calculating pro forma
  earnings per share.......................       5,826,011        7,255,078        8,318,924        9,382,771          10,600,835
                                             ==============    =============    =============    =============    ================

Stock price as a multiple of pro forma
  earnings per share.......................           20.41x           22.22x           24.39x           26.32x              28.57x
                                             ==============    =============    =============    =============    ================

AT DECEMBER 31, 2005
Stockholders' equity:
   Historical consolidated stockholders'
     equity................................  $       51,921    $      51,921    $      52,278    $      52,636    $         52,993
   Estimated net proceeds..................          17,466           31,563           37,260           42,957              49,509
                                             --------------    -------------    -------------    -------------    ----------------
   Pro forma stockholders' equity (7)......          69,387           83,484           89,538           95,593             102,502
   Intangible assets (8)...................         (10,882)         (10,882)         (11,392)         (11,903)            (12,413)
                                             --------------    -------------    -------------    -------------    ----------------
   Pro forma tangible stockholders' equity.  $       58,505    $      72,602    $      78,146    $      83,690    $         90,089
                                             ==============    =============    =============    =============    ================

Stockholders' equity per share
   Historical..............................  $         8.72    $        7.03    $        6.18    $        5.51    $           4.91
   Estimated net proceeds..................            2.94             4.28             4.40             4.50                4.59
                                             --------------    -------------    -------------    -------------    ----------------
   Pro forma stockholders' equity per
     share (9).............................           11.66            11.31            10.58            10.01                9.50
   Intangible assets.......................           (1.83)           (1.47)           (1.35)           (1.25)              (1.15)
                                             --------------    -------------    -------------    -------------    ----------------
   Pro forma tangible stockholders'
     equity per share (9)..................  $         9.83    $        9.84    $        9.23    $        8.76    $           8.35
                                             ==============    =============    =============    =============    ================

Shares used for pro forma stockholders'
  equity per share.........................       5,950,000        7,379,067        8,464,793        9,550,520          10,793,747
                                             --------------    -------------    -------------    -------------    ----------------

Offering price as a percentage of equity
  per share................................           85.76%           88.42%           94.52%           99.90%             105.26%
                                             --------------    -------------    -------------    -------------    ----------------

Offering price as a percentage of tangible
  equity per share.........................          101.73%          101.63%          108.34%          114.16%             119.76%
                                             ==============    =============    =============    =============    ================

                                                                                                     (FOOTNOTES ON FOLLOWING PAGE)

------------------------
(1) If First Federal does not receive orders for at least 3,272,500 shares in the offering, then, at First Federal's discretion in order to issue the minimum number of shares necessary to complete the conversion and stock offering, up to 1,429,067 shares of the unsubscribed offering shares may be issued to stockholders of Clover Leaf as merger consideration.
(2) As adjusted to give effect to an increase in the number of shares that could occur due to a 15% increase in the offering range to reflect demand for the shares, changes in market and financial conditions following the commencement of the offering, or regulatory considerations.
(3) Assets held by First Federal Financial Services, MHC will be consolidated with First Clover Leaf assets at the time of the conversion.
(4) Includes the cash portion of the merger consideration, equal to 30% of the purchase price for Clover Leaf, estimated one time transaction costs of $645,000, and estimated restructuring charges of $125,000.
(5) Reflects the pro forma income statement of First Clover Leaf giving effect to the acquisition but not the conversion. Does not include cost savings or synergies resulting from the acquisition. Does not reflect approximately $125,000 of estimated restructuring charges that will be expensed.
(6) Per share figures include shares of First Clover Leaf issued in the acquisition and publicly held shares of First Clover Leaf common stock that will be exchanged for shares of First Federal common stock in the conversion. See "The Conversion -- Share Exchange Ratio." Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with Statement of Position 93-6, subtracting the employee stock ownership plan shares of the existing First Federal ESOP which have not been committed for release during the respective periods. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(7) The retained earnings of First Clover Leaf will be substantially restricted after the conversion. See "First Federal's Dividend Policy," "The Conversion--Liquidation Rights" and "Supervision and Regulation--Federal Banking Regulation--Capital Distributions."
(8) Intangible assets represents the goodwill and core deposit intangible created in the purchase accounting for the acquisition of Clover Leaf.
(9) Per share figures include shares of First Clover Leaf issued in the acquisition and publicly held shares of First Clover Leaf common stock that will be exchanged for shares of First Federal common stock in the conversion. Stockholders' equity per share calculations are based upon the sum of (i) the number of subscription shares assumed to be sold in the offering, (ii) shares of First Clover Leaf issued in the acquisition; and (iii) new shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 1.518, 1.786, 2.054 and 2.362, respectively, at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of subscription shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

COMPARATIVE PRO FORMA PER SHARE DATA

        The table below summarizes selected per share information about First Federal and Clover Leaf. The First Federal per share information is presented on a historical basis and then on a pro forma adjusted basis to reflect the conversion and related stock offering, at the minimum and adjusted maximum of the offering range, and the merger with Clover Leaf. The Clover Leaf per share information is presented both historically, and on a pro forma basis to reflect the merger. Book value per share will be affected by the amount raised in First Federal's conversion and stock offering. First Federal has assumed that 3,272,500 shares will be sold at $10.00 per share in First Federal's stock offering at the minimum of the offering range, and 5,091,625 shares will be sold at $10.00 per share in First Federal's stock offering at the adjusted maximum of the offering range, although actual results could differ. First Federal has also assumed that 70% of the merger consideration will be paid in shares of First Clover Leaf common stock, issued immediately following completion of the conversion and stock offering, and 30% will be cash. Comparative market value per share of common stock of Clover Leaf is not presented, as Clover Leaf's common stock is not traded on any securities market.

        The data in the table should be read together with the financial information and the financial statements of First Federal and Clover Leaf included elsewhere in this proxy statement-prospectus. The pro forma per common share data is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period. No pro forma adjustments have been included herein to reflect potential effects of cost savings or synergies that may be obtained by combining the operations of First Federal and Clover Leaf or the costs of combining the companies and their operations.

        It is further assumed that First Clover Leaf will pay a cash dividend after the completion of the conversion and the merger at the annual rate of $0.29 per share at the minimum and $0.19 per share at the adjusted maximum. The actual payment of dividends is subject to numerous factors, and no assurance can be given that First Clover Leaf will pay dividends following completion of the merger or that dividends will not be reduced in the future. See "The Conversion--First Federal's Dividend Policy."

                                                                                                 PRO FORMA       PRO FORMA
                                                                                 PRO FORMA     FIRST FEDERAL    CLOVER LEAF
                                                FIRST FEDERAL    CLOVER LEAF       FIRST        EQUIVALENT      EQUIVALENT
                                                 HISTORICAL      HISTORICAL     CLOVER LEAF`     SHARES(2)       SHARES(3)
                                               -------------   -------------   -------------   -------------   -------------
Book value per share at December 31, 2005
  At the adjusted maximum valuation(4)....     $        9.62   $       20.60   $        9.50   $       22.43   $       40.85
  At the minimum valuation(5).............     $        9.62   $       20.60   $       11.31   $       17.17   $       45.24

Tangible book value per share at December
31, 2005
  At the adjusted maximum valuation(4)....     $        9.62   $       20.60   $        8.35   $       19.72   $       35.91
  At the minimum valuation(5).............     $        9.62   $       20.60   $        9.84   $       14.94   $       39.36

Cash dividends per share for the year
   ended December 31, 2005
  At the adjusted maximum valuation(4)....     $        0.37   $           -   $        0.19   $        0.44   $        0.82
  At the minimum valuation(5).............     $        0.37   $           -   $        0.29   $        0.44   $        1.16

Basic earnings per share for the year
   ended December 31, 2005
  At the adjusted maximum valuation(4)....     $        0.49   $        1.25   $        0.35   $        0.83   $        1.51
  At the minimum valuation(5).............     $        0.49   $        1.25   $        0.45   $        0.68   $        1.80

Diluted earnings per share for the year
   ended December 31, 2005
  At the adjusted maximum valuation(4)....     $        0.49   $        1.25   $        0.35   $        0.83   $        1.51
  At the minimum valuation(5).............     $        0.49   $        1.25   $        0.45   $        0.68   $        2.73

-----------------
(1) Reflects the conversion and acquisition of Clover Leaf at the minimum and adjusted maximum of the offering range (see "Pro Forma Conversion and Acquisition Data")
(2) Assumes stockholders of First Federal other than First Federal Financial Services, MHC receive 1.518 exchange shares at the minimum of the valuation range and 2.362 exchange shares at the adjusted maximum of the valuation range.
(3) Shows pro forma pricing ratios for those Clover Leaf stockholders who receive newly issued shares of First Clover Leaf stock, including 4.000 shares at the minimum of the valuation range and 4.300 shares at the adjusted maximum of the valuation range.
(4) Assumes the sale of 5,091,625 shares in the offering at the adjusted maximum of the offering range.
(5) Assumes the sale of 3,272,500 shares in the offering at the minimum of the offering range.

        STOCK TRADING AND DIVIDEND INFORMATION. Clover Leaf common stock is not traded on any securities market. Clover Leaf has not paid cash dividends on its common stock and has no current intention to initiate the payment of cash dividends. As of May ___, 2006, there were 510,381 shares of Clover Leaf common stock issued and outstanding, and approximately ____ stockholders of record.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

OVERVIEW

        First Federal's results of operations depend primarily on net interest income. Net interest income is the difference between the interest earned on interest-earning assets, consisting primarily of loans, investment securities, mortgage-backed securities and other interest-earning assets (primarily cash and cash equivalents), and the interest paid on interest-bearing liabilities, consisting of savings accounts, time deposits and money market deposit accounts. The results of operations also are affected by the provision for loan losses, non-interest income and non-interest expense. Non-interest income currently consists primarily of miscellaneous other income, including income on rental properties. Non-interest expense currently consists primarily of compensation and employee benefits, occupancy, data processing, advertising, directors' fees, professional fees, charitable contributions, and other operating expenses. The results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

ACCOUNTING ESTIMATES

        First Federal considers the allowance for loan losses to be its critical accounting estimate, due to the higher degree of judgment and complexity than its other significant accounting estimates. The allowance for loan losses is evaluated quarterly by management and is based upon consideration of current economic conditions, First Federal's loan portfolio composition and historical loss experience used to estimate probable losses as well as the level of nonperforming assets and classified assets. Management also reviews individual loans for which full collectibility may not be reasonably assured. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The analysis has two components: specific and general allocations. Specific allocations are made for loans that are determined to be impaired. Impairment is measured by determining the present value of expected future cash flows or, for collateral-dependent loans, the fair value of the collateral adjusted for market conditions and selling expenses. The general allocation is determined by segregating the remaining loans by type of loan, risk weighting (if applicable) and payment history. Management also analyzes historical loss experience, delinquency trends, general economic conditions and geographic and industry concentrations. This analysis establishes factors that are applied to the loan groups to determine the amount of the general allowance for loan losses. Actual loan losses may be significantly more than the allowances established which could have a material negative effect on First Federal's financial results.

BUSINESS STRATEGY

        Our business strategy is to operate as a well-capitalized and profitable community bank dedicated to providing quality customer service. Our business strategy has been to emphasize one- to four-family residential lending and we will continue to emphasize this type of lending. Management, however, has determined to broaden the range of our products and services to enhance profitability, consistent with safety and soundness, such as personal and business checking accounts and additional business lending. The proposed acquisition of Clover Leaf Bank is expected to substantially expedite the achievement of this goal. However, there can be no assurances that we will successfully implement our business strategy.

        Highlights of our business strategy are as follows:

        o REMAINING A COMMUNITY-ORIENTED INSTITUTION. We were established in Edwardsville, Illinois in 1921 and we have been operating continuously since that time. We have been, and continue to be, committed to meeting the financial needs of the communities in which we operate, and we are dedicated to providing quality personal service to our customers.

        o CONTINUING TO EMPHASIZE ONE- TO FOUR-FAMILY RESIDENTIAL REAL ESTATE LENDING. Historically, we have emphasized one- to four-family residential lending within our market area. As of December 31, 2005, $99.9 million, or 84.94%, of our total loan portfolio consisted of one- to four-family residential loans. During the year ended December 31, 2005, we originated $24.3 million of one- to four-family residential loans. We originate all loans for portfolio and do not sell loans in the secondary market. While we will continue to emphasize one- to four-family residential lending, we intend to sell in the secondary mortgage market an increasing amount of the one- to four-family residential loans that we originate, as we increase our originations and portfolio holdings of commercial real estate, commercial business, and construction and land loans.

        o INCREASING OUR COMMERCIAL REAL ESTATE, COMMERCIAL BUSINESS AND CONSTRUCTION AND LAND LOANS. As a result of the acquisition of Clover Leaf Bank, our portfolio of commercial real estate, commercial business and construction and land loans will increase substantially. The addition of experienced commercial lending personnel from Clover Leaf Bank also will augment our capacity to increase this type of lending in the future.

        o INCREASING OUR REAL ESTATE LENDING CAPACITY. The additional capital raised in the offering and the acquisition of Clover Leaf Bank will increase our lending capacity by enabling us to originate more loans and loans with larger balances. This will permit us to serve borrowers with larger lending needs and to originate larger loans than we have in the past.

        o OFFERING NEW PRODUCTS AND SERVICES. The acquisition of Clover Leaf Bank will substantially increase the products and services we offer, including NOW checking accounts, business checking accounts and business loans. We expect that these new products will increase our deposit base and our fee income.

        o MAINTAINING HIGH ASSET QUALITY. We have focused on maintaining strong asset quality by following conservative underwriting criteria, and primarily originating loans secured by real estate. Our non-performing assets at December 31, 2005 and December 31, 2004 were only $15,000 and $3,000, respectively.

        o MAINTAINING LOW OPERATING EXPENSES. We traditionally have maintained a low level of operating expenses, as represented by our 1.27% ratio of non-interest expense to average total assets and our 36.94% "efficiency ratio" for the year ended December 31, 2005. These ratios reflect our focus on efficiency, our small staff operating from our single banking office, and our concentration on traditional thrift products and services. While we anticipate higher operating expenses after the acquisition of Clover Leaf Bank, we intend to continue to emphasize efficiency in our operations.

COMPARISON OF FINANCIAL CONDITION AT DECEMBER 31, 2005 AND 2004

        TOTAL ASSETS. Total assets increased to $140.2 million at December 31, 2005 from $138.2 million at December 31, 2004, reflecting increases in loans receivable partially offset by lower securities available for sale. Loans, net increased $3.5 million to $115.6 million at December 31, 2005, due to new loan originations partially offset by loan collections. One- to four- family loans residential mortgage loans increased to $99.9 million at December 31, 2005 from $98.0 million at December 31, 2004. In addition, non-residential mortgage loans increased to $11.1 million at December 31, 2005 from $9.8 million at December 31, 2004, reflecting the origination of a $1.6 million land development loan for a multi-phase subdivision. Cash and cash equivalents increased to $3.4 million at December 31, 2005 from $1.6 million at December 31, 2004. Securities available for sale declined to $12.9 million at December 31, 2005 due to maturities of $2.1 million and unrealized losses of $285,000, net of purchases of $1.0 million. Federal Home Loan Bank (FHLB) stock of Chicago decreased by $1.6 million to $6.2 million at December 31, 2005 as a result of redemptions of $1.9 million, less FHLB stock dividends of $343,000.

        DEPOSITS AND BORROWINGS. Total deposits increased $3.8 million to $102.1 million at December 31, 2005 from $98.3 million at December 31, 2004. Money market accounts decreased to $20.3 million at December 31, 2005 from $23.4 million at December 31, 2004. In contrast, certificates of deposit increased to $78.3 million at December 31, 2005 from $70.1 million at December 31, 2004, reflecting the more attractive rates available to depositors in the higher interest rate environment of 2005 compared to 2004. We repaid $2.9 million in FHLB advances during 2005, due to the higher balances of deposits. Other liabilities decreased to $334,000 at December 31, 2005 from $437,000 at December 31, 2004 reflecting the timing of our payment of Federal income taxes and certain accrued expenses.

        STOCKHOLDERS' EQUITY. Stockholders' equity increased to $37.7 million at December 31, 2005 from $36.6 million at December 31, 2004, reflecting net income for the year ended December 31, 2005 of $1.9 million, less dividends of $637,000 and a $175,000 unrealized loss on securities, net of taxes. The loss on the securities reflected changes in market interest rates since the securities were purchased; management has concluded that none of the securities have impairments that are other than temporary.

ASSET QUALITY

        The following table sets forth information with respect to First Federal's nonperforming loans at the dates indicated.

                                                          DECEMBER 31,     DECEMBER 31,
                                                             2005              2004
                                                        ---------------  ---------------
Accruing loans past due 90 days or more............     $        11,035  $         2,728
Nonaccrual loans...................................               4,453               --
                                                        ---------------  ---------------
   Total nonperforming loans.......................     $        15,488  $         2,728
                                                        ===============  ===============

        At December 31, 2005, First Federal had no loans that were not currently classified as nonaccrual, 90 days past due or restructured but where known information about possible credit problems of borrowers caused management to have serious concerns as to the ability of the borrowers to comply with present loan repayment terms and which may result in disclosure as nonaccrual, 90 days past due or restructured.

        Under First Federal's internal review policy, loans classified as substandard decreased to $4,000 at December 31, 2005 from $89,000 at December 31, 2004. There were no loans classified as either doubtful or loss at December 31, 2005 or 2004.

        Following is a summary of activity in the allowance for loan losses:

                                                                   YEARS ENDED DECEMBER 31,
                                                                 ----------------------------
                                                                      2005           2004
                                                                 -------------  -------------
Balance beginning.............................................   $     428,419  $     428,700
   Provision for loan losses..................................               -              -
   Loans charged-off..........................................               -           (281)
   Recoveries applicable to loans previously charged-off......               -              -
                                                                 -------------  -------------

Balance ending................................................   $     428,419  $     428,419
                                                                 =============  =============

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

        GENERAL. Net income decreased to $1.86 million for the year ended December 31, 2005 from $1.95 million for the year ended December 31, 2004. The decrease in net income resulted from higher non-interest expense, which more than offset slightly higher net interest income and lower income taxes.

        NET INTEREST INCOME. Net interest income increased to $4.76 million for the year ended December 31, 2005 from $4.74 million for the year ended December 31, 2004. The slight increase in net interest income was due to growth in average interest-earning assets, primarily as a result of the deployment of capital raised in First Federal's initial public offering in June 2004, offset by a lower interest rate spread.

        The ratio of interest-earning assets to interest-bearing liabilities rose to 136.00% for the year ended December 31, 2005 from 126.77% for the year ended December 31, 2004. The interest rate spread dropped 48 basis points to 2.69% for the year ended December 31, 2005, from 3.17% for the year ended December 31 2004. The average rate on interest-earning assets decreased by 2 basis points to 5.66%, while the average rate on interest-bearing liabilities increased by 46 basis points to 2.97%. The decrease in the interest rate spread was primarily attributable to higher interest rates paid on deposit accounts in the higher market interest rate environment.

        INTEREST INCOME. Total interest and dividend income increased to $7.7 million for the year ended December 31, 2005 from $7.3 million for the year ended December 31, 2004. Interest income on loans increased to $6.7 million for the year ended December 31, 2005 from $6.3 million for the year ended December 31, 2004, reflecting higher average balances of loans to $113.9 million from $105.0 million, partially offset by a lower average yield. The average yield on loans decreased to 5.89% for the year ended December 31, 2005 from 6.03% for the year ended December 31, 2004, as market interest rates for longer-term instruments continued at historically low levels. The higher average balance of loans reflected increased loan originations as we continued to deploy capital raised in our initial public offering in June 2004. Interest on securities available for sale increased to $596,000 for the year ended December 31, 2005 from $476,000 for the year ended December 31, 2004, as an increase in average outstanding balances to $13.9 million from $11.0 million more than offset a decrease in the average yield to 4.28% from 4.33%.

        INTEREST EXPENSE. Interest expense on deposits increased to $3.0 million for the year ended December 31, 2005 from $2.5 million for the year ended December 31, 2004, due to a higher average rate paid on such deposits and a change in the deposit mix. The average rate paid on interest-bearing liabilities increased to 2.97% for the year ended December 31, 2005 from 2.51% for the year ended December 31, 2004 as a result of higher market interest rates paid on deposits. In addition, there was a shift in balances from lower-paying money market deposit accounts and savings accounts to higher-paying certificates of deposit, reflecting increased demand for certificates of deposit in 2005. The average balance on transaction accounts declined to $25.8 million for the year ended December 31, 2005 from $29.3 million for the year ended December 31, 2004. In contrast, the average balance on certificates increased to $74.3 million for the year ended December 31, 2005 from $69.6 million for the year ended December 31, 2004. Interest expense on advances from the FHLB for the year ended December 31, 2005 decreased to $14,000 from $30,000 for the year ended December 31, 2004 due to a lower average balance, as the borrowings were repaid during March 2005.

        PROVISION FOR LOAN LOSSES. There was no provision for loan losses for the years ended December 31, 2005 or 2004. The provision for loan losses is based upon management's consideration of current economic conditions, First Federal's loan portfolio composition and historical loss experience used to estimate probable losses as well as the level of nonperforming assets and classified assets. Management also reviews individual loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated fair value of the underlying collateral. This evaluation is ongoing and results in variations in First Federal's provision for loan losses. First Federal is subject to periodic examination by the Office of Thrift Supervision, which may require First Federal to record increases in the allowances based on their evaluation of available information. There can be no assurance that the Office of Thrift Supervision will not require increases to the allowances.

        NON-INTEREST INCOME. Other income increased to $14,000 for the year ended December 31, 2005 from $9,000 for the year ended December 31, 2004. The increase was due primarily to higher rental income.

        NON-INTEREST EXPENSE. Non-interest expense increased to $1.8 million for the year ended December 31, 2005 from $1.6 million for the year ended December 31, 2004. Compensation and employee benefits increased slightly to $898,000 from $890,000 due to slightly higher benefit costs associated with the retirement plan and expenses related to the employee stock ownership plan. Retirement plan expenses amounted to $96,000 and $94,000 for 2005 and 2004, respectively. Pursuant to Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans," First Federal recognized ESOP expense equal to the fair market value of shares committed to be released during the period. ESOP expense for the year ended December 31, 2005 was $60,000, compared to $58,000 for the year 2004. Occupancy expense increased to $120,000 for the year ended December 31, 2005 from $104,000 for the year ended December 31, 2004 due primarily to higher depreciation expense on furniture and equipment items. Professional services increased to $231,000 for the year ended December 31, 2005 from $145,000 for the year ended December 31, 2004 reflecting higher legal fees associated with First Federal's status as a public company. Charitable contributions rose to $50,000 from $11,000 due to a higher level of discretionary contributions authorized. Other non-interest expense rose to $203,000 from $178,000 primarily as a result of stock registrar costs and NASDAQ filing fees for a full year in 2005 compared with a partial year in 2004.

        INCOME TAX EXPENSE. Income taxes decreased to $1.1 million for the year ended December 31, 2005 from $1.2 million for the year ended December 31, 2004, due to lower pretax income and a slightly lower effective tax rate. The effective tax rate was 38.1% for the year ended December 31, 2005 compared to 38.6% for the year ended December 31, 2004.

ANALYSIS OF NET INTEREST INCOME

        Net interest income is the difference between our interest income on interest-earning assets and our interest expense on interest-bearing liabilities. Our net interest income depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them, respectively.

        The following table sets forth average balance sheets, average yields and costs, and certain other information for the years indicated. No tax-equivalent yield adjustments were made, as their effects were not material. All average balances are based on month-end balances averaged for the year. Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

                                                                               YEARS ENDED DECEMBER 31,
                                      AT DECEMBER  --------------------------------------------------------------------------------
                                       31, 2005                      2005                                    2004
                                     ------------  ---------------------------------------  ---------------------------------------
                                                      AVERAGE                                  AVERAGE
                                                    OUTSTANDING                              OUTSTANDING
                                      YIELD/RATE      BALANCE      INTEREST    YIELD/RATE      BALANCE      INTEREST    YIELD/RATE
                                     ------------  -------------  ----------  ------------  -------------  ----------  ------------
                                                                        (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
Loans..............................       5.76%      $ 113,888    $    6,712       5.89%      $ 104,966    $    6,332       6.03%
Securities available for sale......       4.25          13,931           596       4.28          10,986           476       4.33
Securities held to maturity........       4.83             411            17       4.14             566            23       4.06
Federal Home Lon Bank stock........       3.75           6,501           343       5.27           6,507           369       5.67
Other........................             4.07           2,244            80       3.57           4,809            67       1.39
                                                     ---------    ----------                  ---------    ----------
   Total interest-earning assets...       5.49         136,975         7,748       5.66         127,834         7,267       5.68
Non-interest-earning assets........                      1,757                                    1,869
                                                     ---------                                ---------
   Total assets....................                  $ 138,732                                $ 129,703
                                                     =========                                =========

INTEREST-BEARING LIABILITIES:
Savings deposits...................       1.00       $   4,029            32       0.79       $   4,857            59       1.21
Money market deposits..............       2.51          21,745           451       2.08          24,404           411       1.68
Certificates of deposit............       3.74          74,275         2,490       3.35          69,587         2,028       2.91
Advances from FHLB.................         --             669            14       2.09           1,992            30       1.51
                                                     ---------    ----------                  ---------    ----------
   Total interest-bearing
   liabilities.....................       3.40         100,718         2,987       2.97         100,840         2,528       2.51
                                                                                                           ----------
Non-interest-bearing liabilities...                        811                                      631
                                                     ---------                                ---------
   Total liabilities...............                    101,529                                  101,471
Stockholders' equity...............                     37,203                                   28,232
                                                     ---------                                ---------
   Total liabilities and
     stockholders' equity..........                  $ 138,732                                $ 129,703
                                                     =========                                =========

Net interest income................                               $    4,761                               $    4,739
                                                                  ==========                               ==========
Net interest rate spread (1).......       2.09                                     2.69%                                    3.17%
Net interest-earning assets (2)....                  $  36,257                                $  26,994
                                                     =========                                =========
Net interest margin (3)............                                                3.48%                                    3.71%
Ratio of interest-earning assets
   to interest-bearing
   liabilities.....................                                              136.00%                                  126.77%

-------------------------
(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

        The following table presents the dollar amount of changes in interest income and interest expense for the major categories of interest-earning assets and interest-bearing liabilities. Information is provided for each category of interest-earning assets and interest-bearing liabilities with respect to (i) changes attributable to changes in volume (i.e., changes in average balances multiplied by the prior-year average rate) and (ii) changes attributable to rate (i.e., changes in average rate multiplied by prior-year average balances). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.

                                             YEAR ENDED DECEMBER 31,
                                                  2005 VS. 2004
                                     -------------------------------------
                                        INCREASE (DECREASE)
                                              DUE TO               TOTAL
                                     ------------------------    INCREASE
                                        VOLUME        RATE      (DECREASE)
                                     ------------  ----------   ----------
                                                 (IN THOUSANDS)

INTEREST-EARNING ASSETS:
  Loans............................  $        521  $     (141)  $      380
  Securities available for sale....           126          (6)         120
  Securities held to maturity......            (6)         --           (6)
  Federal Home Loan Bank stock.....            --         (26)         (26)
  Other............................            (7)         20           13
                                     ------------  ----------   ----------
    Total interest-earning assets..           634        (153)         481
                                     ------------  ----------   ----------

INTEREST-BEARING LIABILITIES:
  Savings deposits.................            (9)        (18)         (27)
  Money market deposits............           (36)         76           40
  Certificates of deposit..........           143         319          462
  Advances form FHLB...............           (39)         23          (16)
                                     ------------  ----------   ----------
    Total interest-bearing
       liabilities.................            59         400          459
                                     ------------  ----------   ----------

  Change in net interest income....  $        575  $     (553)  $      22
                                     ============  ==========   =========

MANAGEMENT OF MARKET RISK

GENERAL

        The majority of First Federal's assets and liabilities are monetary in nature. Consequently, the most significant form of market risk is interest rate risk. First Federal's assets, consisting primarily of mortgage loans, have longer maturities than its liabilities, consisting primarily of deposits. As a result, the principal part of First Federal's business strategy is to manage interest rate risk and reduce the exposure of our net interest income to changes in market interest rates. Accordingly, the board of directors has established an Asset/Liability Management Committee which is responsible for evaluating the interest rate risk inherent in assets and liabilities, for determining the level of risk that is appropriate given First Federal's business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors. Senior management monitors the level of interest rate risk on a regular basis and the Asset/Liability Management Committee meets as needed to review the asset/liability policies and interest rate risk position.

        During the relatively low interest rate environment that has existed in recent years, First Federal has implemented the following strategies to manage interest rate risk: (i) maintaining a high equity-to-assets ratio; and (ii) offering a variety of adjustable rate loan products, including adjustable rate one- to four-family, multifamily and non-residential mortgage loans, and short-term consumer loans. By maintaining a high equity-to-assets ratio and by investing in adjustable-rate and short-term assets, First Federal is better positioned to react to increases in market interest rates. However, maintaining high equity balances reduces the return-on-equity ratio, and investments in shorter-term assets generally bear lower yields than longer-term investments.

NET PORTFOLIO VALUE

        The Office of Thrift Supervision requires the computation of amounts by which the net present value of an institution's cash flow from assets, liabilities and off-balance sheet items (the institution's net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. The Office of Thrift Supervision provides all institutions that file a Consolidated Maturity/Rate Schedule as a part of their quarterly Thrift Financial Report with an interest rate sensitivity report of net portfolio value. The Office of Thrift Supervision simulation model uses a discounted cash flow analysis and an option-based pricing approach to measure the interest rate sensitivity of net portfolio value. Historically, the Office of Thrift Supervision model estimated the economic value of each type of asset, liability and off-balance-sheet contract under the assumption that the United States Treasury yield curve increases or decreases instantaneously by 100 to 300 basis points in 100 basis point increments. However, given the current low level of market interest rates, First Federal did not receive a NPV calculation for an interest rate decrease of greater than 200 basis points. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 3% to 4% would mean, for example, a 100 basis point increase in the "Change in Interest Rates" column below.

        The table below sets forth, as of December 31, 2005, the estimated changes in the NPV that would result from the designated instantaneous changes in the U.S. Treasury yield curve. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results.

                                                  NPV
                              ----------------------------------------
                                                                                  NET PORTFOLIO VALUE AS A
                                                                              PERCENTAGE OF PRESENT VALUE OF
                                                ESTIMATED INCREASE                        ASSETS
             CHANGE IN                          (DECREASE) IN NPV         --------------------------------------
           INTEREST RATES      ESTIMATED    --------------------------                            CHANGE IN
           (BASIS POINTS)         NPV)        AMOUNT         PERCENT         NPV RATIO         (BASIS POINTS)
          ----------------    -----------   ----------     ------------   ---------------   --------------------
                                      (DOLLARS IN THOUSANDS)
                +300          $    23,720   $  (8,333)         (26)%           19.05%       (449) basis points
                +200               26,403      (5,650)         (18)            20.59        (295) basis points
                +100               29,123      (2,930)          (9)            22.05        (149) basis points
                  --               32,053          --           --             23.54          --  basis points
                -100               34,139       2,086            7             24.49          95  basis points
                -200               34,117       2,064            6             24.25          71  basis points

        The table above indicates that at December 31, 2005, in the event of a 200 basis point decrease in interest rates, we would experience a 6% increase in the net portfolio value. In the event of a 200 basis point increase in interest rates, we would experience an 18% decrease in net portfolio value.

        Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in net portfolio value require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net portfolio value table presented assumes that the composition of the interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net portfolio value table provides an indication of the interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on its net interest income and will differ from actual results.

LIQUIDITY AND CAPITAL RESOURCES

        First Federal maintains liquid assets at levels considered adequate to meet liquidity needs. We adjust our liquidity levels to fund deposit outflows, pay real estate taxes on mortgage loans, repay our borrowings and fund loan commitments. We also adjust liquidity as appropriate to meet asset and liability management objectives.

        Our primary sources of liquidity are deposits, amortization and prepayment of loans, maturities of investment securities and other short-term investments, and earnings and funds provided from operations. While scheduled principal repayments on loans are a relatively predictable source of funds, deposit flows and loan prepayments are greatly influenced by market interest rates, economic conditions, and rates offered by our competition. We set the interest rates on our deposits to maintain a desired level of total deposits. In addition, we invest excess funds in short-term interest-earning assets, which provide liquidity to meet lending requirements.

        A portion of our liquidity consists of cash and cash equivalents, which are a product of our operating, investing and financing activities. At December 31, 2005 and 2004, $3.4 million and $1.6 million, respectively, were invested in cash and cash equivalents. The primary sources of cash are principal repayments on loans, proceeds from the calls and maturities of investment securities, increases in deposit accounts and advances from the Federal Home Loan Bank of Chicago.

        Cash flows are derived from operating activities, investing activities and financing activities as reported in the Consolidated Statements of Cash Flows included with the Consolidated Financial Statements.

        Our primary investing activities are the origination of loans and the purchase of investment securities. During the years ended December 31, 2005 and 2004, our loan originations, net of collected principal, totaled $3.5 million and $11.0 million, respectively, reflecting net growth in our portfolio due to the relatively low interest rate environment. We did not sell any loans during the years ended December 31, 2005 or 2004. Cash received from the calls and maturities of available-for-sale investment securities totaled $2.1 million and $4.4 million for the years ended December 31, 2005 and 2004, respectively. We purchased $1.0 million and $8.9 million in available-for-sale investment securities during the years ended December 31, 2005 and 2004, respectively. We received proceeds of $117,000 and $192,000 from the pay-down of held to maturity securities during the years ended December 31, 2005 and 2004, respectively.

        Deposit flows are generally affected by the level of interest rates, the interest rates and products offered by local competitors, and other factors. The net increase in total deposits was $3.9 million and $323,000 for the years ended December 31, 2005 and 2004, respectively.

        Liquidity management is both a daily and long-term function of business management. If we require funds beyond our ability to generate them internally, borrowing agreements exist with the Federal Home Loan Bank of Chicago, which provides an additional source of funds. At December 31, 2005, we had no advances from the Federal Home Loan Bank of Chicago and an available borrowing limit of approximately $47.0 million.

        First Federal Savings & Loan Association of Edwardsville is required to maintain certain minimum capital requirements under Office of Thrift Supervision regulations. Failure by a savings institution to meet minimum capital requirements can result in certain mandatory and possible discretionary actions by regulators, which, if undertaken, could have a direct material effect on First Federal Savings & Loan Association of Edwardsville's financial statements. First Federal Savings & Loan Association of Edwardsville was considered "well capitalized" at December 31, 2005.

        Under the capital adequacy guidelines and regulatory framework for prompt corrective action, First Federal Savings & Loan Association of Edwardsville must meet specific capital guidelines that involve quantitative measures of First Federal Savings & Loan Association of Edwardsville's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. See Note 9 to the Consolidated Financial Statements for additional discussion of capital requirements.

        At December 31, 2005, we had outstanding commitments to originate loans of $727,000 and unfunded commitments under lines of credit of $1.4 million. At December 31, 2005, certificates of deposit scheduled to mature within one year totaled $35.7 million. Based on prior experience, management believes that a significant portion of such deposits will remain with First Federal, although there can be no assurance that this will be the case. In the event a significant portion of our deposits are not retained, First Federal will have to utilize other funding sources, such as Federal Home Loan Bank of Chicago advances in order to maintain our level of assets. Alternatively, First Federal would reduce the level of liquid assets, such as cash and cash equivalents. In addition, the cost of such deposits may be significantly higher if market interest rates are higher at the time of renewal.

OFF-BALANCE SHEET ARRANGEMENTS

        In the ordinary course of business, First Federal is a party to credit-related financial instruments with off-balance sheet risk to meet the financing needs of our customers. These financial instruments include commitments to extend credit. First Federal follows the same credit policies in making commitments as it does for on-balance sheet instruments.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by First Federal, is based on management's credit evaluation of the customer.

        Unfunded commitments under construction lines of credit for residential and multi-family properties are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which First Federal is committed.

        At December 31, 2005 and 2004, First Federal had $727,000 and $1.7 million, respectively, of commitments to grant loans, and $1.4 million and $1.5 million, respectively, of unfunded commitments under lines of credit.

RECENT ACCOUNTING PRONOUNCEMENTS

        The following accounting standards were recently issued relating to the financial services industry.

        In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 (revised 2004) ("SFAS No. 123(R)"). SFAS No. 123(R) requires all entities to recognize compensation expense equal to the fair value of share-based payments such as stock options granted to employees. First Federal is required to apply SFAS No.123(R) using a modified prospective method. Under this method, First Federal is required to record compensation expense for the unvested portion of previously granted awards that are outstanding as of the required effective date over the requisite service period. In addition, First Federal may elect to adopt SFAS No. 123(R) by restating prior years on a basis consistent with the pro forma disclosures required for those years by SFAS No. 123.

SFAS No. 123(R) is effective for public entities that file as small business issuers at the beginning of the fiscal year that begins after December 15, 2005. SFAS No. 123(R) supersedes APB Opinion No. 25. "Accounting for Stock issued to Employees."

        In March 2005, the Securities and Exchange Commission (SEC) issued SEC Staff Accounting Bulletin No. 107 ("SAB 107"), which expresses views of the staff regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides the staff's views regarding the valuation of share-based payment arrangements for public entities.

        First Federal does not currently have any share-based payment arrangements that are within the scope of SFAS No. 123 (R).

        In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets." SFAS No. 153 addresses the measurement of exchanges of nonmonetary assets. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal years beginning after June 15, 2005, and is not expected to have a material impact on First Federal's financial position or results of operations.

        In March 2005, the FASB issued Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations," an interpretation of SFAS No. 143, "Accounting for Asset Retirement Obligations." FIN 47 generally applies to long-lived assets and requires a liability to be recognized for a conditional asset retirement obligation if the fair value of that liability can be reasonably estimated. The Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. First Federal does not expect the application of FIN 47 to have a material impact on First Federal's financial position or results of operations.

        In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and SFAS No. 3." SFAS No. 154 requires changes in accounting principles to be retrospectively applied to the prior periods presented in the financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and error corrections that are made in fiscal years beginning after December 15, 2005. First Federal does not expect SFAS No. 154 to have a material impact on First Federal's financial position or results of operations.

        In November 2005, the FASB issued FASB Staff Position (FSP) FAS 115-1 and FAS 124-1, "The Meaning of Other-Than Temporary Impairment and Its Application to Certain Investments." The FSP addresses determining when an investment is considered impaired, whether an impairment is other than temporary, and measuring an impairment loss. The FSP also addresses the accounting subsequent to the recognition of an other-than-temporary impairment and requires certain disclosures about unrealized losses that have not been recognized as other-than-temporary impairments. The FSP is effective for reporting periods beginning after December 15, 2005. First Federal is currently evaluating the requirements of the FSP and does not expect the application of the FSP to have a material impact on First Federal's financial position or results of operations.

        In December 2005, the FASB issued FSP SOP 94-6-1, "Terms of Loan Products That May Give Rise to a Concentration of Credit Risk." The FSP expands the reporting requirements under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," for loan products that are determined to represent a concentration of credit risk, including contractual features where repayments are less than the repayments for fully amortizing loans of an equivalent term and high loan-to-value ratios. The guidance in this FSP is generally effective for interim and annual periods ending after December 19, 2005. First Federal is currently evaluating the requirements of the FSP and does not expect the application of the FSP to have a material impact on First Federal's financial position or results of operations.

IMPACT OF INFLATION AND CHANGING PRICES

        Our consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

               BUSINESS OF FIRST FEDERAL FINANCIAL SERVICES, INC.
          AND FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE

FIRST FEDERAL FINANCIAL SERVICES, INC.

        First Federal Financial Services, Inc., which we refer to in this document as "First Federal," is a federal corporation that was organized in 2001 as part of the mutual holding company reorganization of First Federal Savings & Loan Association of Edwardsville. Our principal asset is our ownership of 100% of the outstanding common stock of First Federal Savings & Loan Association of Edwardsville. We are a majority-owned subsidiary of First Federal Financial Services, MHC, a federally chartered mutual holding company. In June 2004, First Federal sold 1,764,027 shares of our common stock; the remaining 2,156,033 shares are held by our mutual holding company parent. The net proceeds from our stock offering totaled $16.0 million, after offering costs and unearned compensation related to shares issued to our employee stock ownership plan.

        At December 31, 2005, we had total assets of $140.2 million, total deposits of $102.1 million and stockholders' equity of $37.7 million. Our net income for the year ended December 31, 2005 was $1.9 million.

        Our executive office and branch office is located at 300 St. Louis Street, Edwardsville, Illinois 62025, and our telephone number is (618) 656-6200.

FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE

GENERAL

        Our principal business consists of attracting retail deposits from the general public in the areas surrounding our office location in Edwardsville, Illinois and investing those deposits, together with funds generated from operations, primarily in one- to four-family residential mortgage loans, multifamily mortgage loans, non-residential mortgage loans, construction loans and consumer loans, and in investment securities. Our revenues are derived principally from interest on loans and securities, and from loan origination fees. Our primary sources of funds are deposits and principal and interest payments on loans and securities.

COMPETITION

        We face intense competition within our market area both in making loans and attracting deposits. The City of Edwardsville and the surrounding area have a high concentration of financial institutions, including large commercial banks, community banks and credit unions. We face additional competition for deposits from short-term money market funds, brokerage firms, mutual funds and insurance companies. Some of our competitors offer products and services that we currently do not offer, such as trust services, private banking, internet banking, and business and individual checking accounts. Based on Federal Deposit Insurance Corporation data as of June 30, 2005, our market share of deposits was 2.7% of all deposits in Madison County. Our primary focus is to build and develop profitable customer relationships across all lines of business while maintaining our role as a community bank.

MARKET AREA

        We operate in a primarily suburban market area that has a stable population and household base. According to the 2005 U.S. Census Report, during the past five years the population of Madison County increased by approximately 3.6% to 268,191 while the population of the City of Edwardsville increased 5.0% to 22,571. During the same period, the number of households in Madison County and in the City of Edwardsville increased 5.0% and 6.6%, respectively. In 2005, per capita income for Madison County and the City of Edwardsville was $23,851 and $28,974, respectively, and the median household income was $46,761 and $53,711, respectively. This compares to per capita income for the State of Illinois and the United States of $27,097 and $26,228, respectively, and median household income of $53,053 and $49,747, respectively, according to the 2005 U.S. Census Report.

        Our primary lending area is concentrated in Madison County and the southern portion of Macoupin County, Illinois. The City of Edwardsville is the County Seat of Madison County and is considered a "bedroom community" for St. Louis, Missouri, approximately 20 miles southwest of Edwardsville. The economy of our market area is characterized by a large number of small retail establishments and small industry. Additionally, major employers in our immediate market area include Southern Illinois University-Edwardsville, ConocoPhillips, the local school district and the Madison County government. Our customer base is comprised primarily of middle-income families.

LENDING ACTIVITIES

        Historically, our principal lending activity has been the origination of first mortgage loans for the purchase or refinancing of one- to four-family residential real property. Generally, we retain all loans that we originate. One- to four-family residential real estate mortgage loans represented $99.9 million, or 84.9%, of our loan portfolio at December 31, 2005. We also offer multifamily real estate loans, non-residential mortgage loans and construction loans secured by single-family properties. Multi-family real estate loans represented $5.4 million, or 4.6%, of our loan portfolio at December 31, 2005. Non-residential mortgage loans, comprised principally of loans secured by places of worship and land development loans for subdivisions, represented $11.1 million, or 9.4%, of our loan portfolio at December 31, 2005. On a limited basis, we have originated loans that are not secured by real estate, such as consumer loans, primarily as an accommodation to our customers.

        LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of our loan portfolio by type of loan at the dates indicated.

                                                                        AT DECEMBER 31,
                                                 ----------------------------------------------------------
                                                            2005                            2004
                                                 --------------------------     ---------------------------
                                                    AMOUNT        PERCENT          AMOUNT         PERCENT
                                                 ------------   -----------     ------------    -----------
                                                                  (DOLLARS IN THOUSANDS)
One- to four-family residential mortgage loans   $     99,911          84.9%    $     97,988           85.7%
Multi-family.................................           5,390           4.6            5,689            5.0
Non-residential(1)...........................          11,074           9.4            9,764            8.5
                                                 ------------    ----------     ------------     ----------
   Total mortgage loans......................         116,375          98.9          113,441          99.2
                                                 ------------    ----------     ------------     ----------

Consumer loans...............................           1,257           1.1              855           0.8
                                                 ------------    ----------     ------------     ----------

Total loans..................................         117,632        100.00%         114,296         100.00%
                                                                 ==========                      ==========
Less:
Deferred loan origination fees, net..........             137                            161
Undisbursed portion of construction loans....           1,422                          1,546
Allowance for loan losses....................             428                            428
                                                 ------------                   ------------

Total loans, net.............................    $    115,645                   $    112,161
                                                 ============                   ============

-----------------------
(1) Includes land development loans of $1.8 million and $1.1 million and construction loans of $2.3 million and $5.0 million, at December 31, 2005 and 2004, respectively.

        LOAN PORTFOLIO MATURITIES AND YIELDS. The following table summarizes the scheduled repayments of our loan portfolio at December 31, 2005.

                               ONE- TO FOUR-FAMILY        MULTI-FAMILY          NON-RESIDENTIAL(2)
                             ----------------------   ---------------------   ---------------------
                                          WEIGHTED                 WEIGHTED                WEIGHTED
                                           AVERAGE                 AVERAGE                 AVERAGE
                               AMOUNT       RATE        AMOUNT       RATE       AMOUNT       RATE
                             ----------   --------    ----------   --------   ----------   --------
                                                     (DOLLARS IN THOUSANDS)
Due During the Years
ENDING DECEMBER 31,
2006(1)................      $        6       7.57%   $       --         --%  $      272       5.04%
2007 to 2010...........           1,051       6.15            61       6.49        1,831       7.06
2011 and beyond........          98,854       5.75         5,329       5.33        8,971       5.92
                             ----------               ----------              ----------

         Total.........      $   99,911       5.75%   $    5,390       5.34%  $   11,074       6.09%
                             ==========               ==========              ==========


                                    CONSUMER                  TOTAL
                             ---------------------   ---------------------
                                          WEIGHTED                WEIGHTED
                                          AVERAGE                 AVERAGE
                               AMOUNT       RATE       AMOUNT       RATE
                             ----------   --------   ----------   --------
                                          (DOLLARS IN THOUSANDS)
Due During the Years
ENDING DECEMBER 31,
2006(1)................      $       69       5.90%  $      347       5.25%
2007 to 2010...........           1,106       5.26        4,049       6.32
2011 and beyond........              82       6.42      113,236       5.74
                             ----------              ----------

         Total.........      $    1,257       5.37%  $  117,632       5.76%
                             ==========              ==========

-------------------------------
(1) Includes demand loans, loans having no stated repayment schedule or maturity, and overdraft loans.
(2)     Includes land acquisition loans.

        The following table sets forth the scheduled repayments of fixed- and adjustable-rate loans at December 31, 2005 that are contractually due after December 31, 2006.

                                                           DUE AFTER DECEMBER 31, 2006
                                                     ---------------------------------------
                                                        FIXED       ADJUSTABLE       TOTAL
                                                     -----------   -----------    ----------
                                                                  (IN THOUSANDS)
One- to four-family residential loans............    $    84,584   $    15,321    $   99,905
Multi-family.....................................            320         5,070         5,390
Non-residential..................................          2,722         8,080        10,802
                                                     -----------   -----------    ----------
         Total mortgage loans....................         87,626        28,471       116,097

Consumer loans...................................          1,188             --        1,188
                                                     -----------   ------------    ---------

         Total loans.............................    $    88,814   $    28,471    $  117,285
                                                     ===========   ===========    ==========

        ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS. Our primary lending activity consists of the origination of one- to four-family residential loans that are primarily secured by properties located in Madison County and the southern portion of Macoupin County. At December 31, 2005, $99.9 million, or 84.9% of our loan portfolio, consisted of one- to-four family residential mortgage loans. Included within these one-to-four-family loans at December 31, 2005 were $2.0 million in second mortgage loans and $2.3 million in home construction loans. At December 31, 2005, the average balance of our one- to four-family residential mortgage loans was $77,000. Generally, one- to four-family residential mortgage loans are originated in amounts up to 95% of the lesser of the appraised value, tax assessment value, or purchase price of the property, with private mortgage insurance required on loans with a loan-to-value ratio in excess of 90%. We will not make loans with a loan-to-value ratio in excess of 95% for loans secured by single-family homes. Fixed-rate loans generally are originated for terms of 15, 20 and 30 years. At December 31, 2005, our largest loan secured by one- to four-family real estate had a principal balance of $549,000 and was secured by a residence and adjoining acreage. This loan was performing in accordance with its repayment terms.

        We also offer adjustable-rate mortgage loans with one, two, three, five and seven year adjustment periods based on changes in either a designated United States Treasury index or a quarterly average national Cost of Funds Index. We originated $5.5 million in adjustable-rate one- to four-family residential loans during the year ended December 31, 2005. Currently, our adjustable-rate mortgage loans generally provide for maximum rate adjustments of 200 basis points per adjustment, with a lifetime maximum adjustment to 13.75%, regardless of the initial rate. Our adjustable-rate mortgage loans amortize over terms of up to 30 years.

        Adjustable-rate mortgage loans decrease the risk associated with changes in market interest rates by periodically re-pricing, but involve other risks because, as interest rates increase, the underlying payments by the borrower increase, thus increasing the potential for default by the borrower. At the same time, the marketability of the underlying collateral may be adversely affected by higher interest rates. Upward adjustment of the contractual interest rate is also limited by the maximum periodic and lifetime interest rate adjustments permitted by our loan documents, and therefore, is potentially limited in effectiveness during periods of rapidly rising interest rates. At December 31, 2005, $15.3 million, or 15.3%, of our one- to four-family residential loans had adjustable rates of interest.

        All one- to four-family residential loans that we originate include "due-on-sale" clauses, which give us the right to declare a loan immediately due and payable in the event that, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid.

        We currently offer adjustable-rate or fixed-rate residential construction loans for the construction of owner-occupied, single-family residences. These loans generally are offered to borrowers who have a contract for construction of a single-family residence on property they own at the time of the loan origination in an amount up to 80% of the value upon completion of construction. These owner-occupied construction loans are not separate loans that are paid off and then converted to permanent mortgage loans. Rather, these construction loans become permanent loans at the time the loan is originated, thereby, at times, creating loans that may have terms exceeding 30 years (e.g., 30 years and 9 months). At December 31, 2005, we had $2.3 million of one- to four-family construction loans, of which $1.2 million were for pre-sold residences. The remaining $1.1 million in construction loans were made to builders to finance the construction of residences that were not pre-sold. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project, the repayment of construction loans that are not pre-sold is dependent, in part, on the success of the ultimate project and the ability of the borrower to sell or lease the property, rather than the ability of the borrower or guarantor to repay principal and interest.

        Our second mortgage loans generally have adjustable interest rates and are offered in amounts up to 80% of the appraised value of the property securing the loan (including prior liens). Our second mortgage loans are generally made with maturities of less than ten years and are secured by the borrower's principal residence. Our procedures for underwriting these loans include an assessment of an applicant's credit history and an assessment of the value of the collateral in relation to the proposed loan amount.

        Regulations limit the amount that a savings association may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal of the property at the time the loan is originated. For all loans over $250,000, we utilize outside independent appraisers approved by our board of directors. All one- to four-family loans below $250,000 must have either an independent appraisal or opinion of value, which, generally, is the property's tax bill. All borrowers are required to obtain title insurance. We also require homeowner's insurance and fire and casualty insurance and, where circumstances warrant, flood insurance on properties securing real estate loans.

        NON-RESIDENTIAL REAL ESTATE LOANS. At December 31, 2005, $11.1 million, or 9.4%, of our total loan portfolio consisted of non-residential real estate loans. Non-residential real estate loans are secured by places of worship, mixed-use properties and other commercial office buildings, or raw land held for future development or in the process of being developed. We generally originate adjustable-rate non-residential real estate loans with maximum terms of up to 15 years. In some cases, we originate such loans with up to 30-year terms. Generally, the maximum loan-to-value ratio of non-residential real estate loans is 80%, and 90% of the income from the property must be sufficient to cover the monthly mortgage payment, taxes, insurance and maintenance expense. At December 31, 2005, we had 41 non-residential real estate loans with an average outstanding balance of $270,000. At December 31, 2005, our largest loan secured by non-residential real estate was $1.6 million and was secured by land to be developed for a multi-phase subdivision. At December 31, 2005, none of our loans secured by non-residential real estate were classified as non-performing.

        We consider a number of factors in originating non-residential real estate loans. We evaluate the qualifications and financial condition of the borrower (including credit history), profitability and expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower's experience in owning or managing similar property and the borrower's payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service), and the ratio of the loan amount to the appraised value of the mortgaged property. Generally, non-residential real estate loans are originated in amounts up to 80% of the lower of the sale price or the appraised value of the mortgaged property securing the loan. All non-residential real estate loans over $250,000 are appraised by outside independent appraisers approved by the board of directors. All non-residential real estate loans below $250,000 must have either an independent appraisal or opinion of value, which, generally, is the property's tax bill. Borrowers are required to sign non-residential notes in their individual (not corporate) capacity.

        We also make construction loans to area builders to finance the cost of completing homes on improved property. Construction loans are generally structured to become permanent mortgage loans once the construction is completed. At December 31, 2005, our largest construction loan was $360,000 of which $352,000 was advanced. The loan was performing in accordance with its repayment terms. Construction loans require the payment of interest only during the construction period. Construction loans will generally be made in amounts of up to 80% of the lower of the appraised value of the property or the actual cost of the improvements. Funds are disbursed in accordance with a schedule reflecting the completion of portions of the project. At December 31, 2005, all of our construction loans were secured by properties located in our primary lending area.

        Construction loans generally involve a greater degree of credit risk than one- to four-family residential loans. The risk of loss on a construction loan depends upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost of construction. If the estimated cost of construction is inaccurate we may have to advance funds beyond the original amount committed in order to protect the value of the property.

        Loans secured by non-residential real estate generally are larger than one- to four-family residential loans and involve greater credit risk. Non-residential real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate.

        MULTI-FAMILY REAL ESTATE LOANS. Loans secured by multi-family real estate totaled $5.4 million, or 4.6%, of our total loan portfolio at December 31, 2005. Multi-family real estate loans generally are secured by apartment buildings and rental properties. All of our multi-family real estate loans are secured by properties located within our lending area. At December 31, 2005, we had 14 multi-family real estate loans with an average principal balance of $385,000, and the largest multi-family real estate loan had a principal balance of $3.5 million. The loan is secured by ten, twelve-unit apartment buildings. As of December 31, 2005, none of our loans secured by multi-family real estate were non-performing. Multi-family real estate loans generally are offered with adjustable interest rates that adjust after one, three or five years. The interest rate adjustments are tied to either a Treasury Bill Index tied to the adjustment period, or to a Cost of Funds Index. Multi-family loans generally are originated for terms of up to 15 years, but in some cases, we will make multi-family loans with terms of up to 30 years.

        We consider a number of factors in originating multi-family real estate loans. We evaluate the qualifications and financial condition of the borrower (including credit history), profitability and expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower's experience in owning or managing similar property and the borrower's payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service), and the ratio of the loan amount to the appraised value of the mortgaged property. Multi-family real estate loans are originated in amounts up to 80% of the lower of the sale price or the appraised value of the mortgaged property securing the loan. All multi-family real estate loans over $250,000 are appraised by outside independent appraisers approved by the board of directors. All multi-family real estate loans below $250,000 must either have an independent appraisal or an opinion of value, which, generally, is the property's tax bill. Borrowers are required to sign multi-family notes in their individual (not corporate) capacity.

        Loans secured by multi-family real estate generally involve a greater degree of credit risk than one- to four-family residential loans and carry larger loan balances. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the effects of general economic conditions on income producing properties, and the increased difficulty of evaluating and monitoring these types of loans. Furthermore, the repayment of loans secured by multi-family real estate typically depends upon the successful operation of the real estate property securing the loan. If the cash flow from the project is reduced, the borrower's ability to repay the loan may be impaired.

        CONSUMER LOANS. We offer a small number of consumer loans, principally to existing customers residing in our primary market area with above-average credit ratings. Our consumer loans are generally made on new and used automobiles and amounted to $1.3 million, or 1.1%, of our total loan portfolio at December 31, 2005. We also originate share loans secured by deposit accounts.

        ORIGINATION AND SERVICING OF LOANS. Loan origination activities are primarily concentrated in Madison County and the southern portion of Macoupin County, Illinois. New loans are generated primarily from walk-in customers, customer referrals, attorneys, and other parties with whom we do business, and from the efforts of employees and advertising. Loan applications are underwritten and processed at our single banking office. We service all loans that we originate.

        LOAN APPROVAL PROCEDURES AND AUTHORITY. The loan approval process is intended to assess the borrower's ability to repay the loan, the viability of the loan, and the adequacy of the value of the property that will secure the loan. To assess the borrower's ability to repay, we review the employment and credit history and information on the historical and projected income and expenses of mortgagors. All one- to four-family loans up to $400,000 may be approved by either our President, Vice President/Treasurer or Loan Officer. All other loans (except for consumer loans) and all one- to four-family loans in excess of $400,000 must be approved by the board of directors. In addition, the board of directors ratifies all loans (except consumer loans) approved by management.

        We generally require appraisals of all real property securing loans, although one- to four-family residential loans up to $250,000 can be approved without an appraisal. Appraisals are performed by independent licensed appraisers. All appraisers are approved by the board of directors annually. We require fire and extended coverage insurance in amounts at least equal to the principal amount of the loan.

NON-PERFORMING AND PROBLEM ASSETS

        A computer-generated delinquency notice is mailed monthly to all delinquent borrowers, advising them of the amount of their delinquency. When a loan becomes 60 days delinquent, a letter from our attorney is sent advising the borrower of his or her failure to make payments as required. The borrower is given 30 days to make up the delinquent payments or to contact us to make arrangements to bring the loan up to date over a longer period of time. If the borrower fails to bring the loan current in 30 days or to make arrangements to cure the delinquency over a longer period of time, foreclosure proceedings are started. We may consider forbearance in cases of a temporary loss of income if a plan is presented by the borrower to cure the delinquency in a reasonable period of time after his or her income resumes.

        Mortgage loans are reviewed on a regular basis and such loans are placed on non-accrual status when they become more than 90 days delinquent unless the credit is well-secured and in the process of collection. When loans are placed on a non-accrual status, unpaid accrued interest is fully reserved, and further income is recognized only to the extent received.

        NON-PERFORMING LOANS AND NON-PERFORMING ASSETS. At December 31, 2005 and 2004, our non-performing loans and non-performing assets were as shown in the table below. At each date presented, we had no troubled debt restructurings (loans for which a portion of interest or principal has been forgiven and loans modified at interest rates materially less than current market rates).

                                                                        AT DECEMBER 31,
                                                               --------------------------------
                                                                    2005              2004
                                                               --------------    --------------
                                                                     (DOLLARS IN THOUSANDS)
Non-accrual loans:
   One- to four-family....................................     $           --    $           --
   Multi-family...........................................                 --                --
   Non-residential........................................                 --                --
   Consumer...............................................                  4                --
                                                               --------------    --------------
     Total non-accrual loans..............................                  4                --
                                                               --------------    --------------

Accruing loans delinquent 90 days or more:
   One- to four-family....................................     $           --    $           --
   Multi-family...........................................                 --                --
   Consumer...............................................                 11                 3
                                                               --------------    --------------
     Total accruing loans delinquent 90 days or more......                 11                 3
                                                               --------------    --------------
     Total non-performing loans...........................                 15                 3
                                                               --------------    --------------

Real estate owned:
   One- to four-family....................................                 --                --
   Commercial real estate.................................                 --                --
                                                               --------------    --------------
     Total real estate owned..............................                 --                --
                                                               --------------    --------------

Total non-performing assets...............................     $           15    $            3
                                                               ==============    ==============
Allowance for loan losses attributable to non-performing
   loans..................................................     $            4    $           --

Ratios:
   Non-performing loans to total loans....................               0.01%             0.00%
   Non-performing assets to total assets..................               0.01              0.00

        The following table sets forth certain information with respect to our loan portfolio delinquencies at the dates indicated.

                                                   LOANS DELINQUENT FOR
                                   ----------------------------------------------------
                                          60-89 DAYS              90 DAYS AND OVER                  TOTAL
                                   ------------------------    ------------------------    ------------------------
                                     NUMBER        AMOUNT        NUMBER        AMOUNT        NUMBER        AMOUNT
                                   ----------    ----------    ----------    ----------    ----------    ----------
                                                                 (DOLLARS IN THOUSANDS)
At December 31, 2005
--------------------
   One- to four-family........              1    $       52            --    $       --             1    $       52
   Multi-family...............              1             2            --            --             1             2
   Non-residential............             --            --            --            --            --            --
   Consumer...................             --            --             4            15             4            15
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total....................              2    $       54             4    $       15             6    $       69
                                   ==========    ==========    ==========    ==========    ==========    ==========

At December 31, 2004
--------------------
   One- to four-family........              2    $      152            --    $       --             2    $      152
   Multi-family...............             --            --            --            --            --            --
   Non-residential............             --            --            --            --            --            --
   Consumer...................             --            --             1             3             1             3
                                   ----------    ----------    ----------    ----------    ----------    ----------
     Total....................              2    $      152             1    $        3             3    $      155
                                   ==========    ==========    ==========    ==========    ==========    ==========

        CLASSIFIED ASSETS. Office of Thrift Supervision regulations provide that loans and other assets considered to be of lesser quality be classified as "substandard," "doubtful" or "loss" assets. An asset is considered "substandard" if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. "Substandard" assets include those characterized by the "distinct possibility" that the institution will sustain "some loss" if the deficiencies are not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard," with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable and improbable." Assets classified as "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. The regulations also provide for a "special mention" category, described as assets that do not currently expose the institution to a sufficient degree of risk to warrant classification, but do possess credit deficiencies or potential weaknesses deserving close attention.

        An insured institution is required to establish general allowances for loan losses in an amount deemed prudent by management for loans classified substandard or doubtful, as well as for other problem loans. General allowances represent loss allowances which have been established to recognize the inherent losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as "loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of the asset so classified or to charge off such amount. An institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the Office of Thrift Supervision which can order the establishment of additional general or specific loss allowances.

        On the basis of management's review of its assets, at December 31, 2005 we had classified $4,000 of our assets as substandard (which consisted of three consumer loans) and none as doubtful, special mention, or loss. Of the loans classified by management, $4,000 was included in the above loan delinquency table. The allowance for loan losses related to classified assets totaled $4,000 at December 31, 2005.

        The loan portfolio is reviewed on a regular basis to determine whether any loans require classification in accordance with applicable regulations. Not all classified assets constitute non-performing assets.

ALLOWANCE FOR LOAN LOSSES

        Our allowance for loan losses is maintained at a level necessary to absorb loan losses that are both probable and reasonably estimable. Management, in determining the allowance for loan losses, considers the losses inherent in our loan portfolio and changes in the nature and volume of loan activities, along with the general economic and real estate market conditions. We utilize a two-tier approach: (1) identification of impaired loans and establishment of specific loss allowances on such loans; and (2) establishment of general valuation allowances on the remainder of our loan portfolio. Once a loan becomes delinquent, we may establish a specific loan loss allowance based on a review of among other things, delinquency status, size of loans, type and market value of collateral and financial condition of the borrowers. A loan evaluated for impairment is considered to be impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. All loans identified as impaired are evaluated independently. We do not aggregate such loans for evaluation purposes. Loan impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. General loan loss allowances are based upon a combination of factors including, but not limited to, actual loan loss experience, composition of the loan portfolio, current economic conditions, management's judgment and losses which are probable and reasonably estimable. The allowance is increased through provisions charged against current earnings and recoveries of previously charged-off loans. Loans that are determined to be uncollectible are charged against the allowance. While management uses available information to recognize probable and reasonably estimable loan losses, future loss provisions may be necessary based on changing economic conditions. Payments received on impaired loans are applied first to accrued interest receivable and then to principal. The allowance for loan losses as of December 31, 2005 was maintained at a level that represented management's best estimate of losses inherent in the loan portfolio, and such losses were both probable and reasonably estimable.

        In addition, the Office of Thrift Supervision and Federal Deposit Insurance Corporation, as an integral part of their examination process, periodically review our allowance for loan losses. Such agencies may require that we recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

        The following table sets forth activity in our allowance for loan losses for the years indicated.

                                                                    AT OR FOR THE YEARS ENDED
                                                                           DECEMBER 31,
                                                                ----------------------------------
                                                                     2005               2004
                                                                ---------------    ---------------
                                                                       (DOLLARS IN THOUSANDS)
Balance at beginning of year................................    $           428    $           429
                                                                ---------------    ---------------

Charge-offs:
   One- to four-family......................................                 --                 --
   Multi-family.............................................                 --                 --
   Non-residential..........................................                 --                 --
   Consumer.................................................                 --                 (1)
                                                                ---------------    ---------------
     Total charge-offs......................................                 --                 (1)

Recoveries:
   One- to four-family......................................                 --                 --
   Multi-family.............................................                 --                 --
   Non-residential..........................................                 --                 --
   Consumer.................................................                 --                 --
                                                                ---------------    ---------------
     Total recoveries.......................................                 --                 --

Net (charge-offs) recoveries................................                 --                 (1)
Provision for loan losses...................................                 --                 --
                                                                ---------------    ---------------

Balance at end of year......................................    $           428    $           428
                                                                ===============    ===============

Ratios:
Net charge-offs to average loans outstanding................               0.00%              0.00%
Allowance for loan losses to non-performing loans...........           2,853.33          14,266.67
Allowance for loan losses to total loans....................               0.37               0.38

        ALLOCATION OF ALLOWANCE FOR LOAN LOSSES. The following tables set forth the allowance for loan losses allocated by loan category, the total loan balances by category, and the percent of loans in each category to total loans at the dates indicated. The allowance for loan losses allocated to each category is not necessarily indicative of future losses in any particular category and does not restrict the use of the allowance to absorb losses in other categories.

                                                                         AT DECEMBER 31,
                             -----------------------------------------------------------------------------------------------------
                                                    2005                                                 2004
                             ------------------------------------------------     ------------------------------------------------
                                                                  PERCENT OF                                           PERCENT OF
                                                                LOANS IN EACH                                        LOANS IN EACH
                              ALLOWANCE FOR     LOAN BALANCES    CATEGORY TO       ALLOWANCE FOR    LOAN BALANCES     CATEGORY TO
                               LOAN LOSSES       BY CATEGORY     TOTAL LOANS        LOAN LOSSES      BY CATEGORY      TOTAL LOANS
                             --------------    --------------   -------------     --------------   --------------    -------------
                                                                     (DOLLARS IN THOUSANDS)
One- to four-family.....     $          362    $       99,911            84.9%    $          368   $       97,988             85.7%
Multi-family............                 19             5,390             4.6                 19            5,689              5.0
Non-residential.........                 39            11,074             9.4                 33            9,764              8.5
Consumer................                  8             1,257             1.1                  8              855              0.8
                             --------------                                       --------------
     Total allocated
       Allowance                        428                                                 428
Unallocated allowance                    --                                                   --
                             --------------    --------------   -------------     --------------   --------------    -------------
   Total................     $          428    $      117,632          100.00%    $          428   $      114,296           100.00%
                             ==============    ==============   =============     ==============   ==============    =============

        Each quarter, management evaluates the total balance of the allowance for loan losses based on several factors that are not loan specific, but are reflective of the inherent losses in the loan portfolio. This process includes, but is not limited to, a periodic review of loan collectibility in light of historical experience, the nature and volume of loan activity, conditions that may affect the ability of the borrower to repay, underlying value of collateral, if applicable, and economic conditions in our immediate market area. First, we group loans by delinquency status. All loans 90 days or more delinquent are evaluated individually, based primarily on the value of the collateral securing the loan. Specific loss allowances are established as required by this analysis. All loans for which a specific loss allowance has not been assigned are segregated by type and delinquency status and a loss allowance is established by using loss experience data and management's judgment concerning other matters it considers significant. The allowance is allocated to each category of loan based on the results of the above analysis. Small differences between the allocated balances and recorded allowances are reflected as unallocated to absorb losses resulting from the inherent imprecision involved in the loss analysis process.

        This analysis process is inherently subjective, as it requires us to make estimates that are susceptible to revisions as more information becomes available. Although we believe that we have established the allowance at levels to absorb probable and estimable losses, future additions may be necessary if economic or other conditions in the future differ from the current environment.

INVESTMENTS

        INVESTMENTS AND MORTGAGE-BACKED SECURITIES. Our investment portfolio at December 31, 2005 consisted of $8.2 million in federal agency obligations and $4.7 million in investment grade corporate debt securities, all of which were classified as available for sale. Our investment policy objectives are to maintain liquidity within the guidelines established by the board of directors.

        We also invest in mortgage-backed securities, all of which are guaranteed by the United States Government or government-sponsored agencies, and all of which are classified as held to maturity. At

December 31, 2005, our mortgage-backed securities portfolio totaled $353,000, or 0.3% of total assets, and consisted of $328,000 in fixed-rate mortgage-backed securities guaranteed by Freddie Mac, and $25,000 in fixed-rate mortgage-backed securities guaranteed by Ginnie Mae.

        AVAILABLE-FOR-SALE PORTFOLIO. The following table sets forth the composition of our available-for-sale portfolio at the dates indicated.

                                                                            AT DECEMBER 31,
                                                     ---------------------------------------------------------
                                                                 2005                            2004
                                                     --------------------------     --------------------------
                                                      AMORTIZED                      AMORTIZED
                                                        COST        FAIR VALUE         COST        FAIR VALUE
                                                     -----------   ------------     -----------   ------------
                                                                          (IN THOUSANDS)
INVESTMENT SECURITIES:
   Federal agency obligations..................      $     8,402   $      8,255     $     9,501   $      9,499
   Corporate debt securities...................            4,849          4,689           4,854          4,835
                                                     -----------   ------------     -----------   ------------

   Total investment securities
     available-for-sale........................      $    13,251   $     12,944     $    14,355   $     14,334
                                                     ===========   ============     ===========   ============

        HELD-TO-MATURITY PORTFOLIO. The following table sets forth the composition of our held-to-maturity portfolio at the dates indicated.

                                                                            AT DECEMBER 31,
                                                     ---------------------------------------------------------
                                                                 2005                            2004
                                                     --------------------------     --------------------------
                                                      AMORTIZED                      AMORTIZED
                                                        COST        FAIR VALUE         COST        FAIR VALUE
                                                     -----------   ------------     -----------   ------------
                                                                          (IN THOUSANDS)
MORTGAGE-BACKED SECURITIES:
   Pass-through securities:
     Ginnie Mae................................      $        25   $         25     $        33   $         35
     Freddie Mac...............................              328            313             439            430
                                                     -----------   ------------     -----------   ------------

   Total mortgage-backed securities held to
      maturity.................................      $       353   $        338     $       472   $        465
                                                     ===========   ============     ===========   ============

        PORTFOLIO MATURITIES AND YIELDS. The composition and maturities of the investment securities portfolio and the mortgage-backed securities portfolio at December 31, 2005 are summarized in the following table. Maturities are based on the final contractual payment dates, and do not reflect the impact of prepayments or early redemptions that may occur.

                                                             MORE THAN ONE YEAR      MORE THAN FIVE YEARS
                                     ONE YEAR OR LESS        THROUGH FIVE YEARS        THROUGH TEN YEARS
                                  ----------------------   ----------------------   ----------------------
                                                WEIGHTED                 WEIGHTED                 WEIGHTED
                                   AMORTIZED     AVERAGE    AMORTIZED     AVERAGE    AMORTIZED     AVERAGE
                                     COST         YIELD       COST         YIELD       COST         YIELD
                                  -----------   --------   -----------   --------   -----------   --------
                                                           (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE:
INVESTMENT SECURITIES
   U.S. Government and agency
     securities................   $       500       2.58%  $     5,402       4.15%  $     2,500       3.63%
   Corporate debt securities...         1,250       6.53         2,752       4.04            --         --
                                  -----------              -----------              -----------

   Total debt securities
     available for sale........   $     1,750       5.40%  $     8,154       4.11%  $     2,500       3.63%
                                  ===========   ========   ===========   ========   ===========   ========

HELD TO MATURITY:

   MORTGAGE-BACKED SECURITIES
   Ginnie Mae..................   $        --         --%  $        25       9.29%  $        --         --%
   Freddie Mac.................            --         --           328       4.50            --         --
                                  -----------              -----------              -----------


   Total debt securities held
     to maturity...............   $        --         --%  $       353       4.83%  $        --         --%
                                  ===========   ========   ===========   ========   ===========   ========

(Continued)

                                    MORE THAN TEN YEARS            TOTAL SECURITIES
                                  ----------------------   --------------------------------
                                                WEIGHTED                           WEIGHTED
                                   AMORTIZED     AVERAGE    AMORTIZED     FAIR      AVERAGE
                                     COST         YIELD       COST        VALUE      YIELD
                                  -----------   --------   -----------  ---------  --------
                                                (DOLLARS IN THOUSANDS)

AVAILABLE FOR SALE:
INVESTMENT SECURITIES
   U.S. Government and agency
     securities................   $        --         --%  $     8,402  $   8,255      3.90%
   Corporate debt securities...           847       5.06         4,849      4,689      4.86
                                  -----------              -----------  ---------

   Total debt securities
     available for sale........   $       847       5.06%  $    13,251  $  12,944      4.25%
                                  ===========   ========   ===========  =========  ========

HELD TO MATURITY:

   MORTGAGE-BACKED SECURITIES
   Ginnie Mae..................   $        --         --%  $        25  $      25      9.29%
   Freddie Mac.................            --         --           328        313      4.50
                                  -----------              -----------  ---------


   Total debt securities held
     to maturity...............   $        --         --%  $       353  $     338  $   4.83%
                                  ===========   ========   ===========  =========  ========

SOURCES OF FUNDS

        GENERAL. Deposits have traditionally been our primary source of funds for use in lending and investment activities. In addition to deposits, funds are derived from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition. Borrowings from the Federal Home Loan Bank of Chicago may be used in the short-term to compensate for reductions in deposits and to fund loan growth.

        DEPOSITS. Deposits are not solicited outside of the Edwardsville area, and a majority of our depositors are persons who work or reside in Madison County, Illinois. We offer a selection of deposit instruments, including passbook savings, money market deposit accounts (without check-drawing features) and fixed-term certificates of deposit. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. We do not currently offer checking accounts. We do not accept brokered deposits.

        Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. To attract and retain deposits, we rely upon personalized customer service, long-standing relationships and rates near the upper-end of those offered in our market area.

        The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts that we offer allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on historical experience, management believes our deposits are relatively stable. However, the ability to attract and maintain certificates of deposit, and the rates paid on these deposits, have been and will continue to be significantly affected by market conditions. At December 31, 2005, $78.3 million, or 76.7% of our deposit accounts were certificates of deposit, of which $35.7 million had maturities of one year or less.

        The following table sets forth the distribution of average deposit accounts, by account type, at the dates indicated.

                                                              YEARS ENDED DECEMBER 31,
                                  -------------------------------------------------------------------------------
                                                   2005                                      2004
                                  --------------------------------------   --------------------------------------
                                                               WEIGHTED                                 WEIGHTED
                                    AVERAGE                     AVERAGE      AVERAGE                     AVERAGE
                                    BALANCE       PERCENT        RATE        BALANCE       PERCENT        RATE
                                  -----------   -----------   ----------   -----------   -----------   ----------
                                                               (DOLLARS IN THOUSANDS)
Savings deposits..............    $     4,029          4.03%        0.79%  $     4,857          4.91%        1.21%
Money market deposits.........         21,745         21.73         2.08        24,404         24.69         1.68
                                  -----------   -----------                -----------   -----------
                                       25,774         25.76         1.88        29,261         29.60         1.60
Certificates of deposit.......         74,275         74.24         3.35        69,587         70.40         2.91
                                  -----------   -----------                -----------   -----------

   Total deposits.............    $   100,049        100.00%        2.97%  $    98,848        100.00%        2.53%
                                  ===========   ===========                ===========   ===========

        The following table sets forth certificates of deposit by time remaining until maturity as of December 31, 2005.

                                                                          MATURITY
                                                  ---------------------------------------------------------
                                                   3 MONTHS OR    OVER 3 TO 6   OVER 6 TO 12      OVER 12
                                                      LESS          MONTHS         MONTHS         MONTHS          TOTAL
                                                  ------------   ------------   ------------   ------------   ------------
                                                                               (IN THOUSANDS)
Certificates of deposit less than $100,000...     $      7,390   $      8,299   $     14,591   $     34,915   $     65,195
Certificates of deposit of $100,000 or
   more (1)..................................              605          1,542          3,299          7,626         13,072
                                                  ------------   ------------   ------------   ------------   ------------
   Total of certificates of deposit..........     $      7,995   $      9,841   $     17,890   $     42,541   $     78,267
                                                  ============   ============   ============   ============   ============

-----------------------
(1) The weighted average interest rates for these accounts, by maturity period, were: 3.16% for 3 months or less; 3.49% for 3 to 6 months; 3.53% for 6 to 12 months; and 4.30% for over 12 months. The overall weighted average interest rate for accounts of $100,000 or more was 3.93%.

        The following table sets forth, by interest rate ranges, information concerning certificates of deposit at December 31, 2005.

                                                           PERIOD TO MATURITY
                          -----------------------------------------------------------------------------------
                           UP TO ONE    OVER ONE TO   OVER TWO TO      MORE THAN                  PERCENT OF
                             YEAR        TWO YEARS    THREE YEARS     THREE YEARS      TOTAL         TOTAL
                          -----------  ------------  -------------   -------------  -----------  ------------
                                                         (DOLLARS IN THOUSANDS)
INTEREST RATE RANGE:
   2.01% to 3.00%......   $    15,572  $      1,269  $          --   $          --  $    16,841          21.5%
   3.01% to 4.00%......        17,675        11,388          8,126           3,201       40,390          51.6
   4.01% to 5.00%......         2,462         4,232          2,660           7,360       16,714          21.4
   5.01% and above.....            17         4,220             --              85        4,322           5.5
                          -----------  ------------  -------------   -------------  -----------  ------------

   Total...............   $    35,726  $     21,109  $      10,786   $      10,646  $    78,267        100.00%
                          ===========  ============  =============   =============  ===========  ============

        BORROWINGS. We may obtain advances from the Federal Home Loan Bank of Chicago upon the security of the common stock we own in the Federal Home Loan Bank and our qualifying residential mortgage loans and mortgage-backed securities, provided certain standards related to creditworthiness are met. These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. At December 31, 2005, we had no advances outstanding. At that date, we had access to Federal Home Loan Bank advances of up to $47.0 million. The following table sets forth information concerning balances and interest rates on our Federal Home Loan Bank advances at the dates and for the periods indicated.

                                                                  AT OR FOR THE YEARS ENDED
                                                                        DECEMBER 31,
                                                              --------------------------------
                                                                  2005                2004
                                                              ------------        ------------
                                                                   (DOLLARS IN THOUSANDS)
Balance at end of period...............................       $         --        $      2,900
Average balance during period..........................                669               1,992
Maximum outstanding at any month end...................              2,900               4,000
Weighted average interest rate at end of period........                 --%              1.97%
Average interest rate during period....................               2.09%              1.51%

PROPERTIES

        The following table provides certain information with respect to our banking office as of December 31, 2005:

                                          LEASED         YEAR ACQUIRED        NET BOOK VALUE OF REAL
                LOCATION                 OR OWNED          OR LEASED                 PROPERTY
                --------                 --------          ---------                 --------

Main Office                               Owned               1964                $       778,000
300 St. Louis Street
Edwardsville, Illinois 62025

        The net book value of our premises, land and equipment was $860,000 at December 31, 2005.

SUBSIDIARY ACTIVITIES

        First Federal's only subsidiary is First Federal Savings & Loan Association of Edwardsville. First Federal Savings & Loan Association of Edwardsville does not have any subsidiaries.

PERSONNEL

        As of December 31, 2005, we had nine full-time employees and one part-time employee. Our employees are not represented by any collective bargaining group. Management believes that we have good relations with our employees.

LEGAL PROCEEDINGS

        First Federal is involved, from time to time, as plaintiff or defendant in various legal actions arising in the normal course of its business. At December 31, 2005, we were not involved in any legal proceedings, the outcome of which would be material to our financial condition or results of operations.

                           SUPERVISION AND REGULATION

GENERAL

        First Federal Savings & Loan Association of Edwardsville is a federally chartered savings association. First Federal Savings & Loan Association of Edwardsville will be the surviving financial institution following its merger with Clover Leaf Bank and will remain a federally chartered savings association (although it will be renamed "First Clover Leaf Bank"). Accordingly, the discussion in this section relates to First Federal Savings & Loan Association of Edwardsville as well as to First Clover Leaf Bank after the merger.

        First Federal Savings & Loan Association of Edwardsville is regulated and supervised by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which a financial institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation's deposit insurance funds and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. After completing an examination, the federal agency critiques the financial institution's operations and assigns its rating (known as an institution's CAMELS). Under federal law, an institution may not disclose its CAMELS rating to the public. First Federal Savings & Loan Association of Edwardsville also is a member of, and owns stock in, the Federal Home Loan Bank of Chicago, which is one of the twelve regional banks in the Federal Home Loan Bank System. First Federal Savings & Loan Association of Edwardsville also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines First Federal Savings & Loan Association of Edwardsville and prepares reports for the consideration of its board of directors on any operating deficiencies.

        Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, or Congress, could have a material adverse impact on First Federal, First Federal Savings & Loan Association of Edwardsville and their respective operations.

SUPERVISORY AGREEMENT

        On December 16, 2004, First Federal Savings & Loan Association of Edwardsville entered into a Supervisory Agreement with the Office of Thrift Supervision. The Supervisory Agreement, previously disclosed on a Current Report on Form 8-K filed on February 2, 2005, facilitates corrective actions concerning certain regulatory compliance issues, including violations of the Bank Secrecy Act. In addition, the Office of Thrift Supervision assessed civil money penalties against First Federal Savings & Loan Association of Edwardsville in the amount of $7,700 for its failure to purchase and maintain flood insurance in an appropriate amount on 14 loans and its failure to obtain signed and dated flood notices from the borrowers on eight loans.

        The Supervisory Agreement was based upon First Federal Savings & Loan Association of Edwardsville's August 2004 Report of Examination in which the Office of Thrift Supervision concluded that grounds existed for the initiation of an administrative proceeding against First Federal Savings & Loan Association of Edwardsville. Without admitting or denying that such grounds existed, First Federal Savings & Loan Association of Edwardsville determined to enter into the Supervisory Agreement to cooperate with the Office of Thrift Supervision and as evidence of First Federal Savings & Loan Association of Edwardsville's intent to comply with all applicable laws and regulations and engage in safe and sound practices.

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        Pursuant to the terms of the Supervisory Agreement, First Federal
Savings & Loan Association of Edwardsville agreed as follows:

        (1) to adopt an anti-money laundering and Bank Secrecy Act compliance program that ensures compliance with its requirements and that, among other things, requires the accurate and timely completion and filing of currency transaction reports, designates a primary Bank Secrecy Act officer, provides for annual independent testing by a qualified third party of the Bank Secrecy Act compliance program, provides First Federal Savings & Loan Association of Edwardsville personnel with comprehensive Bank Secrecy Act training, and provides for internal controls to ensure First Federal's ongoing compliance with its Bank Secrecy Act compliance program.

        (2) to adopt a Customer Identification Program and an Office of Foreign Assets Control policy.

        (3) to develop and implement a comprehensive training program for operational and supervisory adherence to the requirements of the Bank Secrecy Act and regulations thereunder.

        (4) to review and amend its Flood Disaster Protection Act policies and procedures to ensure that appropriate flood insurance is obtained and maintained upon all properties securing a loan from First Federal Savings & Loan Association of Edwardsville. The board of directors will review all loans made on or after March 1, 2001 to ensure that all loans subject to the Flood Disaster Protection Act and regulations thereunder comply with such laws and regulations.

        (5) to comply with the requirement of the Equal Credit Opportunity Act, including the nondiscriminatory loan underwriting standards thereunder, and to review its business practices at least annually to ensure compliance therewith.

        (6) at least annually, to require First Federal Savings & Loan Association of Edwardsville's security officer to report to the board of directors on the administration and effectiveness of First Federal Savings & Loan Association of Edwardsville's security program as required by the Bank Protection Act.

        (7) for the board of directors of First Federal Savings & Loan Association of Edwardsville to appoint a regulatory compliance committee of at least three directors, the majority of whom must be independent, to monitor and coordinate compliance with the Supervisory Agreement and to submit to the full board quarterly written progress reports and actions taken to comply with the Supervisory Agreement. The progress reports must be signed by each director and filed with the Regional Director of the Office of Thrift Supervision.

        The Supervisory Agreement will remain in effect until terminated, modified or suspended in writing by the Office of Thrift Supervision.

        First Federal Savings & Loan Association of Edwardsville believes that it has adopted and implemented the various plans, policies and procedures required by the Supervisory Agreement. However, a failure to comply with the Supervisory Agreement could result in the initiation of a formal enforcement action by the Office of Thrift Supervision, including the imposition of additional civil money penalties. While the Supervisory Agreement has resulted in additional regulatory compliance expenses for

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First Federal Savings & Loan Association of Edwardsville, the amount of such expenses have not had a material financial impact on First Federal.

FEDERAL BANKING REGULATION

        BUSINESS ACTIVITIES. A federal savings association derives its lending and investment powers from the Home Owners' Loan Act, as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, First Federal Savings & Loan Association of Edwardsville may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other loans and assets. First Federal Savings & Loan Association of Edwardsville also may establish subsidiaries that may engage in activities not otherwise permissible for First Federal Savings & Loan Association of Edwardsville directly, including real estate investment, securities brokerage and insurance agency.

        CAPITAL REQUIREMENTS. Office of Thrift Supervision regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. The prompt corrective action standards discussed below, in effect, establish a minimum 2% tangible capital standard.

        The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks inherent in the type of asset. Core capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, allowance for loan and lease losses up to a maximum of 1.25% of risk-weighted assets, and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

        At December 31, 2005, First Federal Savings & Loan Association of Edwardsville's capital exceeded all applicable requirements.

        LOANS TO ONE BORROWER. A federal savings association generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus on an unsecured basis. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of December 31, 2005, First Federal Savings & Loan Association of Edwardsville was in compliance with the loans-to-one-borrower limitations.

        QUALIFIED THRIFT LENDER TEST. As a federal savings association, First Federal Savings & Loan Association of Edwardsville is subject to a qualified thrift lender, or "QTL," test. Under the QTL test, First Federal Savings & Loan Association of Edwardsville must maintain at least 65% of its "portfolio assets" in "qualified thrift investments" in at least nine months of the most recent 12-month period. "Portfolio assets" generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association's business.

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        "Qualified thrift investments" include various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. "Qualified thrift investments" also include 100% of an institution's credit card loans, education loans and small business loans. First Federal Savings & Loan Association of Edwardsville also may satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code of 1986.

        A savings association that fails the QTL test must either convert to a bank charter or operate under specified restrictions. At December 31, 2005, First Federal Savings & Loan Association of Edwardsville maintained virtually all of its portfolio assets in qualified thrift investments, and therefore satisfied the QTL test.

        CAPITAL DISTRIBUTIONS. Office of Thrift Supervision regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the institution's capital account. A savings association must file an application for approval of a capital distribution if:

        o the total capital distributions for the applicable calendar year exceed the sum of the savings association's net income for that year to date plus the savings association's retained net income for the preceding two years;

        o the savings association would not be at least adequately capitalized following the distribution;

        o the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

        o the savings association is not eligible for expedited treatment of its filings.

        Even if an application is not otherwise required, every savings association that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

        The Office of Thrift Supervision may disapprove a notice or application if:

        o the savings association would be undercapitalized following the distribution;

        o the proposed capital distribution raises safety and soundness concerns; or

        o the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

        LIQUIDITY. A federal savings association is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

        COMMUNITY REINVESTMENT ACT AND FAIR LENDING LAWS. All savings associations have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings association, the Office of Thrift Supervision is required to assess the savings association's record of compliance with the Community

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Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair
Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. A savings association's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. First Federal Savings & Loan Association of Edwardsville received a "satisfactory" Community Reinvestment Act rating in its most recent federal examination.

        TRANSACTIONS WITH RELATED PARTIES. A federal savings association's authority to engage in transactions with its "affiliates" is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act. The term "affiliates" for these purposes generally means any company that controls or is under common control with an institution. First Federal and its non-savings institution subsidiaries will be affiliates of First Federal Savings & Loan Association of Edwardsville. In general, transactions with affiliates must be on terms that are as favorable to the savings association as comparable transactions with non-affiliates. In addition, certain types of these transactions are restricted to an aggregate percentage of the savings association's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the savings association. In addition, Office of Thrift Supervision regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.

        First Federal Savings & Loan Association of Edwardsville's authority to extend credit to its directors, executive officers and 10% stockholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O of the Federal Reserve Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of First Federal Savings & Loan Association of Edwardsville's capital. In addition, extensions of credit in excess of certain limits must be approved by First Federal Savings & Loan Association of Edwardsville's board of directors.

        ENFORCEMENT. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all "institution-affiliated parties," including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

        STANDARDS FOR SAFETY AND SOUNDNESS. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as

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the agency deems appropriate. The federal banking agencies adopted Interagency
Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

        PROMPT CORRECTIVE ACTION REGULATIONS. Under the prompt corrective action regulations, the Office of Thrift Supervision is required and authorized to take supervisory actions against undercapitalized savings associations. For this purpose, a savings association is placed in one of the following five categories based on the savings association's capital:

        o well-capitalized (at least 5% leverage capital, 6% tier 1 risk-based capital and 10% total risk-based capital);

        o adequately capitalized (at least 4% leverage capital, 4% tier 1 risk-based capital and 8% total risk-based capital);

        o undercapitalized (less than 3% leverage capital, 4% tier 1 risk-based capital or 8% total risk-based capital);

        o significantly undercapitalized (less than 3% leverage capital, 3% tier 1 risk-based capital or 6% total risk-based capital); and

        o       critically undercapitalized (less than 2% tangible capital).

        Generally, the banking regulator is required to appoint a receiver or conservator for a savings association that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a bank receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the savings association, including, but not limited to, restrictions on growth, investment activities, capital distributions and affiliate transactions. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized savings associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

        At December 31, 2005, First Federal Savings & Loan Association of Edwardsville met the criteria for being considered "well-capitalized."

        INSURANCE OF DEPOSIT ACCOUNTS. Deposit accounts in First Federal Savings & Loan Association of Edwardsville are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor. First Federal Savings & Loan Association of Edwardsville's deposits, therefore, are subject to Federal Deposit Insurance Corporation deposit insurance assessments. The Federal Deposit Insurance Corporation has adopted a risk-based system for determining deposit insurance assessments. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates as necessary to maintain the required ratio of reserves to insured deposits of 1.25%. In addition, all Federal Deposit Insurance Corporation-insured institutions must pay assessments to the Federal Deposit

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Insurance Corporation at an annual rate of approximately .0212% of insured deposits to fund interest payments on bonds maturing in 2017 that were issued by a federal agency to recapitalize the predecessor to the Savings Association Insurance Fund.

        On February 15, 2006, federal legislation to reform federal deposit insurance was enacted. This new legislation requires, among other things, the merger of the Savings Association Insurance Fund and the Bank Insurance Fund into a unified insurance deposit fund and an increase in the amount of federal deposit insurance coverage from $100,000 to $130,000 (with a cost of living adjustment to become effective in five years). The Act also requires the reserve ratio to be modified to provide for a range between 1.15% and 1.50% of estimated insured deposits. The new legislation requires the Federal Deposit Insurance Corporation to issue regulations implementing the law. The changes required by the law will not become effective until final regulations have been issued, which must be no later than 270 days from the date of the enactment of the legislation.

        PROHIBITIONS AGAINST TYING ARRANGEMENTS. Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

        FEDERAL HOME LOAN BANK SYSTEM. First Federal Savings & Loan Association of Edwardsville is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Chicago, First Federal Savings & Loan Association of Edwardsville is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank, whichever is greater. As of December 31, 2005, First Federal Savings & Loan Association of Edwardsville was in compliance with this requirement.

FEDERAL RESERVE SYSTEM

        Federal Reserve Board regulations require savings associations to maintain non-interest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. As of December 31, 2005, First Federal Savings & Loan Association of Edwardsville was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision.

THE USA PATRIOT ACT

        In response to the events of September 11th, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, was enacted. The Act gives the federal government new powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The Act also requires the federal banking regulators to take into consideration the effectiveness of controls designed to combat money-laundering activities in determining whether to approve a merger or other acquisition application of an FDIC-insured institution. As such, if First Federal or First Federal Savings & Loan Association of Edwardsville were to engage in a merger or other acquisition, the effectiveness of its anti-money-laundering controls would be considered

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as part of the application process. First Federal Savings & Loan Association of
Edwardsville believes it has established policies, procedures and systems that comply with the applicable requirements of the law.

HOLDING COMPANY REGULATION

        Upon completion of the conversion, First Federal will be a unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. The Office of Thrift Supervision will have enforcement authority over First Federal and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to First Federal Savings & Loan Association of Edwardsville.

        Under prior law, a unitary savings and loan holding company generally had no regulatory restrictions on the types of business activities in which it could engage, provided that its subsidiary savings association was a qualified thrift lender. The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing on, or applied for before, May 4, 1999 to those activities permissible for financial holding companies or for multiple savings and loan holding companies. First Federal will not be a grandfathered unitary savings and loan holding company and, therefore, will be limited to the activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

        Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision must consider the financial and managerial resources and future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

SARBANES-OXLEY ACT OF 2002

        On July 30, 2002, the Sarbanes-Oxley Act of 2002 was enacted, which provides for corporate governance, disclosure and accounting reforms intended to address corporate and accounting fraud. The Act establishes a new accounting oversight board that will enforce auditing, quality control and independence standards, and will be funded by fees from all publicly traded companies. The Act also places certain restrictions on the scope of services that may be provided by accounting firms to their public company audit clients. Any non-audit services being provided to a public company audit client will require preapproval by the company's audit committee. In addition, the Act makes certain changes to the requirements for audit partner rotation after a period of time. The Act also requires chief executive officers and chief financial officers, or their equivalent, to certify to the accuracy of periodic reports filed with the Securities and Exchange Commission, subject to civil and criminal penalties if they knowingly or willingly violate this certification requirement. In addition, under the Act, counsel will be required to report to the chief executive officer or chief legal officer of the company, evidence of a material violation of the securities laws or a breach of fiduciary duty by a company and, if such officer does not

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appropriately respond, to report such evidence to the audit committee or other similar committee of the board of directors or the board itself.

        Under the Act, longer prison terms will apply to corporate executives who violate federal securities laws; the period during which certain types of suits can be brought against a company or its officers is extended; and bonuses issued to top executives prior to restating a company's financial statements are now subject to disgorgement if such restatement was due to corporate misconduct. Executives are also prohibited from insider trading during retirement plan "blackout" periods, and loans to company executives (other than loans by financial institutions permitted by federal rules and regulations) are restricted. In addition, a provision directs that civil penalties levied by the Securities and Exchange Commission as a result of any judicial or administrative action under the Act be deposited to a fund for the benefit of harmed investors. The Federal Accounts for Investor Restitution provision also requires the Securities and Exchange Commission to develop methods of improving collection rates. The legislation accelerates the time frame for disclosures by public companies, as they must immediately disclose any material changes in their financial condition or operations. Directors and executive officers must also provide information for most changes in beneficial ownership in a company's securities within two business days of the change.

        The Act also increases the oversight of, and codifies certain requirements relating to, audit committees of public companies and how they interact with the company's "registered public accounting firm." Audit Committee members must be independent and are absolutely barred from accepting consulting, advisory or other compensatory fees from the public company. In addition, companies must disclose whether at least one member of the committee is an "audit committee financial expert" (as defined by Securities and Exchange Commission regulations) and if not, why not. Under the Act, a company's registered public accounting firm will be prohibited from performing statutorily mandated audit services for a company if such company's chief executive officer, chief financial officer, comptroller, chief accounting officer or any person serving in equivalent positions had been employed by such firm and participated in the audit of such company during the one-year period preceding the audit initiation date. The Act prohibits any officer or director of a company or any other person acting under their direction from taking any action to fraudulently influence, coerce, manipulate or mislead any independent accountant engaged in the audit of the company's financial statements for the purpose of rendering the financial statements materially misleading. The Act also requires the Securities and Exchange Commission to prescribe rules requiring inclusion of any internal control report and assessment by management in the annual report to stockholders. The Act requires the company's registered public accounting firm that issues the audit report to attest to and report on management's assessment of the company's internal controls.

        Although we will incur additional expense in complying with the provisions of the Sarbanes-Oxley Act and the resulting regulations, management does not expect that such compliance will have a material impact on our results of operations or financial condition.

FEDERAL SECURITIES LAWS

        First Clover Leaf has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the shares of common stock to be issued pursuant to the conversion. Upon completion of the conversion, shares of First Clover Leaf common stock will continue to be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. First Clover Leaf will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

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        The registration under the Securities Act of 1933 of shares of common stock to be issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of First Clover Leaf may be resold without registration. Shares purchased by an affiliate of First Clover Leaf will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If First Clover Leaf meets the current public information reporting requirements of Rule 144 under the Securities Act of 1933, each affiliate of First Clover Leaf that complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of First Clover Leaf, or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, First Clover Leaf may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

                                    TAXATION

FEDERAL TAXATION

        GENERAL. First Federal and First Federal Savings & Loan Association of Edwardsville are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. First Federal's and First Federal Savings & Loan Association of Edwardsville's tax returns have not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to First Federal or First Federal Savings & Loan Association of Edwardsville.

        METHOD OF ACCOUNTING. For federal income tax purposes, First Federal and First Federal Savings & Loan Association of Edwardsville currently report their income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing its federal income tax returns.

        BAD DEBT RESERVES. Prior to the Small Business Protection Act of 1996 (the "1996 Act"), First Federal Savings & Loan Association of Edwardsville was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at our taxable income. First Federal Savings & Loan Association of Edwardsville was required to use the specific charge off method in computing its bad debt deduction beginning with its 1996 federal tax return. Savings institutions were required to recapture any excess reserves over those established as of December 31, 1987 (base year reserve). At December 31, 2005, First Federal Savings & Loan Association of Edwardsville had no reserves subject to recapture.

        TAXABLE DISTRIBUTIONS AND RECAPTURE. Prior to the 1996 Act, bad debt reserves created prior to January 1, 1988 were subject to recapture into taxable income if First Federal Savings & Loan Association of Edwardsville failed to meet certain thrift asset and definitional tests. Federal legislation has eliminated these thrift related recapture rules. At December 31, 2005, our total federal pre-1988 base year reserve was approximately $2.0 million. However, under current law, pre-1988 base year reserves remain subject to recapture if First Federal Savings & Loan Association of Edwardsville makes certain non-dividend distributions, repurchases any of its stock, pays dividends in excess of tax earnings and profits, or ceases to maintain a bank charter.

        ALTERNATIVE MINIMUM TAX. The Internal Revenue Code of 1986, as amended (the "Code") imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. First Federal Savings & Loan Association of Edwardsville has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

        NET OPERATING LOSS CARRYOVERS. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At December 31, 2005, First Federal Savings & Loan Association of Edwardsville had no net operating loss carryforwards for federal income tax purposes.

        CORPORATE DIVIDENDS-RECEIVED DEDUCTION. First Federal may exclude from its income 100% of dividends received from First Federal Savings & Loan Association of Edwardsville as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

STATE TAXATION

        ILLINOIS STATE TAXATION. First Federal is required to file Illinois income tax returns and pay tax at a stated tax rate of 7.30% of Illinois taxable income. For these purposes, Illinois taxable income generally means federal taxable income subject to certain modifications, primarily the exclusion of interest income on United States obligations.

              MANAGEMENT OF FIRST FEDERAL FINANCIAL SERVICES, INC.

        First Federal's board of directors is comprised of eight members. At the completion of the merger, the First Federal board will increase its size to 11 directors, and Clover Leaf Bank will identify three directors of Clover Leaf who will be appointed by First Federal's board to serve in addition to the eight current directors. In addition, at the completion of the merger, the board of First Federal Savings & Loan Association of Edwardsville will increase its size to 15 directors, and the seven current directors of Clover Leaf Bank will be appointed by the board of First Federal Savings & Loan Association of Edwardsville to serve in addition to the eight current directors.

        First Federal's bylaws provide that approximately one-third of the directors are to be elected annually. Directors of First Federal are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify.

        The table below sets forth certain information, as of December 31, 2005, regarding current members of the First Federal board of directors and officers who are not directors, including the terms of office of board members. In addition, the table presents information regarding the current directors of Clover Leaf and Clover Leaf Bank, all of whom will become directors of First Federal Savings & Loan Association of Edwardsville at the completion of the merger and three of whom will become directors of First Federal at the completion of the merger.

                                                                                       CURRENT TERM    DIRECTOR
           NAME                 AGE                       POSITION                        EXPIRES       SINCE(1)
---------------------------  ---------  --------------------------------------------  --------------  ------------

                                             DIRECTORS OF FIRST FEDERAL

Larry W. Mosby                   64        President and Chief Executive Officer           2006           1990
Joseph Stevens                   59                       Director                         2006           1990
Robert Richards                  81                       Director                         2006           1966
Harry Gallatin                   78                       Director                         2007           1980
Dean Pletcher                    71                       Director                         2007           1980
Joseph Helms                     68                Chairman of the Board                   2008           1972
Nina Baird                       78                       Director                         2008           1984
Donald Engelke                   42      Senior Vice President and Chief Financial         2008           2003
                                                          Officer

                                   OFFICER OF FIRST FEDERAL WHO IS NOT A DIRECTOR

Linda Werner                              Savings Officer and Corporate Secretary

                                              DIRECTORS OF CLOVER LEAF

Gary D. Niebur                   50                       Director                         2009           1992
Gerard A. Schuetzenhofer         48                       Director                         2009           2005
Dennis M. Terry                  59        President, Chief Executive Officer and          2007           2000
                                                          Director
Joseph J. Gugger                 55                       Director                         2007           2000
Kenneth P. Highlander            52                       Director                         2007           1996
Robert W. Schwartz               66                Chairman of the Board                   2008           1972
Dennis E. Ulrich                 51                       Director                         2008           2003

                                   OFFICERS OF CLOVER LEAF WHO ARE NOT DIRECTORS

Lisa R. Fowler                   40                Senior Vice President                   N/A            N/A
Darlene F. McDonald              43         Senior Vice President, Treasurer and           N/A            N/A
                                                         Secretary

---------------------------
(1) Includes service on the board of directors of First Federal Savings & Loan Association of Edwardsville.

        THE BUSINESS BACKGROUND OF FIRST FEDERAL'S DIRECTORS AND EXECUTIVE OFFICERS. The business experience for the past five years of each of our directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

        DIRECTORS

        JOSEPH HELMS is Chairman of the board of directors and has been a director of First Federal Savings & Loan Association of Edwardsville since 1972 and of First Federal since 2001. Dr. Helms is semi-retired. Prior to his retirement in 2002, Dr. Helms was a veterinarian at the Hawthorne Animal Hospital.

        NINA BAIRD has been a director of First Federal Savings & Loan Association of Edwardsville since 1984 and of First Federal since 2001. Prior to her retirement, from 1981 through 2001, Ms. Baird served as the Edwardsville City Clerk, a full-time, elected position.

        DONALD ENGELKE has been employed by First Federal Savings & Loan Association of Edwardsville since 1985 and serves as Senior Vice President and Chief Financial Officer. He is also Senior Vice President and Chief Financial Officer of First Federal. Mr. Engelke was appointed as a director of First Federal Savings & Loan Association of Edwardsville and First Federal in 2003.

        HARRY GALLATIN has been a director of First Federal Savings & Loan Association of Edwardsville since 1980 and of First Federal since 2001. Prior to his retirement in 1991, Mr. Gallatin served on the faculty and as a golf and basketball coach and Athletic Director at Southern Illinois
University-Edwardsville.

        LARRY W. MOSBY has been a director of First Federal Savings & Loan Association of Edwardsville since 1990 and of First Federal since 2001. Mr. Mosby joined First Federal in 1963 and has been Chief Executive Officer since 1984 and President since 1996, and has been President and Chief Executive Officer of First Federal since its formation in January 2001.

        DEAN PLETCHER has been a director of First Federal Savings & Loan Association of Edwardsville since 1980 and of First Federal since 2001. Prior to his retirement in 1996, Mr. Pletcher owned and operated Pletcher Funeral Home in Edwardsville, Illinois.

        ROBERT RICHARDS has been a director of First Federal Savings & Loan Association of Edwardsville since 1966 and of First Federal since 2001. Mr. Richards is semi-retired from the Richards Brick Company, a brick manufacturing and distributing company, where he retains the title of President.

        JOSEPH STEVENS has been a director of First Federal Savings & Loan Association of Edwardsville since 1990 and of First Federal since 2001. Mr. Stevens is the owner of Market Basket Grocery and Garden Center, a retail business established in 1971.

        EXECUTIVE OFFICER OF FIRST FEDERAL WHO IS NOT A DIRECTOR

        LINDA WERNER has been employed by First Federal Savings & Loan Association of Edwardsville since 1969. She is a Savings Officer and is also the Corporate Secretary of First Federal Savings & Loan Association of Edwardsville and First Federal.

        THE BUSINESS BACKGROUND OF CLOVER LEAF'S DIRECTORS AND EXECUTIVE OFFICERS. The business experience for the past five years of each of Clover Leaf's directors and executive officers is set forth below. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

        DIRECTORS

        ROBERT W. SCHWARTZ has served as Chairman of the board of directors of Clover Leaf Bank since 2003 and Chairman of the board of directors of Clover Leaf since 2003. Mr. Schwartz is the President of Schwartz Ventures, Inc., a communications company founded by Mr. Schwartz.

        DENNIS M. TERRY has served as President and Chief Executive Officer of Clover Leaf Bank since 2000, and President and Chief Executive Officer of Clover Leaf since its incorporation in 2001. Prior to joining Clover Leaf Bank, Mr. Terry served as President of Mercantile Bank of Edwardsville. Mercantile

Bank of Edwardsville had acquired Mr. Terry's previous employer, Mark Twain Bank of Edwardsville, in 1998, where Mr. Terry had served as President since 1988.

        JOSEPH J. GUGGER has served as a partner of Fastechnology LLC, an engineering company, since 1999; a partner of CBC LLC, a real estate company, since 1999; and as the owner of Gugger Group, Inc., a manufacturing and investment company, since 1993.

        KENNETH P. HIGHLANDER is the President of Ready-Mix Services, Inc., a concrete manufacturer with plants in Hamel, Alton and Collinsville, Illinois. Mr. Highlander has been employed by Ready-Mix Services since 1971.

        GARY D. NIEBUR has served as the Mayor of Edwardsville, Illinois since 1993, and has served as the Executive Director of the Edwardsville YMCA since 1982.

        GERARD A. SCHUETZENHOFER is President of Coldwell Banker Brown Realtors/ Coldwell Banker Commercial Brown Realtors, a real estate brokerage firm with offices in Edwardsville, O'Fallon, Troy, Highland and Belleville, Illinois. He has held the position of President since 1989.

        DENNIS E. ULRICH is the managing principal of Scheffel and Company, P.C., a C.P.A. firm with offices in Edwardsville, Alton, Highland, Jerseyville and Carrollton, Illinois. Mr. Ulrich has been employed by Scheffel and Company since 1977.

        EXECUTIVE OFFICERS OF CLOVER LEAF WHO ARE NOT DIRECTORS

        LISA R. FOWLER has served as Senior Vice President of Clover Leaf Bank since June 2000 and Senior Vice President of Clover Leaf since its incorporation in 2001. Ms. Fowler was previously the Vice President of Commercial Lending at Mercantile Bank, where she had been employed since 1991.

        DARLENE F. MCDONALD joined Clover Leaf Bank in October 2000, and serves as Senior Vice President, Treasurer and Secretary. Ms. McDonald serves in the same positions with Clover Leaf. Previously, Ms. McDonald served as a Controller of the Real Estate Division of Bank of America, which had acquired her previous employer, NationsBank, in 1999. NationsBank had acquired her previous employer, Boatmens Bank, in 1997, where Ms. McDonald had been employed since 1987.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The business of First Federal is conducted at regular and special meetings of the Board and its standing committees. First Federal's committees include a Compensation and Personnel Committee, Nominating Committee and an Audit Committee. During the year ended December 31, 2005, the board of directors met at 13 regular meetings and two special meetings. No member of the board or any committee thereof attended less than 75% of the meetings.

        The members of the Compensation and Personnel Committee are directors Helms, Gallatin, Pletcher, Baird, Stevens and Richards, each of whom is independent under the Nasdaq corporate governance listing standards. The committee is responsible for reviewing all compensation matters related to the employees of First Federal and First Federal Savings & Loan Association of Edwardsville. The Compensation and Personnel Committee met three times during the year ended December 31, 2005.

        The Nominating Committee consists of directors Helms, Gallatin, Pletcher, Baird, Stevens and Richards, each of whom is considered independent under the Nasdaq corporate governance listing standards. The Nominating Committee leads the search for individuals qualified to become members of the Board and selects director nominees to be presented for stockholder approval; reviews and monitors compliance with the requirements for board independence; and reviews the committee structure and makes recommendations to the Board regarding committee membership. The Committee met once during the year ended December 31, 2005.

        The Audit Committee consists of directors Helms, Pletcher, Richards and Stevens, each of whom is independent under the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. Director Joseph Stevens, the Chairman of the Audit Committee, is "financially sophisticated" as defined in the Nasdaq listing standards. The Committee currently does not have an "audit committee financial expert," as defined under Federal securities laws. First Federal is attempting to find an individual who qualifies as an "audit committee financial expert" and is willing to serve as a director and as a member of its Audit Committee. The Audit Committee reviews the contents of and conclusions in audit reports prepared by First Federal's registered public accounting firm; reviews and approves the annual engagement of First Federal's registered public accounting firm, and First Federal's audit policy; and reviews with management and First Federal's registered public accounting firm, First Federal's financial statements and internal controls. The Audit Committee met once during the year ended December 31, 2005.

Corporate GOVERNANCE Policies and Procedures

        In addition to having established committees of the board of directors, First Federal has adopted a Code of Conduct that applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, the Code of Conduct is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations.

DIRECTOR COMPENSATION

        First Federal pays no fees for service on the board of directors or Board committees. First Federal Savings & Loan Association of Edwardsville pays the Chairman of the Board a fee of $1,500 for each scheduled meeting, and Director Baird, who serves as Secretary of the Board, receives a fee of $1,400 for each scheduled meeting. Each other director receives a fee of $1,250 for each scheduled meeting. First Federal Savings & Loan Association of Edwardsville pays each non-employee Board member $150 for attendance at committee meetings. First Federal Savings & Loan Association of Edwardsville paid fees totaling $153,450 to directors for the year ended December 31, 2005.

EXECUTIVE COMPENSATION

        SUMMARY COMPENSATION TABLE. The following table provides information about the compensation paid for the years ended December 31, 2005, 2004 and 2003 to our Chief Executive Officer (the "Named Executive Officer"). No other officer's total annual salary and bonus for the year ended December 31, 2005 totaled $100,000 or more.

                                                              Annual Compensation
                                                  -------------------------------------------
                                    Year Ended                                  Other Annual       All Other
  Name and Principal Position       December 31       Salary         Bonus      Compensation     Compensation(1)
---------------------------------  -------------  --------------  -----------  --------------  -----------------
Larry W. Mosby, President and          2005        $    96,036    $   32,076     $      --        $       36,942
Chief Executive Officer                2004        $    96,036    $   31,929            --                36,820
                                       2003        $    92,346    $   33,124     $      --        $       35,071

------------------
(1) Consists of director fees of $17,650, $17,550 and $16,250 and profit sharing plan contributions of $19,292, $19,270 and $18,821, for 2005, 2004 and 2003, respectively.

        EMPLOYMENT AGREEMENTS. First Federal Savings & Loan Association of Edwardsville has entered into an Amended and Restated Executive Employment Agreement, effective as of January 31, 2006, with Larry W. Mosby, President and Chief Executive Officer. The term of the agreement is through December 31, 2006. Under the agreement, Mr. Mosby shall serve as President and Chief Executive Officer of First Federal and First Federal Savings & Loan Association of Edwardsville until his retirement on September 30, 2006. From October 1, 2006 through December 31, 2006, Mr. Mosby shall provide consulting services to First Federal. At the discretion of the board of directors, the term of the agreement may be extended such that Mr. Mosby continues as President and Chief Executive Officer through December 31, 2006 and provides consulting services from January 1, 2007 through March 31, 2007. Under the agreement, Mr. Mosby shall receive a base salary of $96,036. In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by First Federal for cause at any time. In the event of Mr. Mosby's death during the term of the agreement, First Federal will pay his base salary to his named beneficiaries for the shorter of six months or the remaining term of the agreement, and will also continue medical and other benefits to his family during such period. The agreement provides that, following his termination of employment, Mr. Mosby will not compete with First Federal for a period of one year.

        In connection with the acquisition of Clover Leaf, First Federal has entered into an employment agreement with Dennis M. Terry, President and Chief Executive Officer of Clover Leaf. The employment agreement was effective as of February 3, 2006, the effective date of the merger agreement. Under the terms of the agreement, upon the consummation of the acquisition of Clover Leaf by First Federal, Mr. Terry will initially serve as Chief Operating Officer of First Federal and thereafter shall succeed Mr. Mosby as Chief Executive Officer. The agreement has a term of 36 months. Starting on January 1, 2008 and for each January 1st thereafter, the agreement shall renew for an additional year unless a written non-renewal notice is provided at least 60 days but no more than 90 days before the renewal date, such that the remaining term is 36 months. Under the agreement, the base salary for Mr. Terry will be $152,000. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement also provides Mr. Terry with an automobile allowance of not less than $460 per month. The agreement provides for termination by First Federal for cause at any time. Under the agreement, if Mr. Terry's employment is terminated for any reason other than cause, death, disability or in connection with a change in control, First Federal is obligated to pay a lump sum equal to the remaining amounts that Mr. Terry would have received under the agreement if he had continued employment through the remainder of the then-current term. If his employment is terminated in connection with a change in control, First Federal is obligated to pay Mr. Terry a lump sum equal to the total amount that Mr. Terry would have earned under the agreement if Mr. Terry had continued his employment for 36 months after the date of his termination of employment (regardless of the duration of the then-current term). In the event of executive's disability for a period of six months, First Federal may terminate the agreement provided that First Federal will be obligated to pay Mr. Terry his base salary for a period of one year following his termination of employment and 66 2/3% of his base salary each successive year until the earlier of his death, recovery from the disability or attainment of age 65. Such payments shall be reduced by any disability benefits paid to the executive pursuant to any disability insurance program maintained by First Federal. In the event of Mr. Terry's death during the term of the agreement, First Federal will pay his base salary to his named beneficiaries for one year following his date of death.

        First Federal has entered into an employment agreement, effective January 1, 2006, with Donald Engelke, Senior Vice President-Residential Lending. The agreement has a term of 12 months. On each anniversary date, the agreement may be extended for an additional 12 months so that the remaining term is 12 months. Under the agreement, the current base salary for Mr. Engelke is $95,000. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by First Federal for cause at any time. Under the agreement, if the executive's employment is terminated for any reason other than cause, death, disability or in connection with a change in control, First Federal is obligated to pay Mr. Engelke's base salary for 12 months. If his employment is terminated in connection with a change in control, First Federal is obligated to pay Mr. Engelke's base salary for 18 months. In the event of executive's disability for a period of six months, First Federal may terminate the agreement provided that First Federal will be obligated to pay him his base salary for the remainder of the term of the agreement, reduced by any disability benefits paid to the executive pursuant to any disability insurance program maintained by First Federal. In the event of executive's death during the term of the agreement, First Federal will pay his base salary to his named beneficiaries for the remaining term of the agreement.

        First Federal has entered into an employment agreement with Linda Werner, Corporate Secretary and Savings Officer. The agreement expires on December 31, 2006. Under the agreement, the current base salary for Ms. Werner is $53,348. In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to management employees. The agreement provides for termination by First Federal for cause at any time. In the event of Ms. Werner's death during the term of the agreement, First Federal shall pay her estate or named beneficiaries her base salary for the shorter of six months or the remaining term of the agreement. In the event of Ms. Werner's disability during the term of the agreement, all payments under the agreement shall cease.

        First Clover Leaf Bank intends to enter into employment agreements with Darlene McDonald, Senior Vice President/Controller and Senior Operations Manager of Clover Leaf and Lisa Fowler, Senior Vice President/Senior Lender of Clover Leaf, at the effective time of the merger of Clover Leaf with and into First Clover Leaf. The proposed employment agreements with Ms. McDonald and Ms. Fowler each are expected to have a term of 12 months. On each anniversary date, the agreement may be extended for an additional 12 months so that the remaining term is 12 months. Under the proposed agreement, the base salary for Ms. McDonald will be $_____ and for Ms. Fowler will be $_____. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The proposed agreement may be terminated by First Clover Leaf Bank for cause at any time. Under the proposed agreement, if the executive's employment is terminated for any reason other than cause, death, disability or in connection with a change in control, First Clover Leaf Bank will be obligated to pay Ms. McDonald or Ms. Fowler the value of her base salary, bonus and benefits for 12 months. If Ms. McDonald's or Ms. Fowler's employment is terminated in connection with a change in control, First Clover Leaf Bank will be obligated to pay Ms. McDonald or Ms. Fowler the value of her base salary, bonus and benefits for 18 months. In the event of the executive's disability for a period of six months, First Clover Leaf Bank may terminate the agreement provided that First Clover Leaf Bank will be obligated to pay her base salary for the remainder of the term of the agreement, reduced by any disability benefits paid to the executive pursuant to any disability insurance program maintained by First Clover Leaf Bank. In the event of the executive's death during the term of the agreement, First Clover Leaf Bank will pay her base salary to her named beneficiaries for the remaining term of the agreement.

        INSURANCE PLAN. First Federal provides its full-time officers and employees with health and life insurance through the Illinois League of Financial Institutions.

        BONUS PLAN. First Federal maintains a Bonus Plan. The Plan is a non-tax qualified plan available to all First Federal employees. Under the Plan, First Federal distributes 5% of its annual pre-tax earnings to all employees, based upon an employee's years of service and salary level. In 2005, First Federal distributed in the aggregate $152,042 under the Bonus Plan to its employees.

        PROFIT SHARING PLAN. First Federal maintains a profit sharing plan, which is a qualified, tax-exempt profit sharing plan with a salary-deferral feature under Section 401(k) of the Internal Revenue Code. All employees who have completed one year of employment during which they worked at least 1,000 hours are eligible to participate.

        Under the plan, participants are permitted to make salary reduction contributions up to the maximum percentage of compensation and dollar amounts permissible under the Internal Revenue Code. In addition, First Federal makes a contribution of 15% of each eligible participant's compensation to such participant's account under the profit sharing portion of the plan. Of the 15% First Federal contribution, 10% is discretionary and 5% is guaranteed under the terms of the plan. To receive an allocation of the profit sharing contribution, a participant must be employed on the last day of the plan year. All employee contributions and earnings thereon are fully and immediately vested. All First Federal profit sharing contributions vest over a six-year period, at the rate of 20% per year, commencing upon completion of two years of service. Participants will also vest in First Federal's profit sharing contributions upon the attainment of retirement age, death or disability, regardless of their years of service. Plan benefits will be paid to each participant in either a lump sum payment in cash or in installments. At December 31, 2005, the market value of the plan trust fund was approximately $3,466,000.

STOCK BENEFIT PLAN

        EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. First Federal implemented an employee stock ownership plan in connection with its 2004 initial stock offering. Employees who are at least 21 years old with at least one year of employment with First Federal are eligible to participate. As part of the 2004 stock offering, the employee stock ownership plan trust borrowed funds from First Federal and used those funds to purchase a number of shares equal to 5% of the common stock sold in the offering. Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan is being repaid principally from First Federal discretionary contributions to the employee stock ownership plan over a period of up to 20 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

        Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service, with credit given to participants for years of credited service with First Federal Savings & Loan Association of Edwardsville's mutual predecessor prior to the adoption of the plan. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock and/or cash. First Federal Savings & Loan Association of Edwardsville's contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we are required to record compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

        First Federal does not have any stock option plans, and First Federal has no equity-based benefit plans that were not approved by stockholders.

RELATED PARTY TRANSACTIONS

        Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to First Federal Savings & Loan Association of Edwardsville. The Act does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to First Federal's directors and officers are made in conformity with the Federal Reserve Act rules.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table provides the beneficial ownership of First Federal common stock held by its directors and executive officers, individually and as a group, and all individuals known to management to own more than 5% of First Federal common stock as of December 31, 2005.

                                                                  NUMBER OF SHARES OF
                                                                      COMMON STOCK         PERCENT OF ALL COMMON
NAME OF BENEFICIAL OWNER (1)                                     BENEFICIALLY OWNED (2)      STOCK OUTSTANDING
--------------------------------------------------------------  ------------------------  -----------------------
Larry W. Mosby                                                             25,000                   *
Joseph Helms                                                               25,000                   *
Robert Richards                                                            25,000                   *
Dean Pletcher                                                              15,000                   *
Harry Gallatin                                                             15,000                   *
Joseph Stevens                                                             25,000                   *
Donald Engelke                                                             10,000                   *
Nina Baird                                                                  5,000                   *
Linda Werner                                                                1,000                   *

All directors and executive officers as a group (9 persons)               146,000                 3.7%

First Federal Financial Services, MHC                                   2,156,033                55.0%
                                                                        ---------                ----

First Federal Financial Services, MHC and all directors and
executive officers as a group (10 persons)                              2,302,033                58.7%
                                                                        =========                ====

------------------------
*       Less than 1%.
(1) The business address of each director and executive officer and of the mutual holding company is 300 St. Louis Street, Edwardsville, Illinois 62025.
(2) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

                SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

        The table below sets forth the following information for each of First Federal's directors and executive officers, for all of the First Federal directors and executive officers, taken as a group, and for all of the Clover Leaf directors, taken as a group:

        (iii) the number of exchange shares to be held upon consummation of the conversion, based upon their beneficial ownership of First Federal common stock as of February __, 2006;

        (iv) the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

        (v) the total amount of First Clover Leaf common stock to be held upon consummation of the conversion.

        In each case, it is assumed that subscription shares are sold at the midpoint of the offering range. See "The Conversion--Limitations on Common Stock Purchases."

                                                    PROPOSED PURCHASES OF STOCK IN
                                                            THE OFFERING (1)            TOTAL COMMON STOCK TO BE HELD
                                                   --------------------------------  -----------------------------------
                                   NUMBER OF                                                            PERCENTAGE OF
                                EXCHANGE SHARES       NUMBER OF                         NUMBER OF           TOTAL
 NAME OF BENEFICIAL OWNER        TO BE HELD (2)        SHARES           AMOUNT            SHARES        OUTSTANDING (3)
---------------------------  --------------------  --------------  ----------------  ---------------  ------------------











     Total for First
      Federal Directors
      and Executive
      Officers

     Total for Clover Leaf
      Directors

----------------------
*       Less than 1%.
(1)     Includes proposed subscriptions, if any, by associates.
(2)     Based on information presented in "Beneficial Ownership of Common
        Stock."
(3)     Calculated at the midpoint of the offering range (_____ shares).

                                 THE CONVERSION

        The boards of directors of First Federal and First Federal Financial Services, MHC have approved the plan of conversion and reorganization. The plan of conversion and reorganization must also be approved by the members of First Federal Financial Services, MHC (depositors and certain borrowers of First Federal Savings & Loan Association of Edwardsville) and the stockholders of First Federal. A special meeting of members and a special meeting of stockholders have been called for this purpose. The Office of Thrift Supervision has conditionally approved the plan of conversion and reorganization; however, such approval does not constitute a recommendation or endorsement of the plan of conversion and reorganization by that agency.

GENERAL

        The respective boards of directors of First Federal Financial Services, MHC and First Federal adopted the plan of conversion and reorganization on January 31, 2006. Pursuant to the plan of conversion and reorganization, our organization will convert from the mutual holding company form of organization to the full stock holding company form. First Federal Financial Services, MHC, the mutual holding company parent of First Federal, will be merged into First Federal Savings & Loan Association of Edwardsville, and First Federal Financial Services, MHC will no longer exist. First Federal, which owns 100% of First Federal Savings & Loan Association of Edwardsville, will be succeeded by a new Maryland corporation named First Clover Leaf Financial Corp. As part of the conversion, the ownership interest of First Federal Financial Services, MHC, will be offered for sale in the stock offering. When the conversion is completed, all of the capital stock of First Federal Savings & Loan Association of Edwardsville will be owned by First Clover Leaf, our newly formed Maryland holding company, and all of the common stock of First Clover Leaf will be owned by public stockholders. A diagram of our corporate structure before and after the conversion is set forth in the Summary of this document.

        Under the plan of conversion and reorganization, at the conclusion of the conversion and offering, each share of First Federal common stock owned by persons other than First Federal Financial Services, MHC will be converted automatically into the right to receive shares of First Clover Leaf common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of First Federal for shares of First Clover Leaf, the public stockholders of First Federal common stock will own the same aggregate percentage of shares of common stock of First Clover Leaf that they owned immediately prior to the conversion, excluding any shares they purchased in the offering and excluding any shares issued in connection with the acquisition of Clover Leaf (except offering shares issued as merger consideration).

        We intend to retain between $9.7 million and $15.1 million of the net proceeds of the offering and to contribute the balance of the net proceeds to First Federal Savings & Loan Association of Edwardsville, which will be renamed First Clover Leaf Bank in the conversion. The conversion will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion and reorganization, which may include shares of common stock of First Clover Leaf issued in connection with the acquisition of Clover Leaf.

        The plan of conversion and reorganization provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders, our tax-qualified employee benefit plans, including the employee stock ownership plan and 401(k) plan (although such employee benefit plans are not expected to purchase shares in the offering), supplemental eligible account holders and other members. If all shares are not subscribed for in the stock offering, we may, at our discretion, offer shares of common stock for sale in a community offering to members of the general public, with a preference given in the following order:

        o Natural persons residing in the Illinois county of Madison and the contiguous Illinois counties of St. Clair, Montgomery, Clinton, Bond, Jersey and Macoupin;

        o       First Federal's public stockholders as of May __, 2006; and

        o       Clover Leaf Bank's depositors as of May __, 2006.

        We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering, if any, may begin at the same time as, during, or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Office of Thrift Supervision. See "--Community Offering."

        We determined the number of shares of common stock to be offered in the offering based upon an independent valuation appraisal of the estimated pro forma market value of First Clover Leaf. All shares of common stock to be sold in the offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of the shares of common stock to be issued in the offering will be determined at the completion of the offering. See "--Stock Pricing and Number of Shares to be Issued" for more information as to the determination of the estimated pro forma market value of the common stock.

        The following is a brief summary of the conversion and is qualified in its entirety by reference to the provisions of the plan of conversion and reorganization. A copy of the plan of conversion and reorganization is available for inspection at the office of First Federal Savings & Loan Association of Edwardsville and at the Southeast Regional and the Washington, D.C. offices of the Office of Thrift Supervision. The plan of conversion and reorganization is also filed as an exhibit to First Federal's application to convert from mutual to stock form of which this prospectus is a part, copies of which may be obtained from the Office of Thrift Supervision. See "Where You Can Find Additional Information."

REASONS FOR THE CONVERSION

        The primary reasons for the conversion and related stock offering are:

        o to enable us to issue sufficient shares of our common stock to stockholders of Clover Leaf in the merger (the merger agreement specifies that 70% of the merger consideration must be common stock of First Clover Leaf);

        o to facilitate additional growth following the merger through other acquisitions and de novo branching as opportunities arise;

        o to support internal growth through lending in communities we serve, particularly commercial business and commercial real estate lending;

        o to enhance existing products and services, particularly checking, money market and commercial deposit products, and to support the development of new products and services;

        o       to improve our overall competitive position; and

        o to enhance stockholder returns through higher earnings and more flexible capital management strategies.

        As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since First Federal Financial Services, MHC is required to own a majority of our outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. As in the Clover Leaf merger, our new stock holding company structure will enable us to offer stock consideration, either alone or in combination with cash consideration, and will therefore enhance our ability to compete with other bidders when acquisition opportunities arise. Other than our agreement to acquire Clover Leaf, we currently have no arrangements or understandings regarding any specific acquisition.

APPROVALS REQUIRED

        The affirmative vote of a majority of the total eligible votes of the members of First Federal Financial Services, MHC at the special meeting of members is required to approve the plan of conversion and reorganization. By their approval of the plan of conversion and reorganization, the members of First Federal Financial Services, MHC will also be approving the merger of First Federal Financial Services, MHC into First Federal Savings & Loan Association of Edwardsville. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of First Federal and the affirmative vote of the holders of a majority of the outstanding shares of common stock of First Federal held by the public stockholders of First Federal are also required to approve the plan of conversion and reorganization. The plan of conversion and reorganization also must be approved by the Office of Thrift Supervision, which has given its conditional approval.

SHARE EXCHANGE RATIO

        Office of Thrift Supervision regulations provide that in a conversion of a mutual holding company to fully stock form, the public stockholders will be entitled to exchange their shares for common stock of the new holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Each publicly held share of First Federal common stock will, on the effective date of the conversion, be automatically converted into the right to receive a number of shares of First Clover Leaf common stock. The number of shares of First Clover Leaf common stock will be determined pursuant to the exchange ratio which ensures that the public stockholders of First Federal will own the same percentage of common stock in First Clover Leaf after the conversion as they held in First Federal immediately prior to the conversion, exclusive of their purchase of additional shares of common stock in the offering, their receipt of cash in lieu of fractional exchange shares and the issuance of shares of common stock to stockholders of Clover Leaf (except for offering shares issued as merger consideration). At December 31, 2006, there were 3,920,060 shares of First Federal common stock outstanding and 1,764,027 shares were publicly held. The exchange ratio is not dependent on the market value of First Federal common stock. The exchange ratio is calculated based on the percentage of First Federal common stock held by the public, the independent valuation of First Clover Leaf prepared by Keller & Company and the number of shares of common stock issued in the offering. The exchange ratio is expected to range from 1.518 exchange shares for each publicly held share of First Federal at the minimum of the offering range to 2.362 exchange shares for each publicly held share of First Federal at the adjusted maximum of the offering range.

        If you are currently a stockholder of First Federal your existing shares will be canceled and exchanged for shares of First Clover Leaf. The number of shares you receive will be based on the final exchange ratio determined as of the closing of the conversion.

        The following table shows how the exchange ratio will adjust, based on the number of shares of common stock issued in the offering. The table also shows how many shares a hypothetical owner of First Federal common stock would receive in the exchange, adjusted for the number of shares sold in the offering. The table excludes the effect of the issuance of shares of common stock to stockholders of Clover Leaf.

                               SHARES OF FIRST      SHARES OF FIRST CLOVER LEAF                                   SHARES OF
                              CLOVER LEAF TO BE         TO BE EXCHANGED FOR       TOTAL SHARES OF                FIRST CLOVER
                                ISSUED IN THIS        EXISTING SHARES OF FIRST    COMMON STOCK TO                 LEAF TO BE
                                   OFFERING                   FEDERAL              BE ISSUED IN                 RECEIVED FOR
                          ------------------------  ---------------------------   CONVERSION AND    EXCHANGE     100 EXISTING
                              AMOUNT      PERCENT      AMOUNT         PERCENT        OFFERING         RATIO         SHARES
                          -------------  ---------  -------------   -----------  ----------------  ----------  ---------------
Minimum.............       3,272,500(1)    55.0%      2,677,500         45.0%        5,950,000        1.518           151
Midpoint............       3,850,000       55.0%      3,150,000         45.0%        7,000,000        1.786           178
Maximum.............       4,427,500       55.0%      3,622,500         45.0%        8,050,000        2.054           205
15% above Maximum...       5,091,625       55.0%      4,165,875         45.0%        9,257,500        2.362           236

--------------------------
(1) If First Federal does not receive orders for at least 3,272,500 shares of common stock in the offering, then First Federal may issue up to 1,429,067 unsubscribed offering shares to Clover Leaf stockholders as merger consideration in order to complete the offering at the minimum of the offering range. If 1,429,067 shares of common stock are so issued, the minimum number of shares of common stock that must be sold in the offering is 1,843,433. If none of the offering shares are so issued, the 1,429,067 shares of common stock to be issued to Clover Leaf stockholders will be in addition to the total shares issued in the conversion and offering. The issuance of shares as merger consideration will not affect the exchange ratio, regardless of whether such shares are unsubscribed offering shares.

OWNERSHIP OF FIRST CLOVER LEAF AFTER THE TRANSACTIONS

        The following table shows information regarding the shares of common stock that we will issue in the stock offering and the acquisition. The table also shows the number of shares that will be owned by First Federal's public stockholders at the completion of the conversion who will receive our shares of common stock in exchange for their existing shares of common stock.

        Information is presented at the adjusted minimum of the offering range to reflect the discretionary issuance of unsubscribed shares to Clover Leaf's stockholders, and at the minimum, midpoint, maximum and adjusted maximum of the offering range. The number of shares of common stock to be issued is based, in part, on our independent appraisal.

                             3,272,500 SHARES                                                                    5,091,625 SHARES
                            ISSUED AT ADJUSTED   3,272,500 SHARES     3,850,000 SHARES     4,427,500 SHARES     ISSUED AT ADJUSTED
                               MINIMUM OF       ISSUED AT MINIMUM    ISSUED AT MIDPOINT    ISSUED AT MAXIMUM        MAXIMUM OF
                            OFFERING RANGE (1)    OFFERING RANGE      OF OFFERING RANGE    OF OFFERING RANGE      OFFERING RANGE
                           -------------------  -------------------  -------------------  -------------------  --------------------
                                      PERCENT              PERCENT              PERCENT              PERCENT              PERCENT
                             NUMBER   OF TOTAL   NUMBER    OF TOTAL   NUMBER    OF TOTAL   NUMBER    OF TOTAL   NUMBER    OF TOTAL
                           --------- ---------  --------- ---------  --------- ---------  --------- ---------  ---------- ---------
SHARES OUTSTANDING
   AFTER CONVERSION,
   STOCK OFFERING AND
   MERGER:
Purchasers in the
   stock offering.......   1,843,433    30.98%  3,272,500    44.35%  3,850,000    45.48%  4,427,500    46.36%   5,091,625    47.17%
First Federal public
   stockholders in
   the share exchange...   2,677,500    45.00%  2,677,500    36.29%  3,150,000    37.21%  3,622,500    37.93%   4,165,875    38.60%
Clover Leaf
   stockholders in the
   merger (1)...........   1,429,067    24.02%  1,429,067    19.37%  1,464,793    17.30%  1,500,520    15.71%   1,536,247    14.23%
                           --------- --------   --------- --------   --------- --------   --------- --------   ---------- --------

   Total shares
     outstanding after
     conversion, stock
     offering and
     merger ............   5,950,000   100.00%  7,379,067   100.00%  8,464,793   100.00%  9,550,520   100.00%  10,793,747   100.00%
                           ========= ========   ========= ========   ========= ========   ========= ========   ========== ========

     ---------------

     (1) If First Federal does not receive orders for at least 3,272,500 shares in the offering, then, at First Federal's discretion in order to issue the minimum number of shares necessary to complete the stock offering and conversion, up to 1,429,067 unsubscribed offering shares may be issued to stockholders of Clover Leaf as merger consideration. Assumes that 1,429,067 unsubscribed shares are so issued, that 1,843,433 shares are sold for cash, and that all 3,272,500 of such shares are issued in the stock offering.

EFFECTS OF CONVERSION ON DEPOSITORS, BORROWERS AND MEMBERS

        CONTINUITY. While the conversion is being accomplished, the normal business of First Federal Savings & Loan Association of Edwardsville of accepting deposits and making loans will continue without interruption. First Federal Savings & Loan Association of Edwardsville will continue to be a federally chartered savings association and will continue to be regulated by the Office of Thrift Supervision. After the conversion, First Federal Savings & Loan Association of Edwardsville will continue to offer existing services to depositors, borrowers and other customers under the new name "First Clover Leaf Bank." The eight directors serving on the board of First Federal Savings & Loan Association of Edwardsville at the time of the conversion will be the directors of First Clover Leaf Bank after the conversion, although seven existing directors of Clover Leaf will become additional directors of First Clover Leaf Bank at the completion of the merger.

        EFFECT ON DEPOSIT ACCOUNTS. Pursuant to the plan of conversion and reorganization, each depositor of First Federal Savings & Loan Association of Edwardsville at the time of the conversion will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

        EFFECT ON LOANS. No loan outstanding from First Federal Savings & Loan Association of Edwardsville will be affected by the conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the conversion.

        EFFECT ON VOTING RIGHTS OF MEMBERS. At present, all depositors of First Federal Savings & Loan Association of Edwardsville and certain borrowers of First Federal Savings & Loan Association of Edwardsville are members of, and have voting rights in, First Federal Financial Services, MHC as to all matters requiring membership action. Upon completion of the conversion, depositors and borrowers will cease to be members of First Federal Financial Services, MHC and will no longer have voting rights. Upon completion of the conversion, all voting rights in First Federal Savings & Loan Association of Edwardsville will be vested in First Clover Leaf as its sole stockholder. The stockholders of First Clover Leaf will possess exclusive voting rights with respect to First Clover Leaf common stock.

        TAX EFFECTS. First Federal will receive an opinion of counsel or tax advisor with regard to federal and state income tax consequences of the conversion to the effect that the conversion will not be taxable for federal or state income tax purposes to First Federal Financial Services, MHC, First Federal, First Clover Leaf, the public stockholders of First Federal, members of First Federal Financial Services, MHC, eligible account holders, supplemental eligible account holders, or First Federal Savings & Loan Association of Edwardsville. See "--Tax Aspects."

        EFFECT ON LIQUIDATION RIGHTS. Each depositor of First Federal Savings & Loan Association of Edwardsville has both a deposit account in First Federal Savings & Loan Association of Edwardsville and a pro rata ownership interest in the net worth of First Federal Financial Services, MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor's account and has no tangible market value separate from the deposit account. This interest may only be realized in the event of a complete liquidation of First Federal Financial Services, MHC and First Federal Savings & Loan Association of Edwardsville. Any depositor who opens a deposit account obtains a pro rata ownership interest in First Federal Financial Services, MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of First Federal Financial Services, MHC, which is lost to the extent that the balance in the account is reduced or closed.

        Consequently, depositors in a stock subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which has realizable value only in the unlikely event that First Federal Financial Services, MHC and First Federal Savings & Loan Association of Edwardsville are liquidated. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of First Federal Financial Services, MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

        In the unlikely event that First Federal Savings & Loan Association of Edwardsville were to liquidate after the conversion, all claims of creditors, including those of depositors, also would be paid first, followed by distribution of the "liquidation account" to depositors as of December 31, 2004 and March 31, 2006 who continue to maintain their deposit accounts as of the date of liquidation, with any assets remaining thereafter distributed to First Clover Leaf as the holder of First Clover Leaf Bank's capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution. See "--Liquidation Rights."

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

        The plan of conversion and reorganization and federal regulations require that the aggregate purchase price of the common stock sold in the offering must be based on the appraised pro forma market value of the common stock of First Clover Leaf, as determined by an independent valuation. First Federal Savings & Loan Association of Edwardsville and First Federal have retained Keller & Company to prepare an independent valuation appraisal. For its services in preparing the initial valuation, Keller & Company will receive a fee of $35,000. First Federal Savings & Loan Association of Edwardsville and First Federal have agreed to indemnify Keller & Company and its employees and affiliates against specified losses, including any losses in connection with claims under the federal securities laws, arising out of its services as independent appraiser, except where such liability results from its negligence or bad faith.

        The independent valuation appraisal considered the pro forma impact of the offering and the acquisition of Clover Leaf. Consistent with the Office of Thrift Supervision appraisal guidelines, the appraisal applied three primary methodologies: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of the peer group companies, subject to valuation adjustments applied by Keller & Company to account for differences between First Federal and the peer group. Keller & Company placed the greatest emphasis on the price-to-core-earnings and price-to-tangible book approaches in estimating pro forma market value.

        The independent valuation was prepared by Keller & Company in reliance upon the information contained in this proxy statement-prospectus, including the consolidated financial statements of First Federal. Keller & Company also considered the following factors, among others:

        o the present and projected operating results and financial condition of First Federal, including the pro forma impact of the acquisition of Clover Leaf;

        o the economic and demographic conditions in First Federal's existing market area;

        o certain historical, financial and other information relating to First Federal;

        o a comparative evaluation of the operating and financial characteristics of First Federal with those of other similarly situated publicly traded savings institutions located primarily in the Midwest;

        o       the aggregate size of the offering of the common stock;

        o the impact of the conversion and offering on First Federal's stockholders' equity, including the pro forma impact of the acquisition of Clover Leaf;

        o       the proposed dividend policy of First Federal; and

        o the trading market for securities of comparable institutions and general conditions in the market for such securities.

        Included in Keller & Company's independent valuation were certain assumptions as to the pro forma earnings of First Federal after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, the consolidation of the assets of First Federal Financial Services, MHC, and pro forma acquisition and purchase accounting adjustments related to the Clover Leaf acquisition. See "Pro Forma Conversion and Acquisition Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.

        The independent valuation states that as of February 22, 2006, the estimated fully converted pro forma market value, or valuation range, of First Clover Leaf, including shares issued in our offering, exchange shares issued to existing First Federal stockholders, and shares issued to Clover Leaf stockholders in the acquisition, ranged from a minimum of $73.8 million to a maximum of $95.5 million, with a midpoint of $84.6 million. The board of directors of First Federal decided to offer the shares of common stock for a price of $10.00 per share. The aggregate offering price of the shares will be equal to the valuation range, excluding shares issued to Clover Leaf stockholders in the acquisition, multiplied by the percentage of First Federal common stock owned by First Federal Financial Services, MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of First Federal common stock owned by First Federal Financial Services, MHC and the $10.00 price per share, the minimum of the offering range will be 3,272,500 shares, the midpoint of the offering range will be 3,850,000 shares and the maximum of the offering range will be 4,427,500 shares.

        The board of directors of First Federal reviewed the independent valuation and, in particular, considered the following:

        o First Federal's financial condition and results of operations, including the pro forma impact of the acquisition of Clover Leaf;

        o comparison of financial performance ratios of First Federal to those of other financial institutions of similar size;

        o market conditions generally and in particular for financial institutions;

        o the historical trading price of the publicly held shares of First Federal common stock; and

        o       the valuation attributed to the acquisition of Clover Leaf.

        All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by Keller & Company in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended with the approval of the Office of Thrift Supervision, if required, as a result of subsequent developments in the financial condition of First Federal or First Federal Savings & Loan Association of Edwardsville or market conditions generally. In the event the independent valuation is updated to amend the pro forma market value of First Clover Leaf to less than $59.5 million or more than $107.9 million, the appraisal will be filed with the Securities and Exchange Commission by a post-effective amendment to First Clover Leaf's registration statement.

        THE INDEPENDENT VALUATION IS NOT INTENDED, AND MUST NOT BE CONSTRUED, AS A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING OUR COMMON STOCK. KELLER & COMPANY DID NOT INDEPENDENTLY VERIFY OUR CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION THAT WE PROVIDED TO THEM, NOR DID KELLER & COMPANY INDEPENDENTLY VALUE OUR ASSETS OR LIABILITIES. THE INDEPENDENT VALUATION CONSIDERS FIRST CLOVER LEAF AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS AN INDICATION OF THE LIQUIDATION VALUE OF FIRST CLOVER LEAF. MOREOVER, BECAUSE THE VALUATION IS NECESSARILY BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS, ALL OF WHICH MAY CHANGE FROM TIME TO TIME, NO ASSURANCE CAN BE GIVEN THAT PERSONS PURCHASING OUR COMMON STOCK IN THE OFFERING WILL THEREAFTER BE ABLE TO SELL THEIR SHARES AT PRICES AT OR ABOVE THE $10.00 PRICE PER SHARE.

        Following commencement of the subscription offering, the maximum of the valuation range may be increased up to $107.9 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 5,091,625 shares, to reflect changes

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in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See "--Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the offering.

        If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the valuation range to more than $107.9 million and a corresponding increase in the offering range to more than 5,091,625 shares, or a decrease in the minimum of the valuation range to less than $59.5 million and a corresponding decrease in the offering range to fewer than 3,272,500 shares, then, after consulting with the Office of Thrift Supervision, we may terminate the plan of conversion and reorganization, cancel deposit account withdrawal authorizations and promptly return by check all funds received with interest at First Federal Savings & Loan Association of Edwardsville's passbook savings rate of interest. Alternatively, we may hold a new offering, establish a new offering range, extend the offering period and commence a resolicitation of subscribers or take other actions as permitted by the Office of Thrift Supervision in order to complete the conversion and offering. In the event that a resolicitation is commenced, we will promptly cancel deposit account withdrawal authorizations and return all funds received to investors as described above. We will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any resolicitation following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days.

        An increase in the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and First Clover Leaf's pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the offering would increase both a subscriber's ownership interest and First Clover Leaf's pro forma earnings and stockholders' equity on a per share basis, while decreasing pro forma earnings and stockholders' equity on an aggregate basis. For a presentation of the effects of these changes, see "Pro Forma Conversion and Acquisition Data."

        Copies of the independent valuation appraisal report of Keller & Company and the detailed memorandum setting forth the method and assumptions used in the appraisal report are available for inspection at the office of First Federal Savings & Loan Association of Edwardsville and as specified under "Where You Can Find Additional Information."

EXCHANGE OF STOCK CERTIFICATES

        The conversion of existing outstanding shares of First Federal common stock into the right to receive shares of First Clover Leaf common stock will occur automatically on the effective date of the conversion. As soon as practicable after the effective date of the conversion, we or a bank or trust company or other entity designated by us in the capacity of exchange agent, will send a transmittal form to each public stockholder of First Federal who holds stock certificates. The transmittal forms are expected to be mailed within five business days after the effective date of the conversion and will contain instructions on how to exchange old shares of First Federal common stock for shares of First Clover Leaf common stock. We expect that stock certificates evidencing shares of First Clover Leaf common stock will be distributed within five business days after we receive properly executed transmittal forms and other required documents. Shares held by public stockholders in street name will be exchanged automatically upon the effective date of the conversion; no transmittal forms will be mailed relating to these shares.

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        No fractional shares of First Clover Leaf common stock will be issued to any public stockholder of First Federal when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled to by the $10.00 offering purchase price per share.
Payment for fractional shares will be made as soon as practicable after the receipt by the exchange agent of the transmittal forms and the surrendered First Federal stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in your account in lieu of fractional shares.

        YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED TRANSMITTAL FORMS, WHICH WILL INCLUDE FORWARDING INSTRUCTIONS.

        After the conversion, stockholders will not receive shares of First Clover Leaf common stock and will not be paid dividends on the shares of First Clover Leaf common stock until existing certificates representing shares of First Federal common stock are surrendered for exchange in compliance with the terms of the transmittal form. When stockholders surrender their certificates, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate that represents shares of First Federal common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of First Clover Leaf common stock into which those shares have been converted by virtue of the conversion.

        If a certificate for First Federal common stock has been lost, stolen or destroyed, our exchange agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder's expense.

        All shares of First Clover Leaf common stock that we issue in exchange for shares of First Federal common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date prior to the effective date of the conversion that may have been declared by us on or prior to the effective date, and which remain unpaid at the effective date.

SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS

        In accordance with the plan of conversion and reorganization, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and to the maximum, minimum and overall purchase limitations set forth in the plan of conversion and reorganization and as described below under "--Limitations on Common Stock Purchases."

        PRIORITY 1: ELIGIBLE ACCOUNT HOLDERS. Each First Federal Savings & Loan Association of Edwardsville depositor with aggregate deposit account balances of $50.00 or more (a "Qualifying Deposit") on December 31, 2004 (an "Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase up to $300,000 of our common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Eligible Account Holder whose subscription remains unfilled

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in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

        To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest on December 31, 2004. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of First Federal or First Federal Savings & Loan Association of Edwardsville or their associates will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to increased deposits in the twelve months preceding December 31, 2004.

        PRIORITY 2: TAX-QUALIFIED PLANS. Our tax-qualified employee stock benefit plans, including our employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the common stock issued in the offering (although we anticipate our employee stock benefit plans will not purchase shares of common stock in the offering).

        PRIORITY 3: SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and a subscription, if any, by our tax-qualified employee stock benefit plans, each First Federal Savings & Loan Association of Edwardsville depositor with a Qualifying Deposit on March 31, 2006 who is not an Eligible Account Holder ("Supplemental Eligible Account Holder") will receive, without payment therefor, nontransferable subscription rights to purchase up to $300,000 of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, unallocated shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled.

        To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at March 31, 2006. In the event of oversubscription, failure to list an account could result in fewer shares being allocated than if all accounts had been disclosed.

        PRIORITY 4: OTHER MEMBERS. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, a subscription, if any, by our tax-qualified employee stock benefit plans, and subscriptions by Supplemental Eligible Account Holders, each depositor of First Federal Savings & Loan Association of Edwardsville on the voting record date of May __, 2006 and each borrower of First Federal Savings & Loan Association of Edwardsville as of January 2, 2001 whose borrowings remained outstanding as of May __, 2006 who is not an Eligible Account Holder or Supplemental Eligible Account Holder (an "Other Member") will receive, without payment therefor, nontransferable subscription rights to purchase up to $300,000 of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." If there are not sufficient shares

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available to satisfy all subscriptions, available shares will be allocated on a pro rata basis based on the size of the order of each Other Member whose order remains unfilled.

        EXPIRATION DATE. The Subscription Offering will expire at 12:00 noon, Illinois Time, on June __, 2006, unless extended by us for up to 45 days or such additional periods with the approval of the Office of Thrift Supervision, if necessary. Subscription rights will expire whether or not each eligible depositor or borrower can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint or maximum of the offering range. Subscription rights which have not been exercised prior to the expiration date will become void.

        We will not execute orders until at least the minimum number of shares of common stock have been issued, which can include up to 1,429,067 shares allocated to Clover Leaf stockholders as merger consideration. If at least 3,272,500 shares have not been issued within 45 days after the expiration date and the Office of Thrift Supervision has not consented to an extension, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at First Federal Savings & Loan Association of Edwardsville's passbook savings rate and all deposit account withdrawal authorizations will be canceled. If an extension beyond the 45-day period following the expiration date is granted by the Office of Thrift Supervision, all funds delivered to us to purchase shares of common stock in the offering will be returned promptly to the subscribers with interest at First Federal Savings & Loan Association of Edwardsville's passbook savings rate and all deposit account withdrawal authorizations will be canceled. We will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Extensions may not go beyond June __, 2008, which is two years after the special meeting of members of First Federal Financial Services, MHC to vote on the conversion.

COMMUNITY OFFERING

        To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of the Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holders and Other Members, we may offer shares pursuant to the plan of conversion and reorganization to members of the general public in a community offering. Shares may be offered with the following preferences:

        (1) Natural persons residing in the Illinois county of Madison and the contiguous Illinois counties of St. Clair, Montgomery, Clinton, Bond, Jersey and Macoupin;

        (2)     First Federal's public stockholders as of May __, 2006;

        (3)     Clover Leaf Bank's depositors as of May __, 2006; and

        (4)     Other members of the general public.

        Subscribers in the community offering may purchase up to $300,000 of common stock, subject to the overall purchase limitations. See "--Limitations on Common Stock Purchases." The minimum purchase is 25 shares. THE OPPORTUNITY TO PURCHASE SHARES OF COMMON STOCK IN THE COMMUNITY OFFERING CATEGORY IS SUBJECT TO OUR RIGHT, IN OUR SOLE DISCRETION, TO ACCEPT OR REJECT ANY SUCH ORDERS IN WHOLE OR IN PART EITHER AT THE TIME OF RECEIPT OF AN ORDER OR AS SOON AS PRACTICABLE FOLLOWING THE EXPIRATION DATE OF THE OFFERING.

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        If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the Illinois county of Madison and the contiguous Illinois counties of St. Clair, Montgomery, Clinton, Bond, Jersey and Macoupin, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons residing in those Illinois counties whose orders remain unsatisfied based on the size of the unfilled order of each such person relative to the size of the aggregate unfilled orders of other natural persons residing in those Illinois counties. If oversubscription occurs due to the orders of public stockholders of First Federal as of May __, 2006, the allocation procedures described above will apply to the stock orders of such persons. If oversubscription occurs due to the orders of depositors of Clover Leaf Bank as of May __, 2006, the allocation procedures described above will apply to the stock orders of such persons. If oversubscription occurs due to the orders of members of the general public, the allocation procedures described above will apply to the stock orders of such persons.

        The term "residing" or "resident" as used in this document means any person who occupies a dwelling within the Illinois county of Madison and the contiguous Illinois counties of St. Clair, Montgomery, Clinton, Bond, Jersey and Macoupin, has a present intent to remain within this community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the community, together with an indication that this presence within the community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to decide whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

        EXPIRATION DATE. The community offering may begin concurrently with, during or after the subscription offering, and currently is expected to terminate at the same time as the subscription offering, and must terminate no more than 45 days following the subscription offering. First Clover Leaf may decide to extend the community offering for any reason and is not required to give purchasers notice of any such extension unless such period extends beyond August __, 2006. If 3,272,500 shares have not been issued by August __, 2006, all funds delivered to us will be returned promptly to the purchasers with interest at First Federal Savings & Loan Association of Edwardsville's passbook savings rate and all withdrawal authorizations will be canceled. If an extension is granted by the Office of Thrift Supervision, we will notify purchasers of the extension of time and of the rights of purchasers to place a new stock order for a specified period of time. These extensions may not go beyond June __, 2008, which is two years after the special meeting of members of First Federal Financial Services, MHC to vote on the conversion.

SYNDICATED COMMUNITY OFFERING

        If feasible, our board of directors may decide to offer for sale all shares of common stock not subscribed for or purchased in the subscription and community offerings in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve the widest distribution of our shares of common stock. However, we retain the right to accept or reject in whole or in part any orders in the syndicated community offering. In the syndicated community offering, any person may purchase up to $300,000 of common stock, subject to the overall maximum purchase limitations. Unless the syndicated community offering begins during the community offering, the syndicated community offering will begin as soon as possible after the completion of the subscription and community offerings.

        Since all shares of common stock are being offered on a best-efforts basis, broker-dealers offering shares in the syndicated community offering must conform with certain Securities and Exchange Commission rules. To comply with these rules in a practical and efficient manner, Keefe, Bruyette &

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Woods, Inc. expects it will utilize procedures that permit prospective investors in the syndicated community offering to transmit their funds to Keefe, Bruyette
& Woods, Inc., which will deposit the funds it receives prior to the closing date in a non-interest bearing bank account with an independent bank. Pursuant to the agreement with the independent bank, such funds will be released to us on the closing or returned, without interest, to prospective purchasers if the conversion is terminated. Because Keefe, Bruyette & Woods, Inc. will be selling to its existing customers, standard sales confirmation procedures will be employed instead of subscription procedures. If other broker-dealers are involved, such broker-dealers must comply with the same Securities and Exchange Commission rules.

        If for any reason we cannot effect a syndicated community offering of shares of common stock not purchased in the subscription and community offerings, or in the event that there is an insignificant number of shares remaining unsold after the subscription, community and syndicated community offerings or in the syndicated community offering, we will try to make other arrangements for the sale of unsubscribed shares, if possible. The Office of Thrift Supervision must approve any such arrangements.

LIMITATIONS ON COMMON STOCK PURCHASES

        The plan of conversion and reorganization includes the following limitations on the number of shares of common stock that may be purchased in the offering:

        (1) No person may purchase fewer than 25 shares of common stock or more than 30,000 shares;

        (2) Our tax-qualified employee stock benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the offering, including shares issued in the event of an increase in the offering range of up to 15%.

        (3) Except for the employee benefit plans, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $500,000 of common stock in all categories of the offering combined;

        (4) Current stockholders of First Federal are subject to an ownership limitation. As previously described, current stockholders of First Federal will receive shares of First Clover Leaf common stock in exchange for their existing shares of First Federal common stock. The number of shares of common stock that a stockholder may purchase in the offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing First Federal common stock, may not exceed 5% of the shares of common stock of First Clover Leaf to be issued and outstanding at the completion of the conversion; and

        (5) The maximum number of shares of common stock that may be purchased in all categories of the offering by executive officers and directors of First Federal Savings & Loan Association of Edwardsville and their associates, in the aggregate, when combined with new shares of common stock issued in exchange for existing shares, may not exceed 33% of the shares issued in the conversion.

        Depending upon market or financial conditions, our board of directors, with the approval of the Office of Thrift Supervision and without further approval of members of First Federal Financial Services, MHC, may decrease or increase the purchase and ownership limitations. If a purchase limitation is

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increased, subscribers in the subscription offering who ordered the maximum amount will be, and, in our sole discretion, some other large subscribers who through their subscriptions evidence a desire to purchase the maximum allowable number of shares may be, given the opportunity to increase their subscriptions up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by subscribers who choose to increase their subscriptions.

        In the event of an increase in the offering range of up to 15% of the total number of shares of common stock offered in the offering, shares will be allocated in the following order of priority in accordance with the plan of conversion and reorganization:

        (1) to fill the employee benefit plans' subscription, if any, for up to 10% of the total number of shares of common stock issued in the offering;

        (2) in the event that there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfulfilled subscriptions of these subscribers according to their respective priorities; and

        (3) to fill unfulfilled subscriptions in the community offering, with preference given first to natural persons residing in the Illinois county of Madison and the contiguous Illinois counties of St. Clair, Montgomery, Clinton, Bond, Jersey and Macoupin, then to First Federal's public stockholders as of May __, 2006, then to Clover Leaf Bank depositors as of May __, 2006 and then to other members of the general public.

        The term "associate" of a person means:

        (1) any corporation or organization, other than First Federal, First Federal Savings & Loan Association of Edwardsville or a majority-owned subsidiary of First Federal Savings & Loan Association of Edwardsville, of which the person is a senior officer, partner or 10% beneficial stockholder;

        (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

        (3) any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of First Federal or First Federal Savings & Loan Association of Edwardsville.

        The term "acting in concert" means:

        (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

        (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

        A person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in

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concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

        Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine whether prospective purchasers are associates or acting in concert. Common stock purchased in the offering will be freely transferable except for shares purchased by executive officers and directors of First Federal or First Federal Savings & Loan Association of Edwardsville and except as described below. Any purchases made by any associate of First Federal or First Federal Savings & Loan Association of Edwardsville for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under NASD guidelines, members of the NASD and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see "--Certain Restrictions on Purchase or Transfer of Our Shares after Conversion" and "Restrictions on Acquisition of First Federal."

PLAN OF DISTRIBUTION; SELLING AGENT COMPENSATION

        To assist in the marketing of our common stock, we have retained Keefe, Bruyette & Woods, Inc., which is a broker/dealer registered with the National Association of Securities Dealers, Inc. Keefe, Bruyette & Woods, Inc. will assist us in the offering by:

        (1) acting as our financial advisor for the conversion, providing administration services and managing the Stock Information Center;

        (2) targeting our sales efforts, including assisting in the preparation of marketing materials;

        (3)     soliciting orders for common stock; and

        (4)     assisting in soliciting proxies of our members.

        For these services, Keefe, Bruyette & Woods, Inc. will receive a management fee of $25,000 and a marketing fee equal to 1.35% of the dollar amount of shares of common stock sold in the subscription and community offerings. The $25,000 management fee will be credited against the success fee upon successful completion of the offering. No fee will be payable to Keefe, Bruyette & Woods, Inc. with respect to shares purchased by officers, directors and employees or their immediate families, and any shares purchased by our tax-qualified and non-qualified employee benefit plans. No fee will be payable to Keefe, Bruyette & Woods, Inc. with respect to shares issued to stockholders of Clover Leaf. In the event that Keefe, Bruyette & Woods, Inc. sells common stock through a group of broker-dealers in a syndicated community offering, it and any selected dealers will be paid an aggregate fee not to exceed 5.5% of the dollar amount of total shares sold in the syndicated community offering. Keefe, Bruyette & Woods, Inc. will also be reimbursed for reasonable out-of-pocket expenses and for attorney's fees in an amount not to exceed $40,000.

        In connection with the merger, Keefe, Bruyette & Woods, Inc. also will receive a fee of $100,000 for services rendered in connection with rendering financial advice and with issuing a fairness opinion. As of the date of this document, Keefe, Bruyette & Woods, Inc. has received $35,000 of such fee; the remainder of the fee is due upon the closing of the merger.

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        We will indemnify Keefe, Bruyette & Woods, Inc. against liabilities and expenses incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

        Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular, full-time employees of First Federal Savings & Loan Association of Edwardsville may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. All sales activity will be conducted in a segregated or separately identifiable area of First Federal Savings & Loan Association of Edwardsville's Administrative Offices apart from the area accessible to the general public. Other questions of prospective purchasers will be directed to executive officers or registered representatives of Keefe, Bruyette & Woods, Inc. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

PROCEDURE FOR PURCHASING SHARES

        EXPIRATION DATE. The offering will expire at 12:00 noon, Illinois Time, on June __, 2006, unless we extend it for up to 45 days, with the approval of the Office of Thrift Supervision, if required. This extension may be approved by us, in our sole discretion, without further approval or additional notice to purchasers in the offering. Any extension of the subscription and/or community offering beyond August __, 2006 would require the Office of Thrift Supervision's approval. If there is an extension beyond August __, 2006, all funds delivered to us would be returned promptly to the purchasers with interest at First Federal Savings & Loan Association of Edwardsville's passbook savings rate and all withdrawal authorizations would be canceled. We would notify purchasers of the extension of time and potential purchasers would be given the right to place new orders for common stock for a specified period of time. If we have not sold the minimum number of shares offered in the offering by the expiration date or any extension thereof, we may issue up to 1,429,067 of such unsubscribed shares as merger consideration in the acquisition of Clover Leaf to complete the offering or we may terminate the offering and promptly refund all orders for shares of common stock. If the number of shares offered is reduced below the minimum of the offering range, or increased above the adjusted maximum of the offering range, purchasers will be given an opportunity to place a new stock order.

        To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, no prospectus will be mailed any later than five days prior to this date or hand delivered any later than two days prior to this date. Execution of an order form will confirm receipt of delivery in accordance with Rule 15c2-8. Order forms will be distributed only with a prospectus. Subscription funds will be maintained in a segregated account at First Federal Savings & Loan Association of Edwardsville and will earn interest at our passbook savings rate from the date of receipt.

        We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal orders and promptly return all funds submitted, with interest at First Federal Savings & Loan Association of Edwardsville's passbook savings rate from the date of receipt.

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        We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion.

        USE OF ORDER FORMS. In order to purchase shares of common stock in the subscription offering and community offering, you must complete an order form and remit full payment. Incomplete order forms or order forms that are not signed are not required to be accepted. We will not be required to accept orders submitted on photocopied or facsimiled order forms. All order forms must be received (not postmarked) prior to 12:00 noon, Illinois Time, on June __, 2006. We are not required to accept order forms that are not received by that time, are executed defectively or are received without full payment or without appropriate withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed order forms, and we have the right to waive or permit the correction of incomplete or improperly executed order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your order form and payment by mail using the return envelope provided, by bringing your order form to our Stock Information Center, or by overnight delivery to the indicated address on the order form. Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering. If you are ordering shares, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. Our interpretation of the terms and conditions of the plan of conversion and reorganization and of the acceptability of the order forms will be final.

        By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account that is federally insured or otherwise guaranteed by First Federal Savings & Loan Association of Edwardsville or the Federal government, and that you received a copy of the prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934.

        PAYMENT FOR SHARES. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made by:

        (1) personal check, bank check or money order, made payable to First Federal; or

        (2) authorization of withdrawal from First Federal Savings & Loan Association of Edwardsville deposit accounts designated on the stock order form.

        Appropriate means for designating withdrawals from deposit accounts at First Federal Savings & Loan Association of Edwardsville are provided in the order forms. The funds designated must be available in the account(s) at the time the order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at the current passbook rate subsequent to the withdrawal. In the case of payments made by check or money order, these funds must be available in the account(s) and will be immediately cashed and placed in a segregated account at First Federal Savings & Loan Association of Edwardsville and will earn interest at First Federal Savings & Loan Association of Edwardsville's passbook savings rate from the

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date payment is received until the offering is completed or terminated. You may not remit third party checks.

        Once we receive your executed order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by the expiration date, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

        If you are interested in using your individual retirement account funds to purchase shares of common stock, you must do so through a self-directed individual retirement account such as a brokerage firm individual retirement account. The funds you wish to use for the purchase of common stock will have to be transferred to a brokerage account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Depositors interested in using funds in an individual retirement account or any other retirement account to purchase shares of common stock should contact their account administrator or broker as soon as possible, preferably at least two weeks prior to the end of the offering period, because processing such transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

        Regulations prohibit First Federal Savings & Loan Association of Edwardsville from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

        DELIVERY OF STOCK CERTIFICATES. Certificates representing shares of common stock issued in the offering and First Federal Savings & Loan Association of Edwardsville checks representing any applicable refund and/or interest paid on subscriptions made by check or money order will be mailed to the persons entitled thereto at the certificate registration address noted on the order form, as soon as practicable following consummation of the offering and receipt of all necessary regulatory approvals. Any certificates returned as undeliverable will be held by the transfer agent until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. UNTIL CERTIFICATES FOR THE COMMON STOCK ARE AVAILABLE AND DELIVERED TO PURCHASERS, PURCHASERS MAY NOT BE ABLE TO SELL THE SHARES OF COMMON STOCK WHICH THEY ORDERED, EVEN THOUGH THE COMMON STOCK WILL HAVE BEGUN TRADING.

        OTHER RESTRICTIONS. Notwithstanding any other provision of the plan of conversion and reorganization, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state "blue sky" registrations, or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country.

RESTRICTIONS ON TRANSFER OF SUBSCRIPTION RIGHTS AND SHARES

        OFFICE OF THRIFT SUPERVISION REGULATIONS PROHIBIT ANY PERSON WITH SUBSCRIPTION RIGHTS, INCLUDING THE ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND OTHER MEMBERS, FROM TRANSFERRING OR ENTERING INTO ANY AGREEMENT OR UNDERSTANDING TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF THE SUBSCRIPTION RIGHTS ISSUED UNDER THE PLAN OF CONVERSION AND REORGANIZATION OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON THEIR EXERCISE. THESE RIGHTS MAY BE EXERCISED ONLY BY THE PERSON TO WHOM THEY ARE GRANTED AND ONLY FOR HIS OR HER ACCOUNT. EACH PERSON EXERCISING SUBSCRIPTION RIGHTS WILL BE REQUIRED TO CERTIFY THAT HE OR SHE IS PURCHASING SHARES SOLELY

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FOR HIS OR HER OWN ACCOUNT AND THAT HE OR SHE HAS NO AGREEMENT OR UNDERSTANDING
REGARDING THE SALE OR TRANSFER OF SUCH SHARES. THE REGULATIONS ALSO PROHIBIT ANY PERSON FROM OFFERING OR MAKING AN ANNOUNCEMENT OF AN OFFER OR INTENT TO MAKE AN OFFER TO PURCHASE SUBSCRIPTION RIGHTS OR SHARES OF COMMON STOCK TO BE ISSUED UPON THEIR EXERCISE PRIOR TO COMPLETION OF THE OFFERING.

        WE WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT WE BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS, AND WE WILL NOT HONOR ORDERS THAT WE BELIEVE INVOLVE THE TRANSFER OF SUBSCRIPTION RIGHTS.

STOCK INFORMATION CENTER

        If you have any questions regarding the offering, please call our Stock Information Center, at ___________, from 9:30 a.m. to 4:00 p.m., Illinois Time, Monday through Friday. The Stock Information Center is located at First Federal's office, 300 St. Louis Street, Edwardsville, Illinois. The Stock Information Center will be closed weekends and bank holidays.

LIQUIDATION RIGHTS

        In the unlikely event of a complete liquidation of First Federal prior to the conversion, all claims of creditors of First Federal, including those of depositors of First Federal Savings & Loan Association of Edwardsville (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of First Federal remaining, these assets would be distributed to stockholders, including First Federal Financial Services, MHC. In the unlikely event that First Federal Financial Services, MHC and First Federal liquidated prior to the conversion, all claims of creditors would be paid first. Then, if there were any assets of First Federal Financial Services, MHC remaining, members of First Federal Financial Services, MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in First Federal Savings & Loan Association of Edwardsville immediately prior to liquidation. In the unlikely event that First Federal Savings & Loan Association of Edwardsville were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the "liquidation account" to certain depositors, with any assets remaining thereafter distributed to First Federal as the holder of First Federal Savings & Loan Association of Edwardsville capital stock. Pursuant to the rules and regulations of the Office of Thrift Supervision, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and, in these types of transactions, the liquidation account would be assumed by the surviving institution.

        The plan of conversion and reorganization provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the greater of:

        (1) First Federal Financial Services, MHC's ownership interest in the total stockholders' equity of First Federal as of the date of its latest balance sheet contained in this document; or

        (2) the retained earnings of First Federal Savings & Loan Association of Edwardsville at December 31, 2003, the date of the latest financial statements set forth in the prospectus relating to First Federal's initial public offering.

        The purpose of the liquidation account is to provide Eligible Account Holders and Supplemental Eligible Account Holders who maintain their deposit accounts with First Federal Savings & Loan Association of Edwardsville after the conversion with a liquidation interest in the unlikely event of a

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complete liquidation of First Federal Savings & Loan Association of Edwardsville
after the conversion. Each Eligible Account Holder and Supplemental Eligible Account Holder that continues to maintain his or her deposit account at First Federal Savings & Loan Association of Edwardsville, would be entitled, on a complete liquidation of First Federal Savings & Loan Association of Edwardsville after the conversion, to an interest in the liquidation account prior to any payment to the stockholders of First Federal. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50 or more held in First Federal Savings & Loan Association of Edwardsville on
December 31, 2004 or March 31, 2006. Each Eligible Account Holder and Supplemental Eligible Account Holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on December 31, 2004 or March 31, 2006 bears to the balance of all deposit accounts in First Federal Savings & Loan Association of Edwardsville on such dates.

        If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2004 or March 31, 2006 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to First Federal as the sole stockholder of First Federal Savings & Loan Association of Edwardsville.

TAX ASPECTS

        Consummation of the conversion is subject to the prior receipt of an opinion of counsel or tax advisor with respect to federal and state income taxation that the conversion will not be a taxable transaction to First Federal Financial Services, MHC, First Federal, First Clover Leaf, First Federal Savings & Loan Association of Edwardsville, First Clover Leaf Bank, Eligible Account Holders, Supplemental Eligible Account Holders, other members of First Federal Financial Services, MHC and stockholders of First Federal. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the Internal Revenue Service or any state taxing authority, and such authorities may disagree with such opinions. In the event of such disagreement, there can be no assurance that First Federal or First Federal Savings & Loan Association of Edwardsville would prevail in a judicial proceeding.

        First Federal Financial Services, MHC and First Federal have received an opinion of counsel, Luse Gorman Pomerenk & Schick, P.C., regarding all of the material federal income tax consequences of the conversion, which includes the following:

        1. The conversion of First Federal to a federally chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, and the merger of First Federal with and into First Federal Savings & Loan Association of Edwardsville qualifies as a tax-free reorganization within the meaning of
                Section 368(a)(1)(A) of the Internal Revenue Code.

        2. Neither First Federal, First Federal Savings & Loan Association of Edwardsville, nor the stockholders of First Federal will recognize any gain or loss upon the transfer of assets of

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                First Federal to First Federal Savings & Loan Association of
                Edwardsville in exchange for shares of common stock of First Federal Savings & Loan Association of Edwardsville, which will be constructively received by First Federal's stockholders. (Sections 361 and 1032(a) of the Internal Revenue Code.)

        3. The basis of the assets of First Federal and the holding period of such assets to be received by First Federal Savings & Loan Association of Edwardsville will be the same as the basis and holding period in such assets in the hands of First Federal immediately before the exchange. (Sections 362(b) and 1223(2) of the Internal Revenue Code).

        4. The conversion of First Federal Financial Services, MHC, to a federally chartered interim stock savings bank will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and the merger of First Federal Financial Services, MHC with and into First Federal Savings & Loan Association of Edwardsville qualifies as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

        5. The exchange of Eligible Account Holders' and Supplemental Account Holders' interests in First Federal Financial Services, MHC for interests in a liquidation account established in First Federal Savings & Loan Association of Edwardsville will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

        6. None of First Federal Financial Services, MHC, First Federal Savings & Loan Association of Edwardsville nor Eligible Account Holders, Supplemental Account Holders or Other Members will recognize any gain or loss on the transfer of the assets of First Federal Financial Services, MHC to First Federal Savings & Loan Association of Edwardsville in exchange for an interest in a liquidation account established in First Federal Savings & Loan Association of Edwardsville for the benefit of Eligible Account holders and Supplemental Account Holders who remain depositors of First Federal Savings & Loan Association of Edwardsville.

        7. Current stockholders of First Federal will not recognize any gain or loss upon their constructive exchange of First Federal common stock for shares of First Federal Savings & Loan Association of Edwardsville that will in turn be exchanged for shares of First Clover Leaf common stock.

        8. Each stockholder's aggregate basis in shares of First Clover Leaf common stock (including fractional share interests) received in the exchange will be the same as the aggregate basis of First Federal common stock surrendered in exchange therefor.

        9. Each stockholder's holding period in his or her First Clover Leaf common stock received in the exchange will include the period during which First Federal common stock surrendered was held, provided that the First Federal common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

        10. Cash received by any current stockholder of First Federal in lieu of a fractional share interest in shares of First Clover Leaf common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of First Clover Leaf common stock, which such stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received

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                and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

        11. Assuming that nontransferable subscription rights have no value, no gain or loss will be recognized by Eligible Account Holders, Supplemental Account Holders or Other Members upon distribution to them of nontransferable subscription rights to purchase shares of First Clover Leaf common stock, provided that the amount to be paid for First Clover Leaf common stock is equal to the fair market value of First Clover Leaf common stock.

        12. The basis of the shares of First Clover Leaf common stock purchased in the offering will be its purchase price. The holding period of the First Clover Leaf common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date on which the right to acquire such stock was exercised.

        13. No gain or loss will be recognized by First Clover Leaf on the receipt of money in exchange for First Clover Leaf common stock sold in the offering.

        In the view of Keller & Company, which view is not binding on the Internal Revenue Service, the subscription rights do not have any value, based on the fact that these rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the common stock at a price equal to its estimated fair market value, which will be the same price as the subscription price for the unsubscribed shares of common stock. If the subscription rights granted to Eligible Account Holders and Supplemental Account Holders are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders and Supplemental Account Holders who exercise the subscription rights in an amount equal to the value and First Federal could recognize gain on a distribution. Eligible Account Holders and Supplemental Account Holders are encouraged to consult with their own tax advisors as to the tax consequences in the event that subscription rights are deemed to have an ascertainable value.

        Unlike private letter rulings, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached therein. Depending on the conclusion or conclusions with which the Internal Revenue Service disagrees, the Internal Revenue Service may take the position that the transaction is taxable to any one or more of First Federal Financial Services, MHC and/or the members of First Federal Financial Services, MHC, First Federal, the public stockholders of First Federal, and/or the Eligible Account Holders and Supplemental Account Holders who exercise their subscription rights. In the event of a disagreement, there can be no assurance that the Internal Revenue Service would not prevail in a judicial or administrative proceeding.

        The federal tax opinion has been filed with the Securities and Exchange Commission as an exhibit to First Clover Leaf's registration statement.

CERTAIN RESTRICTIONS ON PURCHASE OR TRANSFER OF OUR SHARES AFTER CONVERSION

        All shares of common stock purchased in the offering by a director or an executive officer of First Federal Savings & Loan Association of Edwardsville or First Federal generally may not be sold for a period of one year following the closing of the conversion, except in the event of the death of the director or executive officer. Each certificate for restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any certificate or record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive

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officers of First Federal also will be restricted by the insider trading rules promulgated pursuant to the Securities Exchange Act of 1934.

        Purchases of shares of our common stock by any of our directors, executive officers and their associates, during the three-year period following the closing of the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by any of our tax-qualified employee stock benefit plans or nontax-qualified employee stock benefit plans.

        Office of Thrift Supervision regulations prohibit First Clover Leaf from repurchasing its common stock during the first year following conversion unless compelling business reasons exist for such repurchases. After one year, the Office of Thrift Supervision does not impose any repurchase restrictions.

        RESTRICTIONS ON ACQUISITION OF FIRST CLOVER LEAF FINANCIAL CORP.

        Although the board of directors of First Clover Leaf is not aware of any effort that might be made to obtain control of First Clover Leaf after the conversion, the board of directors believes that it is appropriate to include certain provisions as part of First Clover Leaf's articles of incorporation to protect the interests of First Federal and its stockholders from takeovers which the board of directors of First Clover Leaf might conclude are not in the best interests of First Clover Leaf Bank, First Clover Leaf or First Clover Leaf's stockholders.

        The following discussion is a general summary of the material provisions of First Clover Leaf's articles of incorporation and bylaws, First Clover Leaf Bank's charter and bylaws and certain other regulatory provisions that may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in First Clover Leaf's articles of incorporation and bylaws and First Clover Leaf Bank's stock charter and bylaws, reference should be made in each case to the document in question, each of which is part of First Federal Financial Services, MHC's application for conversion with the Office of Thrift Supervision and First Clover Leaf's registration statement filed with the Securities and Exchange Commission. See "Where You Can Find Additional Information."

FIRST CLOVER LEAF'S ARTICLES OF INCORPORATION AND BYLAWS

        First Clover Leaf's Maryland articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of stockholders that might discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of First Clover Leaf more difficult.

        The following description is a summary of the provisions of the articles of incorporation and bylaws. See "Where You Can Find Additional Information" as to how to review a copy of these documents.

        DIRECTORS. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Thus, it would take at least two annual elections to replace a majority of First Clover Leaf's board of directors. Further, the bylaws impose notice and information requirements in connection with the nomination by

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stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

        RESTRICTIONS ON CALL OF SPECIAL MEETINGS. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the President, by a majority of the whole board or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

        PROHIBITION OF CUMULATIVE VOTING. The articles of incorporation prohibit cumulative voting for the election of directors.

        LIMITATION OF VOTING RIGHTS. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit.

        RESTRICTIONS ON REMOVING DIRECTORS FROM OFFICE. The articles of incorporation provide that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in "--Limitation of Voting Rights.")

        AUTHORIZED BUT UNISSUED SHARES. After the conversion, First Clover Leaf will have authorized but unissued shares of common and preferred stock. See "Description of Capital Stock of First Clover Leaf Following the Conversion." The articles of incorporation authorize 10,000,000 shares of serial preferred stock. First Clover Leaf is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of First Clover Leaf that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future attempt to gain control of First Clover Leaf. The board of directors has no present plan or understanding to issue any preferred stock.

        AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS. Maryland law provides that, subject to limited exceptions, the amendment or repeal of any provision of our articles of incorporation requires the approval at least two-thirds of the shares of common stock entitled to vote on the matter (after giving effect to the limitation on voting rights discussed above in "--Limitation of Voting Rights"). Our articles of incorporation, however, provide that if a proposed amendment or repeal is approved by at least two-thirds of the total number of our authorized directors, assuming no vacancies, the proposed amendment or repeal need only be approved by a majority of the shares entitled to vote on the matter (after giving effect to the limitation on voting rights discussed above in "--Limitation of Voting Rights"). Notwithstanding the above, approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

        (i) The limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

        (ii)    The inability of stockholders to act by written consent;

        (iii) The inability of stockholders to call special meetings of stockholders;

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        (iv)    The division of the board of directors into three staggered classes;

        (v) The ability of the board of directors to fill vacancies on the board;

        (vi) The inability to deviate from the manner prescribed in the bylaws by which stockholders nominate directors and bring other business before meetings of stockholders;

        (vii) The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

        (viii) The ability of the board of directors to amend and repeal the bylaws; and

        (ix) The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire First Clover Leaf.

        The bylaws may be amended by the affirmative vote of a majority of the total number of our authorized directors, assuming no vacancies. The bylaws may also be amended by the stockholders upon the affirmative vote of the holders of at least 80% of the voting power of all of the outstanding shares entitled to vote.

MARYLAND CORPORATE LAW

        Maryland law contains certain provisions, described below, that may be applicable to First Clover Leaf upon consummation of the conversion.

        BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS. The articles of incorporation require the approval of the holders of at least 80% of First Clover Leaf's outstanding shares of voting stock entitled to vote to approve certain "business combinations" with an "interested stockholder." This supermajority voting requirement will not apply in cases where the proposed transaction has been approved by a majority of those members of First Clover Leaf's board of directors who are unaffiliated with the interested stockholder and who were directors before the time when the interested stockholder became an interested stockholder or if the proposed transaction meets certain conditions that are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient.

        The term "interested stockholder" includes any individual, group acting in concert, corporation, partnership, association or other entity (other than First Clover Leaf or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of First Clover Leaf.

        A "business combination" includes:

        1. any merger or consolidation of First Clover Leaf or any of its subsidiaries with any interested stockholder or affiliate of an interested stockholder or any corporation which is, or after such merger or consolidation would be, an affiliate of an interested stockholder;

        2. any sale or other disposition to or with any interested stockholder of 25% or more of the assets of First Clover Leaf or combined assets of First Clover Leaf and its subsidiaries;

        3. the issuance or transfer to any interested stockholder or its affiliate by First Clover Leaf (or any subsidiary) of any securities of First Clover Leaf (or any subsidiary) in exchange for cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the common stock of First Clover Leaf;

        4. the adoption of any plan for the liquidation or dissolution of First Clover Leaf proposed by or on behalf of any interested stockholder or its affiliate; and

        5. any reclassification of securities, recapitalization, merger or consolidation of First Clover Leaf with any of its subsidiaries which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of First Clover Leaf or subsidiary owned directly or indirectly, by an interested stockholder or its affiliate.

CONVERSION REGULATIONS

        Office of Thrift Supervision regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquiring stock or subscription rights in a converting institution or its holding company from another person prior to completion of its conversion. Further, without the prior written approval of the Office of Thrift Supervision, no person may make such an offer or announcement of an offer to purchase shares or actually acquire shares in the converting institution or its holding company for a period of three years from the date of the completion of the conversion if, upon the completion of such offer, announcement or acquisition, that person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Office of Thrift Supervision has defined "person" to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or an underwriter or member of a selling group acting on the converting institution's or its holding company's behalf for resale to the general public are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

CHANGE OF CONTROL REGULATIONS

        Under the Change in Bank Control Act, no person may acquire control of an insured federal savings bank or its parent holding company unless the Office of Thrift Supervision has been given 60 days' prior written notice and has not issued a notice disapproving the proposed acquisition. In addition, Office of Thrift Supervision regulations provide that no company may acquire control of a savings bank without the prior approval of the Office of Thrift Supervision. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the Office of Thrift Supervision.

        Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings bank's directors, or a determination by the Office of Thrift Supervision that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings bank's voting stock, if the acquiror is also subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. Such control factors include the acquiror being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank's stock who do not intend to participate in or seek to exercise control over a savings bank's management or policies may qualify for a safe harbor by filing with the Office of Thrift Supervision a certification form that states, among other things, that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable. There are also rebuttable presumptions in the regulations concerning whether a group "acting in concert" exists, including presumed action in concert among members of an "immediate family."

        The Office of Thrift Supervision may prohibit an acquisition of control if it finds, among other things, that:

        (1) the acquisition would result in a monopoly or substantially lessen competition;

        (2) the financial condition of the acquiring person might jeopardize the financial stability of the institution; or

        (3) the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person.

        DESCRIPTION OF CAPITAL STOCK OF FIRST CLOVER LEAF FINANCIAL CORP.
                            FOLLOWING THE CONVERSION

GENERAL

        At the effective date, First Clover Leaf will be authorized to issue 20,000,000 shares of common stock, par value of $0.10 per share, and 10,000,000 shares of preferred stock, par value $0.10 per share. First Clover Leaf currently expects to issue in the merger up to 1,500,520 shares of common stock, subject to adjustment, to the stockholders of Clover Leaf. First Clover Leaf also currently expects to issue in the conversion up to 3,622,500 shares of common stock, subject to adjustment, in exchange for the publicly held shares of First Federal. First Clover Leaf expects to sell in the offering up to 4,427,500 shares of common stock, subject to adjustment. First Federal will not issue shares of preferred stock in the merger or in the conversion. Each share of First Clover Leaf common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock in the offering, in accordance with the plan of conversion and reorganization, all of the shares of common stock will be duly authorized, fully paid and nonassessable.

        The common stock of First Clover Leaf will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

COMMON STOCK

        DIVIDENDS. First Clover Leaf may pay dividends out of statutory surplus or from net earnings if, as and when declared by its board of directors. The payment of dividends by First Clover Leaf is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of First Clover Leaf will be entitled to receive and share equally in dividends as may be declared by the board of directors of First Clover Leaf out of funds legally available therefor. If First Clover Leaf issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

        VOTING RIGHTS. Upon consummation of the conversion, the holders of common stock of First Clover Leaf will have exclusive voting rights in First Clover Leaf. They will elect First Clover Leaf's board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of First Clover Leaf's common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If First Clover Leaf issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

        As a federal stock savings association, corporate powers and control of First Clover Leaf Bank will be vested in its board of directors, who elect the officers of First Clover Leaf Bank and who fill any vacancies on the board of directors. Voting rights of First Clover Leaf Bank will be vested exclusively in the owners of the shares of capital stock of First Clover Leaf Bank, which will be First Clover Leaf, and voted at the direction of First Clover Leaf's board of directors. Consequently, the holders of the common stock of First Clover Leaf will not have direct control of First Clover Leaf Bank.

        LIQUIDATION. In the event of any liquidation, dissolution or winding up of First Clover Leaf Bank, First Clover Leaf, as the holder of 100% of First Clover Leaf Bank's capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of First Clover Leaf Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to eligible account holders and supplemental eligible account holders, all assets of First Clover Leaf Bank available for distribution. In the event of liquidation, dissolution or winding up of First Clover Leaf, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of First Clover Leaf available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

        PREEMPTIVE RIGHTS. Holders of the common stock of First Clover Leaf will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

PREFERRED STOCK

        None of the shares of First Clover Leaf's authorized preferred stock will be issued as part of the conversion. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                                 TRANSFER AGENT

        The transfer agent and registrar for First Clover Leaf Financial Corp.'s common stock is The Registrar and Transfer Company, Cranford, New Jersey.

                                     EXPERTS

        The consolidated financial statements of First Federal as of December 31, 2005 and 2004, and for each of the years in the two-year period ended December 31, 2005, appearing elsewhere in this document have been included herein and in the registration statement in reliance upon the report of McGladrey & Pullen, independent certified public accountants, which is included herein and upon the authority of said firm as experts in accounting and auditing.

        Keller & Company, Inc. has consented to the publication herein of the summary of its report to First Federal setting forth its opinion as to the estimated pro forma market value of the common stock upon completion of the conversion and offering and its letter with respect to subscription rights.

                                  LEGAL MATTERS

        Luse Gorman Pomerenk & Schick, P.C., Washington, D.C., counsel to First Federal, First Clover Leaf, First Federal Financial Services, MHC and First Clover Leaf Bank and First Federal Savings & Loan Association of Edwardsville, will issue to First Federal its opinion regarding the legality of the common stock and the federal income tax consequences of the conversion. Certain legal matters will be passed upon for Keefe, Bruyette & Woods, Inc. by Silver, Freedman & Taff, LLP, Washington, D.C.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

        First Clover Leaf Financial Corp. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, NE, Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including First Clover Leaf Financial Corp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

        First Federal Financial Services, MHC has filed with the Office of Thrift Supervision an Application on Form AC with respect to the conversion. This prospectus omits certain information contained in the application. The application may be examined at the principal office of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552, and at the Southeast Regional Office of the Office of Thrift Supervision, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309. Our Plan of Conversion and Reorganization is available, upon request, at each of our branch offices.

        IN CONNECTION WITH THE OFFERING, FIRST CLOVER LEAF FINANCIAL CORP. WILL REGISTER ITS COMMON STOCK UNDER SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934 AND, UPON SUCH REGISTRATION, FIRST

CLOVER LEAF FINANCIAL CORP. AND THE HOLDERS OF ITS COMMON STOCK WILL BECOME SUBJECT TO THE PROXY SOLICITATION RULES, REPORTING REQUIREMENTS AND RESTRICTIONS ON COMMON STOCK PURCHASES AND SALES BY DIRECTORS, OFFICERS AND GREATER THAN 10% STOCKHOLDERS, THE ANNUAL AND PERIODIC REPORTING AND CERTAIN OTHER REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934. UNDER THE PLAN OF CONVERSION AND REORGANIZATION, FIRST CLOVER LEAF FINANCIAL CORP. HAS UNDERTAKEN THAT IT WILL NOT TERMINATE SUCH REGISTRATION FOR A PERIOD OF AT LEAST THREE YEARS FOLLOWING THE OFFERING.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY

CONTENTS

--------------------------------------------------------------------------------------------------------------
Report of Independent Registered Public Accounting Firm                                           F-2
--------------------------------------------------------------------------------------------------------------

Consolidated Financial Statements

Consolidated balance sheets                                                                       F-3
Consolidated statements of income                                                                 F-4
Consolidated statements of stockholders' equity                                                   F-5
Consolidated statements of cash flows                                                             F-6 and F-7
Notes to consolidated financial                                                                   F-8 - 29
statements

--------------------------------------------------------------------------------------------------------------
Report of Independent Registered Public Accounting Firm on the Supplementary Information          F-30
--------------------------------------------------------------------------------------------------------------

Supplementary Information

Consolidating balance sheet information                                                           F-31
Consolidating statement of income information                                                     F-32

--------------------------------------------------------------------------------------------------------------




                                                      F-1

[LOGO] McGladrey & Pullen
Certified Public Accountants



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
First Federal Financial Services, Inc. and Subsidiary
Edwardsville, Illinois

We have audited the accompanying consolidated balance sheets of First Federal Financial Services, Inc. and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Federal Financial Services, Inc. and Subsidiary as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


                                                  /s/ McGladrey & Pullen, LLP


Champaign, Illinois
February 10, 2006


McGladrey & Pullen LLP serves clients' global business needs through its membership in RSM International (an affiliation of separate and independent accounting and consulting firms).

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005 AND 2004
                                                                               2005            2004
---------------------------------------------------------------------------------------------------------
ASSETS

Cash and due from banks                                                   $    1,027,901  $    1,536,987
Federal funds sold                                                             2,400,000         100,000
                                                                         --------------------------------
          TOTAL CASH AND CASH EQUIVALENTS                                      3,427,901       1,636,987
Interest-bearing time deposits                                                   250,000         500,000
Securities available for sale                                                 12,944,395      14,333,810
Securities held to maturity (fair value of $337,659 and $464,575 at
  December 31, 2005 and 2004, respectively)                                      353,209         472,418
Federal Home Loan Bank stock                                                   6,213,940       7,771,300
Loans, net of allowance for loan losses of $428,419 and $428,419
  at December 31, 2005 and 2004, respectively                                115,645,079     112,160,553
Property and equipment, net                                                      860,086         865,367
Accrued interest receivable                                                      439,632         414,067
Other assets                                                                      24,104          39,523
                                                                        ---------------------------------
          TOTAL ASSETS                                                    $  140,158,346  $  138,194,025
                                                                        =================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
  Deposits:
    Savings                                                               $   23,845,491  $   28,107,164
    Time, $100,000 and over                                                   13,072,182      11,271,212
    Other time                                                                65,194,451      58,875,951
                                                                        ---------------------------------
          TOTAL DEPOSITS                                                     102,112,124      98,254,327
  Federal Home Loan Bank advances                                                      -       2,900,000
  Accrued interest payable                                                         4,755           6,852
  Other liabilities                                                              333,885         437,200
                                                                        ---------------------------------
          TOTAL LIABILITIES                                                  102,450,764     101,598,379
                                                                        ---------------------------------

Commitments, Contingencies and Credit Risk (Note 10)

Stockholders' Equity
  Preferred stock, $.10 par value, 1,000,000 shares authorized,
    no shares issued                                                                   -               -
  Common stock, $.10 par value, 10,000,000 shares authorized,
    3,920,060 shares issued and outstanding                                      392,006         392,006
  Surplus                                                                     16,538,534      16,522,464
  Retained earnings                                                           21,759,719      20,533,533
  Accumulated other comprehensive (loss)                                       (187,842)        (13,274)
  Unearned Employee Stock Ownership Plan shares                                (794,835)       (839,083)
                                                                        ---------------------------------
          TOTAL STOCKHOLDERS' EQUITY                                          37,707,582      36,595,646
                                                                        ---------------------------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $  140,158,346  $  138,194,025
                                                                        =================================

See Accompanying Notes to Consolidated Financial Statements.

                                                    F-3

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                             2005            2004
--------------------------------------------------------------------------------------------------------
Interest and dividend income:
  Interest and fees on loans                                           $     6,711,968  $     6,331,684
  Securities:
    Taxable interest income                                                    613,266          496,292
    Nontaxable interest income                                                       -            2,510
    Dividends                                                                  342,739          369,806
  Interest-bearing deposits and federal funds sold                              80,212           66,856
                                                                      ----------------------------------
          TOTAL  INTEREST AND DIVIDEND INCOME                                7,748,185        7,267,148
                                                                      ----------------------------------

Interest expense
  Deposits                                                                   2,973,741        2,497,733
  Federal Home Loan Bank advances                                               13,939           30,135
                                                                      ----------------------------------
          TOTAL  INTEREST EXPENSE                                            2,987,680        2,527,868
                                                                      ----------------------------------

          NET INTEREST INCOME                                                4,760,505        4,739,280

Provision for loan losses                                                            -                -
                                                                      ----------------------------------

          NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                4,760,505        4,739,280
                                                                      ----------------------------------

Other income:
  (Loss) on sale of real estate owned                                                -            (316)
  Other                                                                         13,981            9,299
                                                                      ----------------------------------
                                                                                13,981            8,983
                                                                      ----------------------------------

Other expenses:
  Compensation and employee benefits                                           897,726          889,691
  Occupancy expense                                                            119,597          104,276
  Data processing services                                                      67,272           64,844
  Advertising                                                                   42,309           33,162
  Director fees                                                                153,450          154,500
  Professional fees                                                            230,702          144,981
  Charitable contributions                                                      49,493           11,031
  Other                                                                        203,104          178,047
                                                                      ----------------------------------
                                                                             1,763,653        1,580,532
                                                                      ----------------------------------

          INCOME BEFORE INCOME TAXES                                         3,010,833        3,167,731

Income taxes                                                                 1,148,000        1,222,620
                                                                      ----------------------------------

          NET INCOME                                                   $     1,862,833  $     1,945,111
                                                                      ==================================

Basic earnings per share                                               $          0.49  $          0.51
                                                                      ==================================
Diluted earnings per share                                             $          0.49  $          0.51
                                                                      ==================================

See Accompanying Notes to Consolidated Financial Statements.

                                                   F-4

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                                          Unearned
                                                                                          Accumulated     Employee
                                                                                             Other          Stock
                                                Common                      Retained     Comprehensive    Ownership
                                                 Stock       Surplus        Earnings     Income (Loss)   Plan Shares        Total
------------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2003                     $      10  $       4,990  $   18,705,730  $       7,996   $         -   $  18,718,726

Comprehensive income:
  Net income                                           -              -       1,945,111              -             -       1,945,111
  Other comprehensive (loss),
    net of tax:
    Unrealized losses on securities available
      for sale arising during period, net of
      taxes of $(13,477)                               -              -               -       (21,270)             -        (21,270)
                                                                                                                      --------------
  Comprehensive income                                                                                                     1,923,841
                                                                                                                      --------------
Issuance of common stock                         391,996     16,501,989               -              -             -      16,893,985
Dividends ($.07 per share)                             -              -       (117,308)              -             -       (117,308)
Loan to ESOP for purchase of shares                    -              -               -              -     (882,010)       (882,010)
Allocation of ESOP shares                              -         15,485               -              -        42,927          58,412
                                              --------------------------------------------------------------------------------------

Balance, December 31, 2004                       392,006     16,522,464      20,533,533       (13,274)     (839,083)      36,595,646

Comprehensive income:
  Net income                                           -              -       1,862,833              -             -       1,862,833
  Other comprehensive (loss),
    net of tax:
    Unrealized losses on securities available
      for sale arising during period, net of
      taxes of $(110,759)                              -              -               -      (174,568)             -       (174,568)
                                                                                                                      --------------
  Comprehensive income                                                                                                     1,688,265
                                                                                                                      --------------
Dividends ($.37 per share)                             -              -       (636,647)              -             -       (636,647)
Allocation of ESOP shares                              -         16,070               -              -        44,248          60,318
                                              --------------------------------------------------------------------------------------

Balance, December 31, 2005                     $ 392,006  $  16,538,534      21,759,719  $   (187,842)   $ (794,835)      37,707,582
                                              ======================================================================================

See Accompanying Notes to Consolidated Financial Statements.

                                                                F-5

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                               2005            2004
--------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
   Net income                                                              $  1,862,833    $  1,945,111
   Adjustments to reconcile net income to net cash provided
     by operating activities:
     Deferred income taxes                                                      150,000         159,542
     Amortization of:
       Deferred loan origination (fees) costs, net                             (24,506)        (28,447)
       Premiums and discounts on securities                                      10,713          26,786
     Provision for loan losses                                                        -
                                                                                                      -
     Loss on sale of real estate owned                                                -             316
     Depreciation                                                                55,999          48,036
     Stock dividends                                                          (342,640)       (369,600)
     Allocation of ESOP shares                                                   60,318          58,412
     Change in assets and liabilities:
       (Increase) in accrued interest receivable                               (25,565)       (114,480)
       Decrease in other assets                                                  15,419          25,816
       (Decrease) in accrued interest payable                                   (2,097)         (6,391)
       Increase (decrease) in other liabilities                               (142,556)           1,506
                                                                         -------------------------------
           NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                    1,617,918       1,746,607
                                                                         -------------------------------

Cash Flows from Investing Activities
   Proceeds from maturity of interest-bearing time deposits                     250,000               -
   Available-for-sale securities
     Purchases                                                              (1,004,273)     (8,900,000)
     Proceeds from sale                                                               -               -
     Proceeds from calls and maturities                                       2,100,000       4,365,000
   Held-to-maturity securities
     Proceeds from paydowns                                                     116,857         192,059
   Federal Home Loan Bank Stock
     Purchases                                                                        -     (2,000,000)
     Redemptions                                                              1,900,000               -
   Loan originations, net of principal collected                            (3,460,020)    (11,005,888)
   Purchase of property and equipment                                          (50,718)        (40,374)
   Proceeds from sale of real estate owned                                            -          18,061
                                                                         -------------------------------
           NET CASH FLOWS (USED IN) INVESTING ACTIVITIES                  $   (148,154)  $ (17,371,142)
                                                                         -------------------------------

                                               (Continued)

                                                   F-6

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                               2005            2004
--------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
   Net increase (decrease) in savings accounts                            $  (4,261,673)  $     720,472
   Net increase (decrease) in time accounts                                    8,119,470      (397,477)
   Advances from Federal Home Loan Bank                                                -      1,900,000
   Repayments of  Federal Home Loan Bank advances                            (2,900,000)    (3,000,000)
   Issuance of common stock, net                                                       -     16,011,975
   Dividends                                                                   (636,647)      (117,308)
                                                                         -------------------------------
           NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                       321,150     15,117,662
                                                                         -------------------------------

           NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                1,790,914      (506,873)

Cash and cash equivalents:
   Beginning                                                                   1,636,987      2,143,860
                                                                         -------------------------------

   Ending                                                                 $    3,427,901  $   1,636,987
                                                                         ===============================

 Supplemental Disclosures of Cash Flow Information

   Real estate acquired in settlement of loans                            $            -  $      18,377
   Cash payments for:
     Interest                                                                  2,989,777      2,534,259
     Income taxes, net of refunds                                              1,130,410      1,061,665

See Accompanying Notes to Consolidated Financial Statements.


                                                   F-7

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

First Federal Financial Services, Inc. (the Company) is a one-bank holding company, whose bank subsidiary, First Federal Savings and Loan Association of Edwardsville (the Association), provides savings deposits and loans to individual and corporate customers in Edwardsville, Illinois and the surrounding communities. The Association is subject to competition from other financial institutions and nonfinancial institutions providing financial products and services. Additionally, the Company and the Association are subject to the regulations of certain regulatory agencies and undergo periodic examinations by those regulatory agencies.

The Company is a majority owned subsidiary of First Federal Financial Services, MHC, a federally chartered mutual holding company.

On January 2, 2001, First Federal Savings & Loan Association of Edwardsville (Association) reorganized into the two-tier holding company structure. As part of the reorganization, the Association became a capital stock savings and loan association and a wholly-owned subsidiary of First Federal Financial Services, Inc. (Company), which became the majority-owned subsidiary of First Federal Financial Services, MHC (Mutual Holding Company). On November 20, 2003, the Board of Directors adopted a plan to complete an initial public offering of the common stock of the Company. In connection with the offering, the Company offered its common stock to the depositors of the Association as of specified dates and to an employee stock ownership plan. The initial public offering was consummated on June 28, 2004 through the sale and issuance by the Company of 1,764,027 shares of common stock at $10 per share. In addition, the Company issued 2,156,033 shares to the Mutual Holding Company. The Mutual Holding Company has a 55% ownership percentage in the Company. Net proceeds from the sale of common stock were $16,011,975 after deduction of conversion costs of $746,285, and unearned compensation of $882,010 related to shares issued to the ESOP.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of First Federal Financial Services, Inc. have been prepared in conformity with accounting principles generally accepted in the United States of America and conform to predominate practice in the banking industry.

The consolidated financial statements include the accounts of First Federal Financial Services, Inc. and its wholly owned subsidiary, First Federal Savings and Loan Association of Edwardsville. All material intercompany accounts and transactions have been eliminated in the consolidation.

ESTIMATES

In preparing the accompanying consolidated financial statements, the Company's management is required to make estimates and assumptions which affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses and the market value of investment securities.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CASH EQUIVALENTS

For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks, including cash items in process of clearing and federal funds sold. Generally, federal funds are sold for one-day periods. Cash flows from interest-bearing deposits, loans and deposits are treated as net increases or decreases in the statement of cash flows.

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

INTEREST-BEARING TIME DEPOSITS

Interest-bearing time deposits in banks are carried at cost. At December 31, 2005 and 2004, time deposits amounted to $250,000 and $500,000, respectively. Time deposits at December 31, 2005 mature in 2007.

SECURITIES

Debt securities that management has the positive intent and ability to hold to maturity are classified as "held-to-maturity" and recorded at amortized cost. Securities not classified as held-to-maturity, including equity securities with readily determinable fair values, are classified as "available-for-sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income (loss).

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

FEDERAL HOME LOAN BANK STOCK

The Association's investment in the capital stock of the Federal Home Loan Bank of Chicago (FHLBC) is carried at cost as fair values are not readily determinable.

On October 18, 2005, the Board of Directors of the FHLBC decided to discontinue redemptions of excess or voluntary stock, which is stock held in excess of the amount required as a condition of membership or for borrowings from the FHLBC. Dividends will continue to require approval by the Federal Housing Finance Board
(FHFB). In addition, the FHLBC entered into an amendment to its written agreement with the FHFB to maintain minimum total capital of $3.978 billion, the balance as of October 18, 2005, and to provide that no stock will be redeemed if the redemption would cause the FHLBC to fail to meet any of its minimum capital requirements. The Association may redeem excess stock in the future when permitted by the FHLBC.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

LOANS

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout Edwardsville, Illinois and the surrounding area. The ability of the Company's debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Other personal loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged-off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

ALLOWANCE FOR LOAN LOSSES

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Company does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are the subject of a restructuring agreement.

PROPERTY AND EQUIPMENT

Land is stated at cost. Property and equipment are stated at cost less accumulated depreciation. Depreciation is determined under the straight-line method over the following estimated useful lives of the assets:

                                                                       Years
                                                                  --------------
Building and improvements                                             15 - 50
Furniture and equipment                                                5 - 10

REAL ESTATE HELD FOR SALE

Real estate acquired through foreclosure or deed in lieu of foreclosure represents specific assets to which the Bank has acquired legal title in satisfaction of indebtedness. Such real estate is recorded at the property's fair value at the date of foreclosure. Initial valuation adjustments, if any, are charged against the allowance for losses on loans. Property is evaluated regularly to ensure the recorded amount is supported by its current fair value. Subsequent declines in estimated fair value are charged to expense when incurred. Revenues and expenses related to holding and operating these properties are included in operations. There was no real estate held for sale at December 31, 2005 or 2004.

INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to amounts which are more likely than not realizable. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

EARNINGS PER COMMON SHARE

Basic earnings per share (EPS) represents income available to common stockholders divided by the weighted average number of common shares outstanding. ESOP shares, which are committed to be released, are considered outstanding for basic and diluted earnings per share. Unallocated shares of the employee stock ownership plan are not considered as outstanding for basic or diluted earnings per share. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued. Earnings per share for the year ended December 31, 2004 excludes income earned prior to the initial public offering on June 28, 2004.

                                                                              Year Ended      Year Ended
                                                                             December 31,    December 31,
                                                                                 2005            2004
                                                                          ----------------------------------
Net income available to common stockholders:
    June 28, 2004 through December 31, 2004                                                 $       996,329
                                                                                           =================
   January 1, 2005 through December 31, 2005                               $     1,862,833
                                                                          =================

Basic potential common shares:
   Weighted average shares outstanding                                           3,920,060        1,997,620
   Weighted average unallocated Employee Stock Ownership
     Plan shares                                                                  (81,688)         (42,759)
                                                                          ----------------------------------
       Basic weighted average shares outstanding                                 3,838,372        1,954,861

Dilutive potential common shares-none                                                    -                -
                                                                          ----------------------------------

Diluted average shares outstanding                                               3,838,372        1,954,861
                                                                          ==================================

Basic earnings per share                                                   $          0.49  $          0.51
                                                                          ==================================

Diluted earnings per share                                                 $          0.49  $          0.51
                                                                          ==================================

SEGMENT REPORTING

Management views the Association as one operating segment, therefore, separate reporting of financial segment information is not considered necessary. Management approaches the Association as one business enterprise which operates in a single economic environment since the products and services, types of customers and regulatory environment all have similar characteristics.

RECLASSIFICATIONS

Certain reclassifications have been made to the balances, with no effect on net income or stockholders' equity, as of and for the year ended December 31, 2004, to be consistent with the classifications adopted as of and for the year ended December 31, 2005.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2.    SECURITIES

The amortized cost and fair values of securities, with gross unrealized gains and losses, are summarized as follows:

                                                          December 31, 2005
                                     -----------------------------------------------------------
                                                        Gross          Gross
                                        Amortized     Unrealized     Unrealized       Fair
SECURITIES AVAILABLE-FOR-SALE             Cost          Gains         (Losses)        Value
                                     -----------------------------------------------------------
U.S. Government agency obligations    $  8,402,337   $          -   $   (147,413)  $  8,254,924
Corporate bonds                          4,849,080              -       (159,609)     4,689,471
                                     -----------------------------------------------------------
                                      $ 13,251,417   $          -   $   (307,022)  $ 12,944,395
                                     ===========================================================

SECURITIES HELD-TO-MATURITY
Mortgage-backed securities            $    353,209   $          -   $    (15,550)  $    337,659
                                     ===========================================================

                                                          December 31, 2004
                                     -----------------------------------------------------------
                                                        Gross          Gross
                                        Amortized     Unrealized     Unrealized       Fair
SECURITIES AVAILABLE-FOR-SALE             Cost          Gains         (Losses)        Value
                                     -----------------------------------------------------------

U.S. Government agency obligations    $  9,500,861   $     40,379   $    (42,564)  $  9,498,676
Corporate bonds                          4,854,644         43,861        (63,371)     4,835,134
                                     -----------------------------------------------------------
                                      $ 14,355,505   $     84,240   $   (105,935)  $ 14,333,810
                                     ===========================================================

SECURITIES HELD-TO-MATURITY
Mortgage-backed securities            $    472,418   $      1,290   $     (9,133)  $    464,575
                                     ===========================================================

Management evaluates the investment portfolio on a quarterly basis to determine if investments have suffered an other than temporary decline in value. In addition, management monitors market trends and other circumstances to identify trends and circumstances that might impact the carrying value of equity securities.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2005 and 2004, are summarized as follows:

                                                                 December 31, 2005
                                 ----------------------------------------------------------------------------------
                                     Less than 12 Months          12 Months or More                Total
                                 --------------------------  --------------------------  --------------------------
                                      Fair      Unrealized        Fair      Unrealized        Fair      Unrealized
                                     Value        Losses         Value        Losses         Value        Losses
                                 --------------------------  --------------------------  --------------------------
Securities available for sale:
  U.S. government agency
    obligations                   $ 4,930,785   $   71,708    $ 3,324,139   $   75,705    $ 8,254,924   $  147,413
  Corporate bonds                   3,186,133       65,947      1,503,338       93,662      4,689,471      159,609
                                 --------------------------  --------------------------  --------------------------

                                  $ 8,116,918   $  137,655    $ 4,827,477   $  169,367    $12,944,395   $  307,022
                                 ==========================  ==========================  ==========================

Securities held to maturity:
  Mortgage-backed securities      $         -   $        -    $   313,063   $   15,550    $   313,063   $   15,550
                                 ==========================  ==========================  ==========================

                                                                 December 31, 2004
                                 ----------------------------------------------------------------------------------
                                     Less than 12 Months          12 Months or More                Total
                                 --------------------------  --------------------------  --------------------------
                                      Fair      Unrealized        Fair      Unrealized        Fair      Unrealized
                                     Value        Losses         Value        Losses         Value        Losses
                                 --------------------------  --------------------------  --------------------------
Securities available for sale:
  U.S. government agency
    obligations                   $ 2,886,320   $    8,655    $ 1,465,560   $   33,909    $ 4,351,880   $   42,564
  Corporate bonds                     733,815       16,185        799,814       47,186      1,533,629       63,371
                                 --------------------------  --------------------------  --------------------------

                                  $ 3,620,135   $   24,840    $ 2,265,374   $   81,095    $ 5,885,509   $  105,935
                                 ==========================  ==========================  ==========================

Securities held to maturity:
  Mortgage-backed securities      $         -   $        -    $   430,014   $    9,133    $   430,014   $    9,133
                                 ==========================  ==========================  ==========================

For all of the above investment securities, the unrealized losses are generally due to changes in interest rates and, as such, are considered to be temporary, by the Company.

For the years ended December 31, 2005 and 2004, there were no realized gains or losses.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The amortized cost and fair value at December 31, 2005, by contractual maturity, are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or repaid without any penalties. Therefore, stated maturities are not disclosed.

                                                Available for Sale               Held to Maturity
                                          ---------------------------------------------------------------
                                             Amortized          Fair         Amortized          Fair
                                                Cost           Value           Cost            Value
                                          ---------------------------------------------------------------
Due in one year or less                    $   1,750,306   $   1,715,933   $           -   $           -
Due after one year through five years          8,154,267       7,994,634               -               -
Due after five years through ten years         2,499,844       2,450,955               -               -
Due after ten years                              847,000         782,873               -               -
Mortgage-backed securities                             -               -         353,209         337,659
                                          ---------------------------------------------------------------

                                           $  13,251,417   $  12,944,395   $     353,209   $     337,659
                                          ===============================================================

NOTE 3.    LOANS

The components of loans are as follows:

                                                                           December 31,
                                                               -----------------------------------
                                                                     2005              2004
                                                               -----------------------------------
Mortgage loans on real estate:
   Residential:
     1 to 4 Family                                              $    99,910,673   $    97,987,704
     Multi-family
                                                                      5,390,062         5,688,781
   Non residential                                                   11,074,014         9,764,522
   Less:
     Undisbursed portion of construction loans                      (1,421,612)       (1,546,007)
     Deferred loan origination fees, net                              (137,013)         (161,519)
                                                               -----------------------------------
           TOTAL MORTGAGE LOANS ON REAL ESTATE
                                                                    114,816,124       111,733,481
                                                               -----------------------------------

Consumer and other loans:
   Consumer loans                                                     1,125,535           696,583
   Savings account loans                                                131,839           158,908
                                                               -----------------------------------
           TOTAL CONSUMER AND OTHER LOANS                             1,257,374           855,491
                                                               -----------------------------------

   Less allowance for loan losses                                     (428,419)         (428,419)
                                                               -----------------------------------

                                                                $   115,645,079   $   112,160,553
                                                               ===================================

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

An analysis of the allowance for loan losses follows:

                                                                               Years Ended
                                                                               December 31,
                                                                   -----------------------------------
                                                                          2005               2004
                                                                   -----------------------------------
Balance, beginning                                                   $      428,419     $     428,700
   Provision for loan losses                                                      -                 -
   Loans charged-off                                                              -             (281)
   Recoveries applicable to loans previously charged-off                          -                 -
                                                                   -----------------------------------

Balance, ending                                                      $      428,419     $     428,419
                                                                   ===================================

The Association has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families and companies in which they have a 10% or more beneficial ownership. In the opinion of management, these loans are made with substantially the same terms, including interest rate and collateral as those prevailing for comparable transactions with other customers and do not involve more than the normal risk of collectibility. Changes in these loans for the years ended December 31, 2005 and 2004 are summarized as follows:

                                                                               December 31,
                                                                   -----------------------------------
                                                                           2005              2004
                                                                   -----------------------------------
Balance, beginning of year                                           $    2,210,065     $   2,199,990
Additions                                                                 1,863,521           175,388
Repayments                                                                (689,100)         (165,313)
                                                                   -----------------------------------

Balance, end of year                                                 $    3,384,486     $   2,210,065
                                                                   ===================================

Loans contractually 90 days past due or more and loans classified as non-accrual are summarized as follows:

                                                                               December 31,
                                                                   ------------------------------------
                                                                          2005              2004
                                                                   ------------------------------------
Loans 90 days or more past due and still accruing                    $       11,035     $       2,728
Non-accrual loans                                                             4,453
                                                                                                    -
                                                                   ------------------------------------

                                                                     $       15,488     $       2,728
                                                                   ====================================

The Company had no impaired loans outstanding at December 31, 2005 and 2004.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 4.    PROPERTY AND EQUIPMENT

The components of property and equipment are as follows:

                                                          December 31,
                                               --------------------------------
                                                     2005              2004
                                               --------------------------------

Land                                            $     266,369    $     266,369
Building and improvements                           1,041,991        1,041,991
Furniture and equipment                               291,173          240,455
                                               --------------------------------
                                                    1,599,533        1,548,815
Less accumulated depreciation                         739,447          683,448
                                               --------------------------------

                                                $     860,086    $     865,367
                                               ================================

Depreciation expense for the years ended December 31, 2005 and 2004 amounted to $55,999 and $48,036, respectively.

NOTE 5.    DEPOSITS

At December 31, 2005, the scheduled maturities of time deposits are as follows:

Year ended                                                            Amount
--------------------------------------------------------------------------------
   December 31, 2006                                              $  35,725,933
   December 31, 2007                                                 21,109,454
   December 31, 2008                                                 10,785,768
   December 31, 2009                                                  6,200,518
   December 31, 2010                                                  4,352,306
   Thereafter                                                            92,654
                                                                 --------------
                                                                  $  78,266,633
                                                                 ==============

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6.    FEDERAL HOME LOAN BANK ADVANCES

Federal Home Loan Bank advances are summarized as follows:

                                                                              December 31,
                                                                 -------------------------------------
                                                                        2005               2004
                                                                 -------------------------------------
Line of credit, including interest at an adjustable rate,
2.47% at December 31, 2004                                        $              -   $      1,900,000
Fixed term loan, due 3/17/05 with interest at 1.24%                              -          1,000,000
                                                                 -------------------------------------

                                                                  $              -   $      2,900,000
                                                                 =====================================

At December 31, 2004, in addition to FHLB stock, eligible residential real estate loans were pledged to the FHLB to secure advances outstanding.

NOTE 7.    INCOME TAXES

Allocation of federal and state income taxes between current and deferred portions is as follows:

                                                         Year Ended
                                                        December 31,
                                             -----------------------------------
                                                   2005              2004
                                             -----------------------------------
Federal:
   Current                                     $      846,000    $      884,117
   Deferred                                           124,000           130,786
                                             -----------------------------------
           TOTAL                                      970,000         1,014,903
                                             -----------------------------------

State:
   Current                                            152,000           178,961
   Deferred                                            26,000            28,756
                                             -----------------------------------
           TOTAL                                      178,000           207,717
                                             -----------------------------------


           TOTAL                               $    1,148,000    $    1,222,620
                                             ===================================

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Company's income tax expense differed from the maximum statutory federal rate of 35% for the years ended December 31, 2005 and 2004, as follows:

                                                                    December 31,
                                                         ---------------------------------
                                                                2005            2004
                                                         ---------------------------------
Expected income taxes                                      $   1,053,792   $    1,108,706
Income tax effect of:
   State taxes, net of federal income tax benefit                115,700          135,016
   Tax exempt interest                                                 -            (790)
   Income taxed at lower rates                                  (30,108)         (31,677)
   Other                                                           8,616           11,365
                                                         ---------------------------------

                                                           $   1,148,000   $    1,222,620
                                                         =================================

The tax effects of principal temporary differences are shown in the following table:

                                                                    December 31,
                                                         ---------------------------------
                                                                2005            2004
                                                         ---------------------------------
Allowance for loan losses                                  $     165,370   $      165,375
Loan fees and costs                                               52,887           62,348
Unrealized loss on securities available for sale                 119,180            8,421
Other                                                             23,202           20,132
                                                         ---------------------------------
       DEFERRED TAX ASSET                                        360,639          256,276
                                                         ---------------------------------

Premises and equipment basis                                    (31,108)         (22,356)
FHLB stock                                                     (491,916)        (359,668)
Other                                                            (5,044)          (2,440)
                                                         ---------------------------------
       DEFERRED TAX LIABILITY                                  (528,068)        (384,464)
                                                         ---------------------------------

       NET DEFERRED TAX (LIABILITY)                        $   (167,429)   $    (128,188)
                                                         =================================

Retained earnings at December 31, 2005 and 2004 include approximately $1,968,000 of the tax bad debt reserve which accumulated prior to 1988, for which no deferred income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on the above amount was approximately $762,300, at December 31, 2005 and 2004.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8.    PROFIT-SHARING PLAN

The Association has a profit-sharing plan for those employees who meet certain eligibility requirements. The annual contribution to the plan is determined by the Board of Directors, and may not exceed the amount deductible for income tax purposes. The profit-sharing contribution, based on 15% of participants' compensation for the years ended December 31, 2005 and 2004, was $96,385 and $94,497, respectively.

NOTE 9.    CAPITAL RATIOS

The Company's primary source of funds is dividends received from the Association. By regulation, the Association is prohibited from paying dividends that would reduce regulatory capital below a specific percentage of assets, without regulatory approval. As a practical matter, dividends distributed by the Association are restricted to amounts that maintain prudent capital levels.

The Association is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below) of Tangible and Tier I capital (as defined by the regulations) to tangible assets (as defined), total and Tier I capital (as defined) to risk-weighted assets (as defined). Management believes, as of December 31, 2005 and 2004, that the Association meets all capital adequacy requirements to which it is subject.

As of December 31, 2005, the most recent notification from the Office of Thrift Supervision categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Association must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Association's category.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Association's actual capital amounts and ratios as of December 31, 2005 and 2004 are presented in the following table.

                                                                                             To be Well
                                                                                          Capitalized Under
                                                                    For Capital           Prompt Corrective
                                               Actual            Adequacy Purposes        Action Provisions
                                       ------------------------------------------------------------------------
                                          Amount       Ratio      Amount      Ratio        Amount       Ratio
                                       ------------------------------------------------------------------------
DECEMBER 31, 2005
Tangible Capital to Tangible Assets     $ 29,743,000    22.13%  $ 2,016,000    1.50%            N/A       N/A

Tier I Capital to Adjusted Total        $ 29,743,000    22.13%  $ 5,375,000    4.00%    $ 6,719,000     5.00%
Assets

Tier I Capital to Risk Weighted         $ 29,743,000    41.75%          N/A      N/A    $ 4,274,000     6.00%
Assets

Total Capital to Risk Weighted Assets   $ 30,172,000    42.36%  $ 5,699,000    8.00%    $ 7,123,000    10.00%

DECEMBER 31, 2004
Tangible Capital to Tangible Assets     $ 27,920,000    21.24%  $ 1,971,000    1.50%            N/A       N/A

Tier I Capital to Adjusted Total        $ 27,920,000    21.24%  $ 5,257,000    4.00%    $ 6,571,000     5.00%
Assets

Tier I Capital to Risk Weighted         $ 27,920,000    40.39%          N/A      N/A    $ 4,148,000     6.00%
Assets

Total Capital to Risk Weighted Assets   $ 28,348,000    41.01%  $ 5,531,000    8.00%    $ 6,913,000    10.00%

The Company's mutual holding company waived its share of dividends declared by the Company amounting to $782,732 for the year ended December 31, 2005 and $150,922 for the period June 28, 2004 to December 31, 2004.

NOTE 10.   COMMITMENTS, CONTINGENCIES AND CREDIT RISK

In the ordinary course of business, the Company has various commitments and contingent liabilities that are not reflected in the accompanying financial statements. In the opinion of management, the ultimate disposition of these matters is not expected to have a material adverse affect on the financial position of the Company.

The Company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Company's exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

At December 31, 2005 and 2004, the following financial instruments were outstanding whose contract amounts represent credit risk:

                                                        December 31,
                                               -------------------------------
                                                    2005              2004
                                               -------------------------------
                                                       (in thousands)

Commitments to grant loans                      $         727   $       1,676
Unfunded commitments under lines of credit              1,422           1,546

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management's credit evaluation of the customer.

Unfunded commitments under construction lines-of-credit for residential and multi-family properties are commitments for possible future extensions of credit to existing customers. These lines-of-credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

The Company does not engage in the use of interest rate swaps or futures, forwards or option contracts.

NOTE 11.   EMPLOYEE STOCK OWNERSHIP PLAN

The Company has an employee stock ownership plan which covers substantially all employees who have attained the age of 21 and completed one year of service. In connection with the stock offering in 2004, the Company loaned funds to the ESOP for the purchase of the Company's common stock at the initial public offering at $10.00 per share using funds loaned by the Company. The Company loan is being repaid with level annual payments of $70,318 over 20 years beginning December 31, 2004. All shares are held in a suspense account for allocation among the participants as the loan is repaid. Shares are released for allocation to participants based upon the ratio of the current year's debt service to the sum of total principal and interest payments over the life of the note. Shares released from the suspense account are allocated among the participants based upon their pro rata annual compensation. The purchase of shares by the ESOP was recorded by the Company as unearned ESOP shares in a contra equity account. As ESOP shares are committed to be released to compensate employees, the contra equity account is reduced and the Company recognizes compensation expense equal to the average fair market value of the shares committed to be released. Compensation expense of $60,318 and $58,412 was incurred in 2005 and 2004, respectively.

Dividends on shares held by the ESOP are paid to the ESOP and, together with Company contributions, are used by the ESOP to repay principal and interest on the outstanding notes.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The following table reflects the shares held by the plan at December 31, 2005 and 2004:

                                                                     December 31,    December 31,
                                                                         2005            2004
                                                                  ---------------------------------
Unallocated shares (fair value at December 31, 2005 and 2004 of             79,476           83,900
$1,053,057 and $1,225,057, respectively)
Allocated shares                                                             8,725            4,301
                                                                  ---------------------------------
                                                                            88,201           88,201
                                                                  ==================================

NOTE 12.   FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from these disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS

The carrying amounts of cash and cash equivalents approximate fair values.

INTEREST-BEARING TIME DEPOSITS

Fair values of interest-bearing time deposits are estimated using discounted cash flow analyses based on current rates for similar types of deposits.

SECURITIES

Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank. The carrying amount of accrued interest receivable approximates its fair value.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

LOANS

For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed-rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers with similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values where applicable. The carrying amount of accrued interest receivable approximates its fair value.

DEPOSIT LIABILITIES

The fair values disclosed for demand deposits (savings) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits. The carrying amount of accrued interest payable approximates its fair value.

FEDERAL HOME LOAN BANK ADVANCES

The fair value of variable rate Federal Home Loan Bank advances approximate carrying value. The fair value of fixed rate Federal Home Loan Bank advances are estimated using discounted cash flow analyses based on current rates for similar advances.

The estimated fair values and related carrying or notional amounts of the Company's financial instruments are as follows:

                                                  December 31, 2005               December 31, 2004
                                          ------------------------------------------------------------------
                                               Carrying           Fair         Carrying           Fair
                                                Amount            Value         Amount            Value
                                          ------------------------------------------------------------------
Financial Assets:
   Cash and cash equivalents                 $   3,427,901    $   3,427,901  $   1,636,987    $   1,636,987
   Interest-bearing time deposits                  250,000          250,000        500,000          508,997
   Securities
                                                13,297,604       13,282,054     14,806,228       14,798,385
   Federal Home Loan Bank stock                  6,213,940        6,213,940      7,771,300        7,771,300
   Loans, net
                                               115,645,079      115,114,575    112,160,553      113,805,817
   Accrued interest receivable                     439,632          439,632        414,067          414,067

Financial Liabilities:
   Deposits
                                               102,112,124      101,567,169     98,254,327       98,572,537
   Advances from Federal Home
     Loan Bank                                           -                -      2,900,000        2,897,956
   Accrued interest payable                          4,755            4,755          6,852            6,852

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

In addition, other assets and liabilities of the Association that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, nonfinancial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the trained work force, customer goodwill and similar items.

NOTE 13.   LIQUIDATION ACCOUNT

At the time of the completion of the second-step conversion of First Federal Financial Services, MHC, the Bank will establish a liquidation account in the amount equal to the greater of: (i) First Federal Financial Services, MHC's ownership interest in the total stockholders' equity of the Company as of December 31, 2005, the date of its latest balance sheet contained in the second-step conversion prospectus; or (ii) the retained earnings of the Bank as of December 31, 2003, the date of the financial statements set forth in the prospectus used in connection with the Company's initial minority stock offering completed in June 2004. The liquidation account will be maintained for the benefit of certain account holders who maintain deposit accounts in the Bank after the conversion. The creation and maintenance of the liquidation account will not operate to restrict the use or application of any of the equity accounts of the Bank, except that the Bank shall not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below (i) the amount required for the liquidation account; or (ii) the regulatory capital requirements of the Bank.

NOTE 14.   CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

Financial information pertaining only to First Federal Financial Services, Inc. at December 31, 2005 and 2004 is as follows:

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                               BALANCE SHEETS
                                         DECEMBER 31, 2005 AND 2004

                                                                                  2005             2004
                                                                             --------------------------------
Assets
  Cash and cash equivalents                                                   $      992,980   $   1,185,833
  Interest-bearing time deposits                                                     500,000               -
  Investment securities available for sale                                         5,708,356       6,622,746
  ESOP note receivable                                                               805,100         832,762
  Investment in common stock of First Federal Savings & Loan Association          29,612,458      27,889,810
  Other assets                                                                        75,292          90,181
                                                                             --------------------------------
          TOTAL ASSETS                                                        $   37,694,186   $  36,621,332
                                                                             ================================

Liabilities and Stockholders' Equity
  Other liabilities                                                           $     (13,396)   $      25,686
                                                                             --------------------------------
          TOTAL LIABILITIES                                                         (13,396)          25,686
                                                                             --------------------------------
Stockholders' equity
  Common stock                                                                       392,006         392,006
  Surplus                                                                         16,538,534
                                                                                                  16,522,464
  Retained earnings                                                                               20,533,533
                                                                                  21,759,719
  Accumulated comprehensive (loss)                                                 (187,842)        (13,274)
  Unearned ESOP shares                                                             (794,835)       (839,083)
                                                                             --------------------------------
Stockholders' Equity                                                              37,707,582      36,595,646
                                                                             --------------------------------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   37,694,186   $  36,621,332
                                                                             ================================

                                       CONDENSED STATEMENTS OF INCOME
                               FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                  2005             2004
                                                                             --------------------------------

Dividends from subsidiary                                                     $            -   $     300,000
Investment income                                                                    338,785         154,325
                                                                             --------------------------------
                                                                                     338,785         454,325

Operating expenses                                                                   191,628          65,678
                                                                             --------------------------------

          INCOME BEFORE INCOME TAXES AND
            EQUITY IN UNDISTRIBUTED NET INCOME OF FIRST
            FEDERAL SAVINGS & LOAN ASSOCIATION                                       147,157         388,647

Applicable income taxes                                                               47,000          30,228
                                                                             --------------------------------

          INCOME BEFORE EQUITY IN UNDISTRIBUTED NET INCOME
            OF FIRST FEDERAL SAVINGS & LOAN ASSOCIATION                              100,157         358,419

Equity in undistributed net income of First Federal Savings & Loan                                 1,586,692
Association                                                                        1,762,676
                                                                             --------------------------------

          NET INCOME                                                          $    1,862,833   $  1,945,111
                                                                             ================================

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                     CONDENSED STATEMENTS OF CASH FLOWS
                               FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                                                   2005           2004
                                                                             -------------------------------
Cash Flows from Operating Activities
  Net income                                                                  $   1,862,833   $   1,945,111
  Adjustments to reconcile net income to net cash provided by operating activities:
    Equity in undistributed net income of First Federal
      Savings & Loan Association                                                (1,762,676)     (1,586,692)
    Amortization of premiums and discounts on securities                            (6,923)           5,504
    Allocation of ESOP shares                                                        60,318          58,412
    Decrease (increase) in other assets                                              14,889
                                                                                                   (86,966)
    Increase in other liabilities                                                     8,009          11,095
                                                                             -------------------------------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                                 176,450         346,464
                                                                             -------------------------------

Cash Flows from Investing Activities
  Available-for-sale securities
    Purchases                                                                             -
                                                                                                (7,400,000)
    Proceeds from calls and maturities                                              800,000         800,000
  Investment in Subsidiary                                                         (60,318)     (7,627,371)
  Loan to ESOP to purchase shares                                                                 (882,010)
                                                                                          -
  Repayment of ESOP loan                                                             27,662
                                                                                                     49,248
                                                                             -------------------------------
          NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES                 767,344    (15,060,133)
                                                                             -------------------------------

Cash Flows from Financing Activities
  Issuance of common stock                                                                -      16,011,975
  Dividends                                                                       (636,647)       (117,308)
                                                                             -------------------------------
          NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES               (636,647)      15,894,667
                                                                             -------------------------------


          NET INCREASE IN CASH AND CASH EQUIVALENTS                                 307,147       1,180,998

Cash and cash equivalents at beginning of year                                                        4,835
                                                                                  1,185,833
                                                                             -------------------------------

Cash and cash equivalents at end of year                                      $   1,492,980   $   1,185,833
                                                                             ===============================

NOTE 15.   SUBSEQUENT EVENT-PLAN OF CONVERSION AND REORGANIZATION AND PLAN OF
           MERGER

On February 3, 2006, First Federal Financial Services, Inc. (Company) announced that the Board of Directors of First Federal Financial Services, MHC (MHC) adopted a Plan of Conversion and Reorganization to convert the MHC to a capital stock corporation and conduct a simultaneous stock offering (Conversion).

In addition, on February 3, 2006, the Company entered into a definitive merger agreement to acquire Clover Leaf Financial Corp., the holding company of Clover Leaf Bank, an Illinois state bank headquartered in Edwardsville, Illinois (collectively Clover Leaf), pursuant to which, upon completion of the Conversion, First Clover Leaf Financial Corp., a new Maryland corporation (First Clover Leaf) will acquire all of the common stock of Clover Leaf (Acquisition).

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Upon consummation of the Conversion, the MHC will cease to exist and its shares of the Company's common stock will be cancelled. Existing shares of the Company's common stock held by public stockholders will be exchanged for shares of First Clover Leaf which is being formed as the successor to the Company, pursuant to an exchange ratio that has yet to be determined, and will be based on an independent appraisal. Shares of First Clover Leaf common stock will be offered in a subscription offering pursuant to non-transferable subscription rights at a predetermined and uniform price in the following order of preference: (1) to the eligible account holders of record of First Federal Savings and Loan Association (Association) as of December 31, 2004; (2) to tax qualified employee stock benefit plans; (3) if applicable, to supplemental eligible account holders of record as of the last day of the calendar quarter preceding OTS approval of the Conversion and Reorganization; (4) any person other than an eligible account holder or a supplemental eligible account holder, holding a qualifying deposit on the voting record date and any borrower of the Association with borrowings from the Association outstanding as of January 2, 2001 provided such borrowings remain outstanding as of the voting date. Concurrently with the subscription offering, shares not subscribed for in the subscription offering will be offered to the general public in a direct community offering with preference given first to natural persons residing in Madison, St. Clair, Montgomery, Clinton, Bond, Jersey, and Macoupin counties in Illinois; second to minority shareholders as of the voting record date; and thereafter to other members of the general public.

Subsequent to the Conversion and Reorganization, voting rights will be held and exercised exclusively by the stockholders of First Clover Leaf. Deposit account holders will continue to be insured by the FDIC. A liquidation account will be established in an amount equal to the greater of the percentage of outstanding shares of the common stock of the Company owned by the MHC multiplied by the Company's stockholders equity as of the latest balance sheet date in the final prospectus used in the Conversion, or the retained earnings of the Association as of the latest financial statements set forth in the prospectus used in connection with the Association's initial mutual holding company reorganization and minority stock offering. Each eligible account holder or supplemental account holder will be entitled to a proportionate share of this account in the event of a complete liquidation of the Association, and only in such event. This share will be reduced if the eligible account holder's or supplemental account holder's deposit balance falls below the amounts on the date of record and will cease to exist if the account is closed. The liquidation account will never be increased despite any increase after Conversion in the related deposit balance.

Following completion of the Conversion, the Association may not declare, pay a dividend on, or repurchase any of its capital stock of the Association, if the effect thereof would cause retained earnings to be reduced below the liquidation account amount or regulatory capital requirements. Any purchase of First Clover Leaf common stock will be conducted in accordance with applicable laws and regulations. The conversion is expected to be completed in July 2006.

Conversion costs will be deferred and reduce the proceeds from the shares sold in the Conversion. If the Conversion is not completed, all costs will be expensed. At December 31, 2005, no Conversion costs had been incurred.

Under the terms of the merger agreement, the merger consideration for Clover Leaf stockholders will be based on the final outcome of the Conversion. If the Conversion closes at the minimum, maximum or the adjusted maximum of the valuation range, Clover Leaf stockholders will receive a combination of First Clover Leaf stock and cash valued at $40, $42 or $43, respectively, per share. Between the minimum and maximum and maximum and adjusted maximum of the valuation range, the value of the merger consideration for Clover Leaf stockholders will be prorated. In exchange for their shares, stockholders of Clover Leaf will have the right to elect either all First Clover Leaf stock, all cash, or a combination of First Clover Leaf stock and cash, provided that, in the aggregate, 70% of the Clover Leaf shares are exchanged for First Clover Leaf stock and 30% are exchanged for cash.

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The transaction is subject to certain conditions, including the required regulatory approvals and approval by the stockholders of Clover Leaf and the Company, as well as approval of the Plan of Conversion by the members of the MHC and stockholders of the Company. The Acquisition is to occur immediately after, and is contingent upon, the consummation of the Conversion.

[LOGO] McGladrey & Pullen
Certified Public Accountants



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON THE SUPPLEMENTARY INFORMATION



To the Board of Directors
First Federal Financial Services, Inc. and Subsidiary
Edwardsville, Illinois

Our audit as of and for the year ended December 31, 2005 was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The consolidating information is presented for additional analysis of the basic consolidated financial statements rather than to present the financial position and results of operations of the individual entities. Such information has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                                /s/ McGladrey & Pullen. LLP

Champaign, Illinois
February 10, 2006




McGladrey & Pullen LLP serves clients' global business needs through its membership in RSM International (an affiliation of separate and independent accounting and consulting firms).

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


CONSOLIDATING BALANCE SHEET INFORMATION
DECEMBER 31, 2005

------------------------------------------------------------------------------------------------------------------
                                                                                                     Consolidated
                                                                  First Federal                      First Federal
                                                  First Federal      Savings                          Financial
                                                     Financial       and Loan                       Services, Inc.
                                                     Services,    Association of                         and
ASSETS                                                 Inc.        Edwardsville     Eliminations      Subsidiary
                                                  ----------------------------------------------------------------

Cash and due from banks                            $    992,980   $      889,718   $    (854,797)   $   1,027,901
Federal funds sold                                            -        2,400,000                -       2,400,000
                                                  ----------------------------------------------------------------
          TOTAL CASH AND CASH
            EQUIVALENTS                                 992,980        3,289,718        (854,797)       3,427,901
Interest-bearing time deposits                          500,000          250,000        (500,000)         250,000
Securities available for sale                         5,708,356        7,236,039                -      12,944,395
Securities held to maturity                                   -          353,209                -         353,209
Investment in subsidiary                             29,612,458                -     (29,612,458)               -
Federal Home Loan Bank stock                                  -        6,213,940                -       6,213,940
Loans, net of allowance for loan losses                       -      115,645,079                -     115,645,079
Property and equipment                                        -          860,086                -         860,086
Accrued interest receivable                              71,542          368,090                -         439,632
Other assets                                            808,850           20,354        (805,100)          24,104
                                                  ----------------------------------------------------------------

                                                   $ 37,694,186   $  134,236,515   $ (31,772,355)   $ 140,158,346
                                                  ================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
  Deposits:
    Savings                                        $          -   $   24,700,288   $    (854,797)   $  23,845,491
    Time, $100,000 and over                                   -       13,572,182        (500,000)      13,072,182
    Other time                                                -       65,194,451                -      65,194,451
                                                  ----------------------------------------------------------------
          TOTAL DEPOSITS                                      -      103,466,921      (1,354,797)     102,112,124
  Federal Home Loan Bank advances                             -                -                -               -
  Accrued interest payable                                    -            4,755                -           4,755
  Other liabilities                                    (13,396)        1,152,381        (805,100)         333,885
                                                  ----------------------------------------------------------------
          TOTAL LIABILITIES                            (13,396)      104,624,057      (2,159,897)     102,450,764
                                                  ----------------------------------------------------------------

Stockholders' Equity
  Preferred stock                                             -                -                -               -
  Common stock                                          392,006               10             (10)         392,006
  Surplus                                            16,538,534        8,487,514      (8,487,514)      16,538,534
  Retained earnings                                  21,759,719       22,050,673     (22,050,673)      21,759,719
  Accumulated other comprehensive (loss)              (187,842)        (130,904)          130,904       (187,842)
  Unearned ESOP shares                                (794,835)        (794,835)          794,835       (794,835)
                                                  ----------------------------------------------------------------
          TOTAL STOCKHOLDERS' EQUITY
                                                     37,707,582       29,612,458     (29,612,458)      37,707,582
                                                  ----------------------------------------------------------------

          TOTAL LIABILITIES AND
            STOCKHOLDERS' EQUITY                   $ 37,694,186   $  134,236,515   $ (31,772,355)   $ 140,158,346
                                                  ================================================================

FIRST FEDERAL FINANCIAL SERVICES, INC. AND SUBSIDIARY


CONSOLIDATING STATEMENT OF INCOME INFORMATION
FOR THE YEAR ENDED DECEMBER 31, 2005

------------------------------------------------------------------------------------------------------------------
                                                                                                     Consolidated
                                                                  First Federal                      First Federal
                                                  First Federal      Savings                          Financial
                                                     Financial       and Loan                       Services, Inc.
                                                     Services,    Association of                         and
                                                       Inc.        Edwardsville     Eliminations      Subsidiary
                                                  ----------------------------------------------------------------
Interest and dividend income:
  Interest and fees on loans                       $          -   $    6,711,968   $            -   $   6,711,968
  Securities:
    Taxable interest income                             338,785          347,304         (72,823)         613,266
    Nontaxable interest income                                -                -                -               -
    Dividends                                                 -          342,739                -         342,739
  Interest-bearing deposits and federal
   funds sold                                                 -           80,212                -          80,212
                                                  ----------------------------------------------------------------
          TOTAL  INTEREST AND
            DIVIDEND INCOME                             338,785        7,482,223         (72,823)       7,748,185
                                                  ----------------------------------------------------------------

Interest expense
  Deposits                                                    -        3,003,908         (30,167)       2,973,741
  Federal Home Loan Bank advances
    and other                                                 -           56,595         (42,656)          13,939
                                                  ----------------------------------------------------------------
          TOTAL  INTEREST EXPENSE
                                                              -        3,060,503         (72,823)       2,987,680
                                                  ----------------------------------------------------------------

          NET INTEREST INCOME                           338,785        4,421,720                -       4,760,505

Provision for loan losses                                     -                -                -               -
                                                  ----------------------------------------------------------------

          NET INTEREST INCOME AFTER
            PROVISION FOR LOAN LOSSES                   338,785        4,421,720                -       4,760,505
                                                  ----------------------------------------------------------------

Other income:
  Equity in undistributed earnings of subsidiary      1,762,676                -      (1,762,676)               -
  Other
                                                              -           19,981          (6,000)          13,981
                                                  ----------------------------------------------------------------

                                                      1,762,676           19,981      (1,768,676)          13,981
                                                  ----------------------------------------------------------------

Other expenses:
  Compensation and employee benefits                          -          897,726                -         897,726
  Occupancy expense                                           -          119,597                -         119,597
  Data processing services                                    -           67,272                -          67,272
  Advertising                                                 -           42,309                -          42,309
  Director fees                                               -          153,450                -         153,450
  Professional fees                                     147,665           83,037                -         230,702
  Charitable contributions                                    -           49,493                -          49,493
  Other                                                  43,963          165,141          (6,000)         203,104
                                                  ----------------------------------------------------------------
                                                        191,628        1,578,025          (6,000)       1,763,653
                                                  ----------------------------------------------------------------

          INCOME BEFORE INCOME TAXES                  1,909,833        2,863,676      (1,762,676)       3,010,833

Income taxes                                             47,000        1,101,000                -       1,148,000
                                                  ----------------------------------------------------------------

          NET INCOME                               $  1,862,833   $    1,762,676   $  (1,762,676)   $   1,862,833
                                                  ================================================================

--------------------------------------------------------------------------------
NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRST CLOVER LEAF FINANCIAL CORP. OR FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE . THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FIRST CLOVER LEAF FINANCIAL CORP. OR FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE SINCE ANY OF THE DATES AS OF WHICH INFORMATION IS FURNISHED HEREIN OR SINCE THE DATE HEREOF.


                             UP TO 5,091,625 SHARES


                        FIRST CLOVER LEAF FINANCIAL CORP.

                          (PROPOSED HOLDING COMPANY FOR
            FIRST FEDERAL SAVINGS & LOAN ASSOCIATION OF EDWARDSVILLE)


                                  COMMON STOCK
                            PAR VALUE $0.10 PER SHARE


                               ------------------

                                   PROSPECTUS

                               ------------------


                             KEEFE BRUYETTE & WOODS


                                  MAY ___, 2006

                                ----------------

       THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY
                             INSURED OR GUARANTEED.

                                ----------------

UNTIL ____________ OR 90 DAYS AFTER COMMENCEMENT OF THE SYNDICATED COMMUNITY OFFERING, IF ANY, WHICHEVER IS LATER, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
--------------------------------------------------------------------------------

PART II:        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Articles 12 and 13 of the Articles of Incorporation of First Clover Leaf Financial Corp. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

        ARTICLE 12. INDEMNIFICATION, ETC. OF DIRECTORS AND OFFICERS.

        A. INDEMNIFICATION. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

        B. PROCEDURE. If a claim under Section A of this Article 12 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article 12 or otherwise shall be on the Corporation.

        C. NON-EXCLUSIVITY. The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, these Articles, the Corporation's Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

        D. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

        E. MISCELLANEOUS. The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

        Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.

        ARTICLE 13. LIMITATION OF LIABILITY. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the Personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ITEM 25.        OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                                                                                     Amount (1)
                                                                                     ----------
        *       Registrant's Legal Fees and Expenses..........................     $    465,000
        *       Clover Leaf Financial's Legal Fees and Expenses...............          150,000
        *       Registrant's Accounting Fees and Expenses.....................           60,000
        *       Clover Leaf Financial's Accounting Fees and Expenses..........           20,000
        *       Clover Leaf Financial's Financial Advisory Fees and Expenses..          170,000
        *       Conversion Agent and Data Processing Fees.....................           15,000
        *       Marketing Agent Fees and Expenses (2).........................          665,000
        *       Appraisal and Business Plan Fees and Expenses.................           76,000
        *       Registrant's Financial Advisory Fees and Expenses.............          120,000
        *       Printing, Postage and Mailing.................................          100,000
        *       Filing Fees (OTS, NASD, Nasdaq and SEC).......................           75,954
        *       Other.........................................................           78,046
                                                                                  -------------
        *       Total ........................................................     $  1,995,000
                                                                                  =============

-----------------
*       Estimated
(1)     Includes expenses related to the acquisition of Clover Leaf Financial
        Corp.
(2) First Clover Leaf Financial Corp. has retained Keefe, Bruyette & Woods, Inc. to assist in the sale of common stock on a best efforts basis in the offerings. Fees are estimated at the maximum of the offering range.

ITEM 26.        RECENT SALES OF UNREGISTERED SECURITIES

                Not Applicable.

ITEM 27.        EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

                The exhibits filed as part of this registration statement are as follows:

        (A)     LIST OF EXHIBITS

1.1 Engagement Letter between First Clover Leaf Financial Corp. and Keefe, Bruyette & Woods, Inc.
1.2 Form of Agency Agreement between First Clover Leaf Financial Corp. and Keefe, Bruyette & Woods, Inc. (1)
2.1     Plan of Conversion and Reorganization (2)
2.2 Agreement and Plan of Reorganization by and between First Federal Financial Services, MHC, First Federal Financial Services, Inc., First Clover Leaf Financial Corp., First Federal Savings & Loan Association of Edwardsville and Clover Leaf Financial Corp. and Clover Leaf Bank (3)
3.1     Articles of Incorporation of First Clover Leaf Financial Corp.
3.2     Bylaws of First Clover Leaf Financial Corp.
4       Form of Common Stock Certificate of First Clover Leaf Financial Corp.
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8       Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick
10.1    Amended and Restated Executive Employment Agreement for Larry W. Mosby
        (2)
10.2    Employment Agreement with Donald Engelke (2)
10.3    Employment Agreement with Dennis M. Terry (2)
10.4    Employment Agreement, with Linda Werner, as amended (2)
10.5    Form of Employment Agreement with Darlene McDonald
10.6    Form of Employment Agreement with Lisa Fowler
10.7    Employee Stock Ownership Plan (4)
10.8    Description of Bonus Plan (5)
21      Subsidiaries of Registrant
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2    Consent of McGladrey & Pullen, LLP
23.3    Consent of Keller & Company, Inc.
24      Power of Attorney (set forth on signature page)
99.1 Appraisal Agreement between First Clover Leaf Financial Corp. and Keller & Company, Inc.
99.2 Business Plan Agreement between First Clover Leaf Financial Corp. and RP Financial, LC.
99.3    Appraisal Report of Keller & Company, Inc. (P) (1),(6)
99.4    Letter of Keller & Company, Inc. with respect to Subscription Rights
99.5    Marketing Materials (1)
99.6    Order and Acknowledgment Form (1)

-------------------------------
(1)     To be filed supplementally or by amendment.
(2) Incorporated by Reference to the Current Report on Form 8-K of First Federal Financial Services, Inc., filed with the Commission on February 6, 2006 (File No. 000-50820).
(3) Incorporated by Reference to the Current Report on Form 8-K of First Federal Financial Services, Inc., filed with the Commission on February 9, 2006 (File No. 000-50820).
(4) Incorporated by Reference to Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of First Federal Financial Services, Inc., filed with the Commission on April 29, 2004 (File No. 333-113615).
(5) Incorporated by Reference to the Registration Statement on Form SB-2 of First Federal Financial Services, Inc., filed with the Commission on March 15, 2004 (File No. 333-113615).
(6) Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

ITEM 28.        UNDERTAKINGS

                The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii)Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) Include any additional or changed material information as the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement as the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

        (3) To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

        (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

                (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

                (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

                (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Edwardsville, State of Illinois on March 13, 2006.

                                     FIRST CLOVER LEAF FINANCIAL CORP.


                                     By: /s/ Larry W. Mosby
                                         ---------------------------------------
                                         Larry W. Mosby
                                         President, Chief Executive Officer and
                                         Director
                                         (Duly Authorized Representative)

                                POWER OF ATTORNEY

        We, the undersigned directors and officers of First Clover Leaf Financial Corp. (the "Company") hereby severally constitute and appoint Larry W. Mosby as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Larry W. Mosby may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Larry W. Mosby shall do or cause to be done by virtue thereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

            SIGNATURES                               TITLE                          DATE


/s/ Larry W. Mosby                    President, Chief Executive               March 13, 2006
--------------------------------      Officer and Director (Principal
Larry W. Mosby                        Executive Officer)

/s/ Donald Engelke                    Senior Vice President and Chief          March 13, 2006
--------------------------------      Financial Officer (Principal
Donald Engelke                        Financial and Accounting Officer)

/s/ Joseph Helms                      Chairman of the Board                    March 13, 2006
--------------------------------
Joseph Helms


/s/ Nina Baird                        Director                                 March 13, 2006
--------------------------------
Nina Baird


/s/ Harry Gallatin                    Director                                 March 13, 2006
--------------------------------
Harry Gallatin


/s/ Dean Pletcher                     Director                                 March 13, 2006
--------------------------------
Dean Pletcher


/s/ Robert Richards                   Director                                 March 13, 2006
--------------------------------
Robert Richards


/s/ Joseph Stevens                    Director                                 March 13, 2006
--------------------------------
Joseph Stevens

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2006

                                                   REGISTRATION NO. 333-________
================================================================================



                     ---------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     ---------------------------------------




                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2




                        FIRST CLOVER LEAF FINANCIAL CORP.
                             EDWARDSVILLE, ILLINOIS



================================================================================

                                  EXHIBIT INDEX

1.1 Engagement Letter between First Clover Leaf Financial Corp. and Keefe, Bruyette & Woods, Inc.
1.2 Form of Agency Agreement between First Clover Leaf Financial Corp. and Keefe, Bruyette & Woods, Inc. (1)
2.1     Plan of Conversion and Reorganization (2)
2.2 Agreement and Plan of Reorganization by and between First Federal Financial Services, MHC, First Federal Financial Services, Inc., First Clover Leaf Financial Corp., First Federal Savings & Loan Association of Edwardsville and Clover Leaf Financial Corp. and Clover Leaf Bank (3)
3.1     Articles of Incorporation of First Clover Leaf Financial Corp.
3.2     Bylaws of First Clover Leaf Financial Corp.
4       Form of Common Stock Certificate of First Clover Leaf Financial Corp.
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered
8       Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick
10.1    Amended and Restated Executive Employment Agreement for Larry W. Mosby
        (2)
10.2    Employment Agreement with Donald Engelke (2)
10.3    Employment Agreement with Dennis M. Terry (2)
10.4    Employment Agreement, with Linda Werner, as amended (2)
10.5    Form of Employment Agreement with Darlene McDonald
10.6    Form of Employment Agreement with Lisa Fowler
10.7    Employee Stock Ownership Plan (4)
10.8    Description of Bonus Plan (5)
21      Subsidiaries of Registrant
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)
23.2    Consent of McGladrey & Pullen, LLP
23.3    Consent of Keller & Company, Inc.
24      Power of Attorney (set forth on signature page)
99.1 Appraisal Agreement between First Clover Leaf Financial Corp. and Keller & Company, Inc.
99.2 Business Plan Agreement between First Clover Leaf Financial Corp. and RP Financial, LC.
99.3    Appraisal Report of Keller & Company, Inc. (P) (1), (6)
99.4    Letter of Keller & Company, Inc. with respect to Subscription Rights
99.5    Marketing Materials (1)
99.6    Order and Acknowledgment Form (1)

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(1)     To be filed supplementally or by amendment.
(2) Incorporated by Reference to the Current Report on Form 8-K of First Federal Financial Services, Inc., filed with the Commission on February 6, 2006 (File No. 000-50820).
(3) Incorporated by Reference to the Current Report on Form 8-K of First Federal Financial Services, Inc., filed with the Commission on February 9, 2006 (File No. 000-50820).
(4) Incorporated by Reference to Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2 of First Federal Financial Services, Inc., filed with the Commission on April 29, 2004 (File No. 333-113615).
(5) Incorporated by Reference to the Registration Statement on Form SB-2 of First Federal Financial Services, Inc., filed with the Commission on March 15, 2004 (File No. 333-113615).
(6) Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.